TABLE OF CONTENTS

Introduction	2
Shareholder Letter	3
Quarterly Overview	4
Financial Insights	8

Financial & Investments Modules
Financial	13
- GAAP Income & Core Earnings	13
- Taxable Income	17
- Capital & Liquidity	19
- Dividends	21
Mark-to-Market Adjustments	23
Residential Real Estate Securities	28
Commercial Real Estate Securities	39
CDO Securities	42
Investments in Sequoia	43
Investments in Acacia	47

Appendix
Accounting Discussion	54
Glossary	57
Financial Tables	65

THE REDWOOD REVIEW 1ST QUARTER 2008	1

INTRODUCTION

Note to Readers:

We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings and our earnings press releases provide information about our financial results in accordance with generally accepted accounting principles (GAAP). We urge you to review these documents which are available through our web site, www.redwoodtrust.com.

This document, called the Redwood Review, provides supplemental information about Redwood through a discussion of many GAAP as well as non-GAAP metrics, such as core earnings, taxable income, and economic book value. We believe that these figures provide additional insight into Redwood’s business and future prospects. In each case in which we discuss a non-GAAP metric, you will find an explanation of how it has been calculated and why we think the figure is important, and a reconciliation between the GAAP and non-GAAP figures. We hope you find the Redwood Review to be helpful to your understanding of our business.

The form and content of the Redwood Review will likely continue to change over time. We welcome your input and suggestions.

Selected Financial Highlights

Quarter: Year	GAAP Income per Share	Core Earnings per Share	Total Taxable Earnings per Share	Adjusted Return on Equity	GAAP Book Value per Share	Core Book Value per Share	Total Dividends per Share
Q106	$1.09	$1.16	$1.44	13%	$38.11	$34.90	$0.70
Q206	$1.20	$0.97	$1.91	14%	$39.13	$35.58	$0.70
Q306	$1.22	$1.20	$1.96	14%	$40.02	$36.38	$0.70
Q406	$1.32	$1.12	$1.45	15%	$37.51	$34.02	$3.70
Q107	$0.66	$1.08	$1.48	8%	$34.06	$34.29	$0.75
Q207	$0.41	$1.35	$1.66	5%	$31.50	$34.40	$0.75
Q307	($2.18)	$1.43	$1.74	(26%)	$5.32	$31.58	$0.75
Q407*	($36.49)	$1.21	$0.91	(610%)	$23.18	$26.24	$2.75
Q108	($5.28)	$0.68**	$0.79	(83%)	$17.89	$20.74	$0.75

* The book values per share are after giving retroactive effect to the adoption of FAS 159 on January 1, 2008. Without giving retroactive effect to FAS 159, the GAAP book value per share and core book value per share were a negative $22.18 and a negative $4.46, respectively.

** Core earnings for this quarter are not directly comparable to core earnings for prior periods due to the adoption of FAS 159.

CAUTIONARY STATEMENT: This Redwood Review contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2007 under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: changes in interest rates; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the availability of high quality assets for purchase at attractive prices; declines in home prices; increases in mortgage payment delinquencies; changes in the level of liquidity in the capital markets which may adversely affect our ability to finance our real estate asset portfolio; changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, rating agency downgrades of securities and increases in the supply of real estate securities available for sale, each of which may adversely affect the values of securities we own; the extent of changes in the values of securities we own and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity; our ability to maintain the positive stockholders’ equity necessary to enable us to pay the dividends required to maintain our status as a real estate investment trust for tax purposes; and other factors not presently identified. This Redwood Review may contain statistics and other data that in some cases have been obtained from or compiled from information made available by servicers and other third-party service providers.

2	THE REDWOOD REVIEW 1ST QUARTER 2008

SHAREHOLDER LETTER

Dear Fellow Shareholders:

We continue to believe that the severe dislocations in the mortgage and financial markets will benefit Redwood and its shareholders in many ways in the longer run. We are on track to capitalize on the opportunities that are opening up for us – taking a balanced approach towards investing in today’s attractive assets while developing new ways to capitalize on our competitive advantages in the real estate markets of the future.

Meanwhile, short-term challenges and volatility remain. Delinquencies continue to grow. Default frequency and loss severities are higher, and realized credit losses are coming through more quickly than we had projected only a few months ago. Prime residential and commercial mortgage pools are sharing the pain, although of course to a far lesser degree than subprime and alt-a residential mortgage pools. Asset prices have continued their descent (although they bounced back somewhat in March and April).

While the near-term costs are higher than expected, they remain manageable given our strong balance sheet and liquidity. At March 31, 2008, we had $257 million of cash, only $2 million of short-term debt, and our investment cash flows remain strong. Unlike many other financial institutions that have been damaged in this credit and liquidity crisis, we do not need to raise capital under highly dilutive terms to survive or to restore our capital adequacy.

The potential for benefit is also greater than we expected, even recently. Since the beginning of the fourth quarter of 2007 through May 5th, we have put $272 million of capital to work at purchase prices that we believe will provide attractive long-term returns. We expect to see multi-year benefits from real estate moving to reasonable valuations, underwriting moving back to historical guidelines, securitization structures and rating agencies moving back to conservatism, competitors less adventurous, the supply of mortgage capital shrinking (making our capital more valuable), and asset pricing more attractive.

Our job is to make sure we invest prudently, develop our businesses, and harvest the benefits in the years ahead for our shareholders.

Thank you for your continued support.

George E. Bull, II	Douglas B. Hansen
Chairman and CEO	President

THE REDWOOD REVIEW 1ST QUARTER 2008	3

QUARTERLY OVERVIEW

First Quarter 2008

Our quarterly overview discussion is more extensive this quarter than in previous periods due to the many factors affecting the real estate and capital markets during the quarter and the impact of new accounting conventions on our reported results of operations. It is our objective in preparing the Redwood Review to promote transparency in our financial disclosure and provide you with information that will enhance your understanding of our complex business and enable you to analyze our performance more effectively. We hope you find this overview discussion and the material that follows informative.

In the first quarter of 2008, the public and private sectors finally began to acknowledge the full depth and complexity of problems in the real estate and capital markets. Initial positive steps have been taken – rate cuts, liquidity infusions, a stimulus package, increasing write-offs, and capital raising initiatives – to address the problems and bring financial stability.

Fixing the mortgage turmoil is not going to be easy and the road ahead will be bumpy. The forces that created this disarray were at work for several years and it is logical to expect that it will take at least a few years to resolve. It is going to be a drawn-out process, intertwined with legal, political, and regulatory issues, that will require structural changes in the credit and capital markets. The correction taking place is healthy and will benefit those companies, such as Redwood, that are prepared and have remained disciplined investors.

During the first quarter, we had several notable accomplishments despite extremely difficult market conditions. We remain challenged, however, by rising credit costs, primarily from residential loans originated in 2006 and 2007.

During the first quarter, we put $65 million of capital to work at what we believe are attractive yield rates. Our investments generated $52 million of cash flow in excess of operating and interest costs. Additionally, the Opportunity Fund described below, which we formed for the purpose of investing in distressed securities, received capital commitments of $46 million from new limited partners.

We invested $38 million in seasoned prime residential securities, $20 million in distressed subprime residential and CDO securities on behalf of the Opportunity Fund, and $7 million to acquire a portion of the investment-grade asset-backed securities (ABS) issued by Acacia entities in 2004 and 2005. Our weighted average cost for these Acacia ABS purchases was 21% of their principal value.

As we had forewarned in previous letters, delinquencies and credit losses increased during the first quarter. We believe we have adequate credit reserves for GAAP purposes, but we are not allowed to establish reserves for tax purposes. Our credit losses for tax purposes were $14 million in the first quarter, up from $5 million in the prior quarter. This increase was due in part to timing considerations as a higher level of short sales of residential mortgages has accelerated loss realization. Nevertheless, our estimates of cumulative losses are also increasing and we expect to realize higher levels of credit losses during the remainder of 2008 and, likely, into 2009. We believe a portion of these credit losses may be recoverable from third parties, including mortgage originators, due to breaches of representations and warranties regarding the mortgage loans underlying our investments in securities. We intend to pursue those remedies to the extent it is appropriate to do so.

Trading activity for real estate securities remained extremely light during the quarter. New residential jumbo securitization activity was at the lowest level in recent years. Origination volume dropped primarily due to rising mortgage rates, tightened underwriting, and declining home sales.

4	THE REDWOOD REVIEW 1ST QUARTER 2008

QUARTERLY OVERVIEW

First Quarter 2008 (continued)

Additionally, buyers of AAA-rated non-agency securities are currently requiring significantly higher yield premiums, thus rendering new securitization activity uneconomic. As a result, banks and other large originators have been forced to hold most of their non-agency residential loans on their balance sheets. Our residential team is working with banks to find innovative ways other than securitization to effect significant credit risk transfers.

We expect that attractive residential credit investment opportunities will come our way as financial institutions slowly restructure their balance sheets and the capital markets resume functioning. We are disciplined long-term investors, and we will invest only at the pace that will enable us to find or create truly attractive opportunities for our shareholders.

While it may take a few quarters for residential credit-sensitive investment opportunities to develop fully, we have recently increased our pace of less credit-sensitive residential investments. Since the end of the first quarter through May 5th, we invested $84 million of capital, primarily to acquire seasoned residential investment-grade securities. We acquired these securities at 72% of face value. Our base case returns, which assume no price appreciation or leverage, fall within our equity hurdle rate of 12% to 18%.

In the first quarter, the commercial real estate finance market was hit hard, after having been somewhat insulated from the severe price declines observed in the residential mortgage markets. Technical forces took hold during this quarter when bearish speculators began driving down prices for commercial securities and their derivatives. Yield spreads on commercial securities quickly rose, becoming more correlated with spreads on residential securities. This has severely affected the commercial securitization markets and originators that use securitization as a financing strategy have been unable to quote competitive new loans to income-property owners.

The economic headwinds facing commercial property owners and their tenants are becoming more severe. Property values continue to fall as capitalization rates on commercial real estate rise. Tightened underwriting standards have made it difficult for some borrowers to refinance their loans at maturity. Still, observable credit deterioration to date has been moderate. Serious delinquencies for U.S. commercial real estate securitizations hit record lows during the first quarter before trending upward in March. We expect that delinquencies will continue to rise and we expect more negative ratings actions and eventual credit losses. We believe wider market spread pricing levels are attractive for some CMBS, despite increased risks, especially for well-protected investment grade securities. There are good opportunities to acquire high-quality CMBS, commercial loans, and other commercial real estate assets producing good yields and bringing significant upside potential once the economy begins to strengthen.

On March 31, 2008, we completed an important step in the expansion of our asset management business by closing the Opportunity Fund with $96 million of capital commitments, including $46 million from new limited partner investors and $50 million from Redwood. From these commitments, actual fundings through quarter-end were $8 million from partners and $40 million from Redwood. The offer and sale of interests in this private fund were not registered under the federal securities laws. This fund was formed to capitalize on the dislocation in the subprime RMBS and CDO markets. Redwood will earn management and incentive fees on the third-party capital invested and earn a return on its direct capital investment. The fund invested $20 million in the first quarter of this year and $22 million during the fourth quarter of 2007. Expansion of our asset management business is an important part of our long-term growth strategy.

THE REDWOOD REVIEW 1ST QUARTER 2008	5

QUARTERLY OVERVIEW

First Quarter 2008 (continued)

Moving on to quarterly results: Mark-to-market (MTM) accounting has, in our opinion, made our earnings under GAAP more difficult to interpret, more volatile, and more divergent from economics. In addition, our core earnings measure has become less meaningful due to FAS 159 and other MTM accounting issues. Alternative measures of results, such as cash flow, taxable income, and changes in economic book value are not simple and require careful analysis and cautious interpretation.

Our reported GAAP loss for the first quarter of 2008 was $172 million (negative $5.28 per share). This loss includes $194 million ($5.96 per share) of net negative market valuation adjustments.

Core earnings were $22 million ($0.68 per share). Core earnings for this quarter are not directly comparable to prior quarters due to the adoption of FAS 159 for the Acacia assets and liabilities. Previously, purchase discount amortization on Acacia assets ($0.21 per share in the fourth quarter of 2007) was included in core income. This component of income is now excluded from core income. We no longer calculate purchase discount amortization for securities in the Acacia entities as it has become, in effect, one of the components of the FAS 159 market valuation adjustments.

Estimated taxable earnings for this quarter were $26 million ($0.79 per share). These taxable earnings included $14 million ($0.41 per share) of charges related to credit losses.

Our economic (total rate of return) earnings during the first quarter were a loss of $3.50 per share. This non-GAAP measure represents the change in our economic book value per share during the quarter after dividends. Economic book value per share reflects the MTM value of all our financial assets at the current bid-side of the market, net of the MTM value of our liabilities at the offer-side. Economic earnings are heavily influenced by short-term movements in market prices, which may or may not reflect changes in expected cash flows. Long-term cash flow generation remains our ultimate goal; unfortunately our progress towards this goal is difficult to measure on a quarterly basis.

Our GAAP book value at March 31, 2008 was $17.89 per share. Our quarter-end estimate of our economic book value was $18.04 per share. The market values of the assets and liabilities underlying our economic book value estimates can be thought of as the discounted net present value calculations of future loss-adjusted cash flows. Changes in market values can be driven by changes in the discount rate as well as by changes in projected cash flows. Based on our estimate of the future loss-adjusted cash flows underlying our calculation of economic book value at March 31, 2008, the overall implied yield for our financial assets (excluding cash) was 32% and for our financial liabilities was 14%.

Details and caveats regarding the use and determination of these calculations, and the reconciliation of non-GAAP measures to GAAP, are found later in this Review.

We expect that GAAP earnings will remain volatile. Early into the second quarter, prices for some real estate securities have increased. This is the first time in a year that prices and spreads have found support. It is still too early to project whether prices will hold, but if they do, GAAP and economic earnings could improve. We may still encounter MTM volatility from our consolidation of the Acacia entities, however, due to the technical valuation methodologies required under FAS 159. In addition, we may recognize additional GAAP impairment losses on residential, commercial, and CDO securities held at Redwood. Negative MTM balance sheet write-downs that have not yet been realized through the income statement totaled $67 million at March 31, 2008. Income statement impairment charges related to these unrealized losses will not affect GAAP book value, since these MTM losses were already deducted from stockholders’ equity at March 31, 2008.

6	THE REDWOOD REVIEW 1ST QUARTER 2008

QUARTERLY OVERVIEW

First Quarter 2008 (continued)

During the first quarter, we raised $10 million through equity sales under our direct stock purchase and dividend reinvestment plan. We ended the first quarter with reported capital of $735 million, including excess capital of $247 million available to make new investments. Our capital base consists of $585 million of common equity and $150 million of subordinated debt due in 2037. The calculation of our excess capital is discussed in the Capital and Liquidity module that follows later in this Review.

Our rate of capital deployment has increased significantly from first quarter levels as noted above. It is difficult to project with precision our rate of capital deployment for the remainder of 2008 as it will depend on the overall level of market trading activity, which could quickly accelerate due to forced liquidations or balance sheet re-structuring by other financial institutions. Our capital deployment will also depend on our success in designing and completing new forms of risk transfers from and credit-enhancements for banks. As we get more clarity around the size and likelihood of these investment opportunities, we will review our options for raising additional capital. Any new capital raised should be accretive to economic book value and should be deployed within a reasonable period of time. Our best estimate is that our current excess capital will take us through the third quarter of 2008.

Our REIT taxable income for 2008 will depend on, among other things, our ability to deploy our excess capital effectively and on the level of realized credit losses. We anticipate that credit losses, as measured for tax purposes, will increase substantially in 2008 relative to our recent experience. If the realization of credit losses becomes concentrated in any one quarter or series of quarters, taxable income may be less than our regular dividend rate. However, the board of directors has indicated it intends to maintain the regular quarterly dividend rate of $0.75 per share during 2008.

Although it is still early in the year and much could change, our best current estimate is that taxable income for 2008, plus taxable income carried over from 2007, will exceed our regular dividend rate for this year. We believe it is unlikely that we will pay a special dividend in 2008, since we currently estimate that any excess taxable income available at year-end is not likely to exceed the amounts that we customarily retain or defer distributing until the next year.

The capital markets appear to be slowly recovering. The fundamentals of loan quality, pricing, and competition have all tipped in our favor. Redwood’s capital and core expertise in credit enhancement has become more valuable in this recovery period. We believe it will continue to be valuable in the future because credit enhancement is necessary for the long-term efficiency and stability of the mortgage market. The capable professionals at Redwood are upbeat and determined. We are stepping forward and helping to rebuild the mortgage business. Every day, we are driven by the opportunities and possibilities that are in front of us.

Martin S. Hughes	Brett D. Nicholas
Chief Financial Officer Co-Chief Operating Officer	Chief Investment Officer Co-Chief Operating Officer

THE REDWOOD REVIEW 1ST QUARTER 2008	7

FINANCIAL INSIGHTS

Components of Book Value

►
The following supplemental non-GAAP balance sheet presents our assets and liabilities as calculated under GAAP and as adjusted to reflect our estimate of economic value. We show our investments in the Sequoia and Acacia securitization entities in separate line items, similar to the equity method of accounting, reflecting the reality that the underlying assets and liabilities owned by these entities are legally not ours. We own only the securities that we have acquired from these entities. This table, except for our estimates of economic value, is derived from the consolidating balance sheet presented on page 11.

Components of Book Value
March 31, 2008
($ in millions, except per share data)

				Management’s Estimated Economic
	As Reported	Adj		Value
Real estate securities (excluding Sequoia and Acacia)
Residential	$$126			$126
Commercial	100			100
CDO	42			42
Subtotal real estate securities	268			268
Cash and cash equivalents	257			257
Investments in Sequoia	146	(54	)(a)	92
Investments in Acacia	68	(19	)(b)	49
Other assets/liabilities, net (d)	(4)			(4)
Subordinated notes	(150)	78	(c)	(72)
Stockholders' Equity	$585			$590

Book Value Per Share	$17.89			$18.04

(a)
Our actual Sequoia investments consist of CES, IGS, and IOs acquired by Redwood from the Sequoia entities. We calculated the $92 million estimate of economic value for these securities using the same valuation process that we followed to fair value all other real estate securities. In contrast, the $146 million of GAAP carrying value of these investments represents the difference between residential real estate loans owned by the Sequoia entities and the asset-backed securities (ABS) issued by those entities to third party investors. We account for these loans and ABS issued at cost, not at fair value. This is the primary reason for the $54 million disparity between the GAAP carrying value and our estimate of economic value.

(b)
Our actual Acacia investments consist of equity interests, and to a lesser extent ABS issued, that we acquired from the Acacia entities. The $49 million estimate of economic value of our investment interests in the Acacia entities represents the net present value of projected cash flows from our Acacia investments and management fees discounted at 45%, except for the CDO ABS that we recently repurchased at substantial discounts from face value, which are valued at cost. The reason for the difference between economic and GAAP carrying values is complex and relates to a significant difference in valuation methodology. This difference is discussed in detail in the Investments in Acacia section in this Review.

(c)
We have issued $150 million of 30-year subordinated notes at an interest rate of LIBOR plus 225 basis points. Under GAAP, these notes are carried at cost. Economic value is difficult to estimate with precision as the market of the notes is currently inactive. We estimated the $72 million economic value using the same valuation process used to fair value our other financial assets and liabilities. Estimated economic value is $78 million lower than our GAAP carrying value because given the significant overall contraction in credit availability and re-pricing of credit risk, if we had issued these subordinated notes at March 31, 2008, investors would have required a substantially higher interest rate.

(d)
Other assets/liabilities, net are comprised of real estate loans of $5 million, restricted cash of $11 million, and other assets of $24 million, less Redwood debt of $2 million, dividend payable of $25 million, and other liabilities of $17 million.

8	THE REDWOOD REVIEW 1ST QUARTER 2008

FINANCIAL INSIGHTS

Real Estate Securities

►
Total real estate securities (excluding our investments in Sequoia and Acacia) were $268 million at March 31, 2008, of which $232 million were held at Redwood and $36 million were held in the Opportunity Fund.

►	The table below provides product type and vintage information regarding the $232 million of securities at Redwood at March 31, 2008.

Real Estate Securities at Redwood
Excludes Investments in Sequoia and Acacia and Securities at Opportunity Fund
March 31, 2008
($ in millions)

	2004 &
	Earlier	2005	2006	2007	2008	Total
Residential
Prime
IGS	$4	$1	$9	$-	$6	$20
CES	48	15	5	8	2	78
Prime Total	52	16	14	8	8	98
Alt-a
IGS	-	-	1	4	-	5
CES	1	4	1	3	-	9
OREI	-	-	2	1	-	3
Alt-a Total	1	4	4	8	-	17
Subprime
IGS	1	-	-	-	-	1
CES	-	-	-	1	-	1
Subprime Total	1	-	-	1	-	2
Residential Total	$54	$20	$18	$17	$8	$117

Commercial CES	$16	$21	$48	$15	$-	$100

CDO IGS	$7	$7	$-	$1	$-	$15
Total at Redwood	$77	$48	$66	$33	$8	$232

►
In the first quarter, we acquired $38 million of securities for Redwood's portfolio. These included $10 million of prime residential credit-enhancement securities (CES) and $28 million of prime residential investment grade securities (IGS). We acquired these securities at attractive prices equal to an average of 37% of face value.

►
For GAAP balance sheet purposes, we are required to value securities using bid-side marks (an exit price). Bid/offer spreads are generally wide for these illiquid securities, and in today’s turbulent market, spreads are particularly wide. We reduced the carrying (market) value of the $38 million of our new investments by $11 million below our investment cost at March 31, 2008 primarily as a result of the bid/offer spread difference.

►
Over 80% of our investments in real estate securities at March 31, 2008 were residential and commercial CES. These securities bear most of the credit risk with respect to the underlying loans that were securitized. We acquire CES at a significant discount to principal value as credit losses could reduce or totally eliminate the principal value of these bonds. Our return on these investments is based on how much principal and interest we receive and how quickly we receive it. In an ideal environment we would experience fast prepayments and low credit losses allowing us to recover a substantial part of the discount as income. Conversely, in the least beneficial environment, we would experience slow prepayments and high credit losses.

THE REDWOOD REVIEW 1ST QUARTER 2008	9

FINANCIAL INSIGHTS

Real Estate Securities (continued)

►
We provide additional discussion and analysis regarding the adequacy of our credit reserves and the potential earnings upside from an increase in prepayments in the residential and commercial real estate securities modules that follow.

►	The following table presents the components of GAAP carrying value (which equals fair value determined in accordance with GAAP) for residential and commercial CES at Redwood.

Credit Enhancement Securities at Redwood
Excludes Investments in Sequoia and Acacia and Securities at Opportunity Fund
March 31, 2008
($ in millions)

	Residential
	Prime	Alt-a	Commercial

Current face	$538	$217	523
Unamortized discount, net	(61)	(1)	(37)
Discount designated as credit reserve	(358)	(205)	(378)
Amortized cost	119	11	108
Unrealized gains	3	0	2
Unrealized losses	(44)	(2)	(10)
Total Carrying value of CES at Redwood	$78	$9	$100
Carrying value as a percentage of face	14%	4%	19%

►	We also own $1 million subprime CES with a face value of $36 million.

►	The table below provides product type and vintage information regarding the $36 million of securities held by the Opportunity Fund at March 31, 2008.

Securities at Opportunity Fund
March 31, 2008
($ in millions)

	2004 &
	Earlier	2005	Total
Residential Subprime IGS	$9	$-	$9

CDO IGS	$17	$10	$27

Total at Opportunity Fund	$26	$10	$36

►
In the first quarter, we acquired $20 million of IGS for the Opportunity Fund, which included $12 million CDO IGS and $8 million in subprime IGS. We acquired these securities at an average price of 43% of face value.

10	THE REDWOOD REVIEW 1ST QUARTER 2008

FINANCIAL INSIGHTS

Consolidating Balance Sheet

►
GAAP requires us to produce a balance sheet that consolidates the assets and liabilities of the Sequoia and Acacia securitization entities (which had a combined $8.1 billion of assets and $7.9 billion of liabilities) even though the assets are owned by the securitization entities and the liabilities are obligations of the securitization entities payable only from the cash flows generated by the assets owned by the entities.

►
The table below shows the consolidating components of our consolidated balance sheet at March 31, 2008. The purpose of this presentation is to show the effect each of the components had on our consolidated shareholders' equity at March 31, 2008. The Acacia and Sequoia components represent investments and are not separate business segments.

Consolidating Balance Sheet
March 31, 2008
($ in millions)
	Redwood
	and				Redwood
	Opportunity Fund	Sequoia	Acacia	Intercompany	Consolidated
Real estate loans	$5	$6,751	$19	$-	$6,775
Real estate securities	268	-	1,014	(88)	1,194
Non-real estate investments	-	-	79	-	79
Cash and cash equivalents	257	-	-	-	257
Total earning assets	530	6,751	1,112	(88)	8,305
Investment in Sequoia	146	-	-	(146)	-
Investment in Acacia	68	-	-	(68)	-
Other assets	35	49	157	-	241
Total Assets	$779	$6,800	$1,269	$(302)	$8,546
Redwood debt	$2	$-	$-	$-	$2
Asset-backed securities issued - Sequoia	-	6,632	-	(88)	6,544
Asset-backed securities issued - Acacia	-	-	1,046	-	1,046
Other liabilities	42	22	155	-	219
Subordinated notes	150	-	-	-	150
Total Liabilities	194	6,654	1,201	(88)	7,961
Total Stockholders’ Equity	585	146	68	(214)	585
Total Liabilities and Stockholders’ Equity	$779	$6,800	$1,269	$(302)	$8,546

THE REDWOOD REVIEW 1ST QUARTER 2008	11

FINANCIAL INSIGHTS

Cash Flow

►
As a supplement to our Consolidated Statement of Cash Flows included in our Quarterly Report on Form 10-Q, we have included the table below that details the sources and uses of our cash for the first quarter. This table excludes the gross cash flows generated by our securitization entities, but does include the cash flow generated by our investments in those entities.

Redwood
Sources and Uses of Cash
First Quarter 2008 Activity
Sources:
Cash from investments	$70
Equity raised	10
Acacia management fees	2
3rd party funds (Opp Fund)	8
Total Sources	90
Uses:
Acquisitions	(65)
Dividends paid	(25)
Operating expenses paid	(15)
Subordinated notes interest expense	(3)
Redwood debt paydown	(6)
Changes in working capital	(3)
Restricted cash held by Opp. Fund	(6)
Total Uses	(123)
Net Uses of Cash	$(33)
Beginning Cash Balance at 12/31/07	$290
Ending Cash Balance at 03/31/08	$257

►
The cash generated by our investments is one of the financial metrics on which we focus. In the first quarter our investments generated cash from principal and interest payments of $70 million. The net investment cash flow after deducting subordinated note interest expense of $3 million and cash operating expenses of $15 million was $52 million.

►	Our investments at Redwood generated $40 million of cash, and our direct investments in Sequoia and Acacia generated $23 million and $7 million of cash, respectively.

►
Other sources of cash included $10 million of equity sales under our direct stock purchase and dividend reinvestment plan, $2 million of management fees, and $8 million from the Opportunity Fund’s third-party investors.

►	The primary uses of cash this quarter were $65 million for acquisitions and $25 million for the payment of dividends.

12	THE REDWOOD REVIEW 1ST QUARTER 2008

GAAP INCOME & CORE EARNINGS

Summary

What is this?

GAAP income is income calculated under generally accepted accounting principles in the United States.

Core earnings is a profitability measure that highlights earnings that we believe are more likely to be ongoing in nature. In calculating core earnings, we start with GAAP income and then exclude realized gains and losses on calls and sales, unrealized market value adjustments, and one-time items that are unlikely to be repeated. Table 2 in the Appendix shows a reconciliation of core earnings to GAAP income.

Quarterly Update

►
The GAAP loss of $172 million for the first quarter, or $5.28 per share, was primarily due to $194 million ($5.96 per share) of negative market valuation adjustments. Market valuation adjustments are discussed in detail in the Mark-to-Market Adjustments module later in this Review.

►	The table below provides a summary of our GAAP (loss) income for the first quarter of 2008, the fourth quarter of 2007, and the first quarter of 2007.

	For the Quarter Ended
GAAP Income ($ millions)	Mar-08	Dec-07	Mar-07

Interest income	$168	$202	$215
Interest expense	(128)	(153)	(168)
Net interest income before market valuation adjustments	40	49	47

Market valuation adjustments, net	(194)	(1,119)	(10)
Net Interest (loss) Income	(154)	(1,070)	37

Operating expenses	(16)	(16)	(18)
Realized gains (losses) on sales	-	7	-
Realized gains on calls	-	-	1
Credit (provision) for taxes	(2)	2	(2)

GAAP (loss) income	$(172)	$(1,077)	$18

GAAP (loss) income per share	$(5.28)	$(36.49)	$0.66

►
Net interest income before market valuation adjustments for the first quarter decreased by $9 million from the previous quarter. The decline resulted from slower prepayments on residential loans underlying our CES, increased credit provisions on loans owned by Sequoia, and the impact of our adoption of a new accounting standard, FAS 159, on January 1, 2008.

THE REDWOOD REVIEW 1ST QUARTER 2008	13

GAAP INCOME & CORE EARNINGS

Quarterly Update (continued)

►
Total market valuation adjustments were $194 million in the first quarter, down significantly from $1.1 billion in the fourth quarter. The primary reason for the reduction in the level of negative market valuation adjustments was the fair value option election under FAS 159 which now permits us to MTM both the assets and liabilities of Acacia.

►	Operating expenses remained at the same level as in the prior quarter.

►	We accrue for income taxes throughout the year based on our estimates of taxable income and our planned distribution and retention of this income.

►	The following tables detail the components of our consolidated income statements for the first quarter of 2008 and the fourth quarter of 2007.

Consolidating Income Statement
Three Months Ended March 31, 2008
($ in millions)

					Redwood
	Redwood	Sequoia	Acacia	Elimination	Consolidated
Interest income	$24	$94	$48	$(2)	$164
Net discount (premium) amortization	12	(7)	-	-	5
Total interest income	36	87	48	(2)	169
Management fees	-	-	1	-	1
Interest expense	(3)	(83)	(45)	2	(129)
Net interest income before market valuation adjustments	$33	$4	$4	$-	$41
Market valuation adjustments, net	(167)	-	(27)	-	(194)
Net interest (loss) income	(134)	4	(23)	-	(153)
Operating expenses	(17)	-	-	-	(17)
Realized gains on sales and calls, net	-	-	-	-	-
Income from Sequoia	4	-	-	(4)	-
Loss from Acacia	(23)	-	-	23	-
Provision for income taxes	(2)	-	-	-	(2)
Net (Loss) Income	$(172)	$4	$(23)	$19	$(172)

Consolidating Income Statement
Three Months Ended December 31, 2007
($ in millions)

					Redwood
	Redwood	Sequoia	Acacia	Elimination	Consolidated
Interest income	$26	$110	$55	$(2)	$189
Net discount (premium) amortization	11	(7)	7	-	11
Total interest income	37	103	62	(2)	200
Management fees	-	-	2	-	2
Interest expense	(3)	(96)	(56)	2	(153)
Net interest income before market valuation adjustments	34	7	8	-	49
Market valuation adjustments, net	(130)	-	(989)	-	(1,119)
Net interest (loss) income	(96)	7	(981)	-	(1,070)
Operating expenses	(16)	-	-	-	(16)
Realized gains on sales and calls, net	9	-	(2)	-	7
Income from Sequoia	7	-	-	(7)	-
Loss from Acacia	(983)	-	-	983	-
Provision for income taxes	2	-	-	-	2
Net (Loss) Income	$(1,077)	$7	$(983)	$976	$(1,077)

14	THE REDWOOD REVIEW 1ST QUARTER 2008

GAAP INCOME & CORE EARNINGS

Quarterly Update (continued)

►
Market valuation adjustments were greater in the first quarter on securities we hold as available-for-sale (AFS) than the prior quarter as credit performance continued to deteriorate and we no longer believe some of the valuations will return to cost on many of these illiquid securities within a reasonable period. We expect the amount of future impairments at Redwood to decline since we have permanently impaired the majority of our earning assets. Our CES have been written down to 15% of face value at March 31, 2008. More detailed information about our accounting impairments is found in the Mark-to-Mark Adjustments section of this Review.

►
Market valuation adjustments at Acacia were negative $27 million in the first quarter reflecting the net changes in the fair values of the assets and liabilities within these securitization entities. Under FAS 159 accounting, these changes flow through the income statement. In the fourth quarter of 2007, prior to the adoption of FAS 159, the market valuation adjustments of negative $1.0 billion consisted only of impairments on certain of Acacia's assets and did not reflect any offsetting change in value of the associated Acacia liabilities.

►
Net interest income from Sequoia securitization entities was $3 million lower in the first quarter than the prior quarter as a result of a $4 million increase in provisions for credit losses partially offset by lower premium amortization from slower prepayment speeds.

►
For Acacia, net interest income before market valuation adjustments in the first quarter declined by $4 million from the previous quarter, primarily as the result of the adoption of FAS 159. We now only include the cash coupon on the assets less the cash expense on the ABS issued in net interest income. Previously, net interest income included discount amortization, which in the fourth quarter of 2007, totaled $7 million. Under FAS 159, this amount is effectively included in the market valuation adjustments of these assets.

THE REDWOOD REVIEW 1ST QUARTER 2008	15

GAAP INCOME & CORE EARNINGS

Quarterly Update (continued)

►	The table below provides a summary of our core earnings for the first quarter of 2008, the fourth quarter of 2007, and the first quarter of 2007.

	For the Quarter Ended
Core Earnings	Mar-08	Dec-07	Mar-07

Interest income	$168	$202	$215
Interest expense	(128)	(153)	(168)
Net interest income	40	49	47

Market valuation adjustments, net	-	-	-
Net interest (loss) income	40	49	47

Operating expenses	(16)	(15)	(15)
Realized gains (losses) on sales	-	-	-
Realized gains on calls	-	-	-
Credit (provision) for taxes	(2)	2	(2)

Core earnings	$22	$36	$30

Core earnings per share	$0.68	$1.21	$1.08

►
Our first quarter core earnings were $0.68 per share. The reasons for the decrease in the level of core earnings from prior periods include the impact of the adoption of FAS 159, higher loan loss provisions, and slower prepayments on residential loans underlying our CES.

►
Core earnings for this quarter of 2008 are not directly comparable to core earnings for prior quarters due to the adoption of FAS 159 for Acacia entities. Prior to the first quarter, purchase discount amortization on Acacia assets ($0.21 per share in the fourth quarter of 2007) was included in core income. This component of income is now excluded from core income. We no longer calculate purchase discount amortization for securities in the Acacia entities since it has become, in effect, one of the components of the FAS 159 mark-to-market adjustments.

16	THE REDWOOD REVIEW 1ST QUARTER 2008

TAXABLE INCOME

Summary

What is this?

Total taxable income is our pre-tax income as calculated for tax purposes. Total taxable income differs materially from GAAP income. Table 3 in the Appendix reconciles these two profitability measures.

REIT taxable income is the primary determinant of the minimum amount of dividends we must distribute in order to maintain our tax status as a real estate investment trust (REIT). REIT taxable income is pre-tax profit, as calculated for tax purposes, excluding taxable income earned at our non-REIT taxable subsidiaries. Over time, we must distribute at least 90% of our REIT taxable income as dividends.

For our quarterly taxable earnings estimates, we project our taxable earnings for the year based upon various assumptions of events that will occur during the year. However, some of the events that could have significant impact on our taxable earnings are difficult to project, including the amount and timing of credit losses, prepayments, and employee stock option exercises. Thus, our quarterly taxable earnings are likely to remain volatile.

Quarterly Update

►	Total taxable income for the first quarter of 2008 was $26 million, or $0.79 per share. REIT taxable income was $25 million, or $0.76 per share, in the first quarter of 2008.

►
Our taxable income decreased from the prior quarter by $3 million. Our first quarter taxable earnings included $14 million of charges related to credit losses, an increase of $9 million over the previous quarter. In addition, discount amortization for tax purposes decreased by $8 million from the fourth quarter to the first quarter primarily as the result of slower prepayments speeds. Offsetting these decreases in income was the fact that the fourth quarter included $14 million of write downs of assets for tax purposes.

►
Our REIT taxable income for 2008 will depend on, among other things, our ability to deploy our excess capital effectively and on the level of realized credit losses. We anticipate that credit losses, as measured for tax purposes, will increase substantially in 2008 relative to our recent experience. If the realization of credit losses becomes concentrated in time, taxable income alone in any one quarter or series of quarters may be less than our regular dividend rate.

►
Our taxable income continues to be higher than our GAAP income as we are not permitted to establish credit reserves for tax purposes and we do not generally recognize changes in market values of assets for tax purposes until the asset is sold. As a result of these differences at March 31, 2008, the tax basis of our residential, commercial, and CDO CES at Redwood was $377 million higher than our GAAP basis. Future credit losses will have a more significant impact on our taxable income than on our GAAP income.

►
The tax basis on Sequoia IOs we own is $55 million. Most of the underlying pools of loans have paid down or will pay down within the next year to levels where they are callable. When these are called, losses on these IOs will be incurred and our taxable income and dividend distribution requirements will decrease. The actual losses will depend on the tax basis at the time of any calls as the monthly cash flows received on these IOs in the interim will reduce their cost basis. At this time, we do not anticipate calling Sequoia deals in 2008.

THE REDWOOD REVIEW 1ST QUARTER 2008	17

TAXABLE INCOME

Quarterly Update (continued)

►	The charts below provide a summary of our total taxable income per share and REIT taxable income per share for each for the nine most recently completed fiscal quarters.

18	THE REDWOOD REVIEW 1ST QUARTER 2008

CAPITAL & LIQUIDITY

Summary

What is this?

We use capital to fund our operations, invest in earning assets which are primarily credit sensitive and illiquid, fund working capital, and meet lender capital requirements with respect to collateralized borrowings.

Through our internal risk-adjusted capital policy, we allocate a prudent level of capital for our earning assets to meet liquidity needs that may arise. In most cases, the amount of allocated capital is equal to 100% of the fair value of the asset. Any capital that exceeds our risk-adjusted capital guideline amount is excess capital that can be invested to support business growth.

Our capital base includes common equity plus $150 million of subordinated notes.

Declines in the fair value of assets do not have a large effect on excess capital, as asset value declines reduce equally both available capital and capital required for these investments.

The chart below provides a summary of our aggregate capital at work and excess capital for each of the fiscal quarters noted.

Quarterly Update

►
At March 31, 2008, we had $247 million of excess capital, a decrease from $282 million at December 31, 2007, and an increase from the $114 million we had a year ago. The decrease in excess capital over the past quarter reflects our investment activity in the first quarter.

►
Our net liquid assets at March 31, 2008 totaled $263 million and included $257 of unrestricted cash, $4 million of unsecuritized residential real estate loans at fair value, and $4 million of AAA-rated securities at fair value, less $2 million of Redwood debt.

THE REDWOOD REVIEW 1ST QUARTER 2008	19

CAPITAL & LIQUIDITY

Quarterly Update (continued)

►
At March 31, 2008, our total available capital, defined as the sum of our excess capital plus our invested capital, amounted to $660 million, compared to $793 million at January 1, 2008 upon the adoption of FAS 159. The decline reflects market value adjustments on our employed capital. Our total available capital of $660 million differs from our GAAP capital (equity plus long-term debt) of $735 million because we adjust our GAAP capital for "economic" value changes to our investments in Sequoia and Acacia (as discussed on page 8) and we deduct net other assets and liabilities.

►	Capital employed decreased in the first quarter by $83 million to $413 million mainly as a result of market value declines that were partially offset by $65 million of new acquisitions.

►
We are long-term investors and we fund most of our investments with equity. We acquire our securities at discounts, and in many cases substantial discounts to face value, and we model a range of expected cash flows that we expect to collect over the life of each security. To the extent the fair values of our investments are lower or higher from time to time is of little consequence to us provided the cash flows remain within our range of expectations.

►
The high level of excess capital and liquidity over the past several quarters reflects our intention to maintain a strong balance sheet during a time of market distress and our strategic decision to sell lower yielding, higher rated assets to position us to acquire higher yielding assets with the potential for more upside return. Over time, we expect our excess capital and net liquidity to decline as we fund new investments. However, as most of our investments are funded with equity, we have less need to maintain a large liquidity position.

20	THE REDWOOD REVIEW 1ST QUARTER 2008

DIVIDENDS

Summary

What is this?

We have established a regular quarterly dividend rate at a level we believe is likely to be sustainable unless realized credit losses rise dramatically or our business economics decline materially for some other reason. Distributions in excess of the regular dividend rate, if any, are typically paid in a fourth quarter special dividend.

Quarterly Update

►	On March 5, 2008, we declared a regular dividend of $0.75 per share for the second quarter payable on April 21, 2008 to shareholders of record on March 31, 2008.

* Projected

THE REDWOOD REVIEW 1ST QUARTER 2008	21

DIVIDENDS

Quarterly Update (continued)

►	Total dividend distributions over the last four quarters were $5.00 per share, which included a $2.00 special dividend paid to shareholders on December 7, 2008.

►
The amount of special dividends in 2008, if any, will depend upon the level of taxable income. With rising credit losses (for which there are no credit reserves for tax accounting), we do not currently anticipate paying a special dividend in 2008.

►	Our dividend yield at the current regular annual dividend rate of $3.00 per share at the close of the market on May 1, 2008, was 8.26%.

►
Over the past several years, we have distributed 100% of REIT capital gains income and 90% of REIT ordinary income, retaining 10% of the ordinary REIT income. We retain 100% of the after-tax income we generate in taxable subsidiaries. All of our dividend distributions in 2007 were ordinary income and we do not expect any capital gain distributions in 2008.

►
As in prior periods, we are currently planning to retain a portion and defer the distribution of all or a portion of any excess REIT taxable income earned in 2008.

At March 31, 2008, we had $47 million ($1.43 per outstanding share) of undistributed REIT taxable income that we anticipate distributing in 2008.

22	THE REDWOOD REVIEW 1ST QUARTER 2008

MARK-TO-MARKET ADJUSTMENTS

Market Conditions

►
During the first quarter of 2008, residential and commercial real estate prices remained under pressure and borrower delinquencies and defaults escalated. Additionally, banks and Wall Street firms substantially reduced their extension of credit and slashed advance rates for collateralized borrowings, even for repurchase borrowings backed by Fannie Mae and Freddie Mac securities. The combination of deteriorating credit fundamentals together with the contraction in market liquidity caused prices for real estate securities to record their steepest quarterly decline since the mortgage credit crisis began over a year ago.

►
The capital markets for non-agency residential and commercial mortgages essentially shut down during the quarter. New residential non-agency securitizations were at their lowest level in several years and trading activity of existing securities through the mortgage capital markets remained extremely light.

►
Market unrest peaked in early March. The actions by the Fed and the Treasury to reduce systemic financial risk, the 75 basis point rate cut in the federal funds rate, the opening of the Fed discount window to certain broker/dealers, and the reduction in the excess capital requirements for Fannie Mae and Freddie Mac appear to have reduced the substantial pressure that had built up and restored some stability to the markets. Trading remains light, but prices for real estate securities seem to be holding. We would caution that it is still early in this credit cycle and this stability may be temporary.

►
The table below illustrates the additional interest rate spread that investors have required to compensate for the perceived credit risk of various types of residential mortgage-backed securities (RMBS) and commercial mortgage-backed securities (CMBS).

►
For some assets, declines in fair values reflect the near-certainty of serious credit losses being realized. For others, significant future losses may not occur, but there is a perceived increase in the risk of loss resulting in a lower value. Finally, many assets are not at serious risk of loss but their declining value largely reflects a limited number of observed sales in the market. Many of the sales that did occur were by distressed sellers resulting in further downward pressure on market prices.

THE REDWOOD REVIEW 1ST QUARTER 2008	23

MARK-TO-MARKET ADJUSTMENTS

Accounting Discussion

►	The accounting rules regarding MTM accounting are complex and may not clearly reflect the underlying economics. This topic is more fully discussed in the Accounting Discussion module in the Appendix.

►
At Redwood, where we hold most of our securities as available-for-sale for accounting purposes, MTM changes that are other-than-temporary flow through our income statement while MTM changes that are temporary are charged to equity.

►
For accounting purposes, we consolidate the balance sheets and income statements of the Acacia securitization entities. On January 1, 2008, we adopted a new accounting standard, FAS 159, and elected to fair value both the assets and liabilities of the Acacia entities. In accordance with FAS 159, we recorded a one-time, cumulative-effect adjustment to our January 1, 2008 opening balance sheet that decreased the carrying value of Acacia liabilities by $1.5 billion and increased equity. This new standard significantly reduces the disparity that existed between GAAP carrying value and our previous estimates of economic value.

►
For Sequoia, we are required to consolidate the assets and liabilities, which we report at amortized cost. Thus, there was no effect on our financial statements from changes in fair values of Sequoia's loans or ABS issued.

►
Financial Tables 19A, 19B, and 19C in the back of this Review detail the fair value of residential, commercial, and CDO securities at Redwood, the Opportunity Fund, and Acacia as a percentage of their face value as of March 31, 2008.

24	THE REDWOOD REVIEW 1ST QUARTER 2008

MARK-TO-MARKET ADJUSTMENTS

Impact on Redwood

►
The tables below detail the MTM adjustments on securities held at Redwood and the Opportunity Fund (excluding Sequoia and Acacia) by underlying collateral type and by vintage. Net MTM adjustments were a negative $146 million in the first quarter of 2008.

Mark-To-Market Adjustments on Securities
at Redwood and Opportunity Fund (Excluding Sequoia and Acacia)
By Underlying Collateral Type
Three Months Ended March 31, 2008
($ in millions)
			Loans, OREI &		MTM
	IGS	CES	Derivatives	Total	Percent (a)
Residential
Prime	$(10)	$(56)	$(1)	$(67)	(40)%
Alt-a	(5)	(13)	(2)	(20)	(53)%
Subprime	(1)	(1)	(1)	(3)	(21)%
Residential total	(16)	(70)	(4)	(90)
Commercial	-	(47)	-	(47)	(32)%
CDO	(1)	(2)	-	(3)	(6)%
Interest rate agreements & other derivatives	-	-	(6)	(6)
Total mark-to-market adjustments	$(17)	$(119)	$(10)	$(146)

By Vintage & Equity
						Loans &
	<= 2004	2005	2006	2007	2008	Derivatives	Total

Total mark-to-market adjustments	$(35)	$(22)	$(34)	$(38)	$(10)	$(7)	$(146)

MTM percent (a)	(22)%	(22)%	(27)%	(34)%	(43)%

(a)
This percentage represents the MTMs taken as a percentage of the reported fair values at the beginning of the period, or purchase price if acquired during the period. It is intended to highlight the price declines by collateral type for the three months ended March 31, 2008. These price declines are specific to our portfolio and may not be indicative of price declines in the market in general.

►
Under GAAP, we value securities using bid-side markets (an exit price). Bid/offer spreads are generally wide for illiquid securities, and in today's turbulent market, spreads are especially wide. This difference in bid/offer spreads is the primary reason we recorded $11 million of negative MTM adjustments on purchases made in the first quarter.

►	The following table shows the MTM impact on our balance sheet and income statement in the first quarter.

Mark-to-Market Adjustments on Securities
at Redwood and Opportunity Fund (Excluding Sequoia and Acacia)
Balance Sheet and Income Statement Effect
Three Months Ended March 31, 2008
($ in millions)
Redwood
Balance Sheet Effect
Adjustment to OCI	$21
Income Statement Effect
Market valuation adjustments
FVO assets	(13)
Impairment on AFS securities	(144)
Changes in fair value on trading instruments	(10)
Total income statement effect	(167)
Total mark-to-market adjustments	$(146)

THE REDWOOD REVIEW 1ST QUARTER 2008	25

MARK-TO-MARKET ADJUSTMENTS

Impact on Redwood (continued)

►
During the first quarter, there were gross negative market value adjustments of $167 million, and net adjustments of negative $146 million after reversing $21 million of prior period temporary adjustments from equity (other comprehensive income) as shown in the table above.

►	The table below shows the first quarter MTM adjustments for the assets and liabilities at Acacia subesquent to the adoption of FAS 159 on January 1, 2008.

MTM Adjustments on Acacia Assets and Liabilities
Three Months Ended March 31, 2008
($ in millions)

Assets
Real estate securities and Loans	$(787)
Interest rate agreements and other derivatives	(50)
Liabilities
ABS issued	810
Net mark-to-market adjustments	$(27)

►
During the first quarter, market prices for the assets collateralizing our CDOs and the related debt declined further due to elevating credit concerns and a market in which there was very light trading volume.

►	At Acacia, the entire net negative $27 million of MTM adjustments were reflected in the income statement as required by FAS 159.

►
As a result of the measurement techniques required by FAS 159, we expect to encounter some MTM earnings volatility in the future as a result of the consolidation of Acacia entities. We expect this volatility to be significantly less than we encountered in prior periods. This complex topic is more fully discussed in the Investments in Acacia module later in this Review.

26	THE REDWOOD REVIEW 1ST QUARTER 2008

MARK-TO-MARKET ADJUSTMENTS

Mark-to-Market Valuation Process

►
The fair values we use for our assets and liabilities reflect what we believe we would realize if we chose to sell our securities or would have to pay if we chose to buy back our asset-backed securities (ABS) issued liabilities. Establishing fair values is inherently subjective and is dependent upon many market-based inputs, including observable trades, information on offered inventories, bid lists, and indications of value obtained from dealers. Obtaining fair values for securities is especially difficult for illiquid securities (such as ours), and is made more difficult when there is limited trading visibility, as was the case in recent months. Where there are observable sales, many of them are from distressed sellers, and their sales tend to further depress asset prices. For these reasons, we expect market valuations to continue to be highly volatile.

►
Fair values for our securities and ABS issued are dependent upon a number of market-based assumptions, including future interest rates, prepayment rates, discount rates, credit loss rates, and the timing of credit losses. We use these assumptions to generate cash flow estimates and internal values for each individual security.

►
We request indications of value (marks) from dealers every quarter to assist in the valuation process. For March 31, 2008, we received dealer marks on 71% of the assets and 82% of our liabilities on our consolidated balance sheet. One major dealer that we have used in prior periods provided no marks.

►
One of the factors we consider in our valuation process is our assessment of the quality of the dealer marks we receive. Dealers remain inundated with requests for quarter-end marks, and there continues to be limited observable trading information for them to rely upon. Thus, their marks were most likely generated by their own pricing models for which they did not share their inputs and we had little insight into their assumptions.

►
Furthermore, the dealers continue to heavily qualify the information they send to us. The qualifications include statements to the effect that the markets are very volatile and are characterized by limited trading volume and poor price transparency, and in many cases, an increasing number of valuations are model-based due to a lack of observable trades.

►
Our valuation process relied on our internal values to estimate the fair values of our securities at March 31, 2008. In the aggregate, our internal valuations of the securities on which we received dealer marks were 29% lower than the aggregate dealer marks at March 31, 2008. Our internal valuations of our ABS issued on which we received dealer marks were 14% lower than the aggregate dealer marks at March 31, 2008.

THE REDWOOD REVIEW 1ST QUARTER 2008	27

RESIDENTIAL REAL ESTATE SECURITIES

Summary

What is this?

Redwood invests in securities that are backed by pools of residential real estate loans. These  are primarily CES, and also include IGS and other real estate investments (OREI). Most of our  investments in residential real estate securities are backed by prime residential loans and some are backed by alt-a or subprime loans. The following discussion refers only to the residential securities owned by Redwood and the Opportunity Fund, exclusive of the loans and securities owned by Sequoia and Acacia and Redwood’s investments in Sequoia and Acacia.

Quarterly Update

►
Our residential securities portfolio declined by $48 million (or 30%) from $160 million to $112 million in the first quarter.This decrease was primarily due to negative market value adjustments partially offset by $38 million of residential prime securities acquisitions.

►
From a total market perspective, new securitizations of prime jumbo residential loans totaled $6 billion in the first quarter, a 71% decline from the fourth quarter, and a 91% decline from the year-ago period. Despite market conditions, we successfully worked with our banking partners to provide liquidity on three new prime securitizations. We purchased all of the CES securities ($5 million invested) and part of the IGS securities ($10 million invested) from these securitizations. Our base case returns, which assume no price appreciation or leverage, fall within our equity hurdle rate range of 12% to 18%.

►
We remained active participants in the secondary mortgage markets, although market liquidity was hindered by forced liquidations and systemic credit concerns. We acquired $10 million of prime CES and $7 million of prime IGS from seasoned vintages during the quarter. We also acquired $1 million of prime CES and $10 million of prime IGS from 2006 and 2007 vintages at significant discounts to face value. While we are focused on building our prime credit enhancement business, we plan to accelerate our investments in new and seasoned prime IGS.

►
The credit performance of our residential securities worsened during the first quarter. Prime and alt-a CES originated prior to 2005 continued to perform within our range of expectations, while newer vintage CES (acquired prior to the third quarter of 2007) continued to perform worse than expected. In almost all pools of loans, we are experiencing increases in loan delinquencies and losses. Our GAAP credit reserve balances are reassessed quarterly for changes in our loss expectations.

28	THE REDWOOD REVIEW 1ST QUARTER 2008

RESIDENTIAL REAL ESTATE SECURITIES

Quarterly Update (continued)

►
Turmoil in the housing markets remains a significant concern. Home prices, as measured by the S&P/Case-Shiller Home Price Index (composite-10), were down 13.6% at the end of February from a year ago, and the index has declined for 20 consecutive months. Foreclosure filings were up 57% in March from a year ago, according to Realty Trac, marking the 27th consecutive month of year-over-year increases.

►
Prepayment rates on the residential loans in our portfolio declined or remained at low levels during the first quarter. The overall slowdown in refinancing activity has been largely due to increases in mortgage rates, declines in housing values, and tightening in underwriting standards. Prepayment speeds on prime residential ARMs and negative amortization mortgages declined to a 23% rate in the first quarter, compared to 32% in the fourth quarter. Prime residential hybrid loans prepaid at a 12% rate in the first quarter, compared to 10% in the fourth quarter. Prime residential alt-a option ARMs prepaid at a 16% rate in the first quarter, down from 21% in the fourth quarter.

►
The new agency jumbo loan purchase programs (with loan limits of up to $729,750) began in April. Fannie Mae recently announced pricing of its jumbo loan product at 39 basis points over its conforming rate, as of April 17, 2008. This is encouraging, considering that recent premiums required by portfolio lenders have been about 150 basis points or more. It is still too early to assess the impact that these programs will have on new purchases and refinancings, however, as jumbo borrowers will face tighter underwriting guidelines, higher documentation standards, and declining home prices over the coming quarters.

THE REDWOOD REVIEW 1ST QUARTER 2008	29

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

What is this?

Prime securities are mortgage-backed securities backed by high-credit quality residential loans. The borrowers typically have high FICO credit scores. The loans have relatively low loan-to-value (LTV) ratios. The following discussion refers only to the prime securities at Redwood, exclusive of any prime securities owned by Acacia and Redwood’s investments in Sequoia.

Quarterly Update

►	The following table presents the activity in our prime securities portfolio during the first quarter of 2008.

Prime Securities at Redwood
First Quarter Activity
(by market value, $ in millions)

Market Value at December 31, 2007	$129
Acquisitions	38
Transfers to / from other portfolios	1
Principal payments	(15)
Discount amortization	10
Changes in fair value, net	(65)
Market Value at March 31, 2008	$98

►	Total interest income generated by our prime securities was $17 million in the first quarter. Annualized interest income over our average amortized cost for prime securities was 26%.

►
At March 31, 2008, our prime portfolio had an amortized cost of 25% of principal value and a fair value as reported on our balance sheet of 14% of principal value. The table below presents rating and vintage information of the prime securities in our portfolio at March 31, 2008.

Prime Securities at Redwood
By Rating and Vintage
March 31, 2008
(by market value, $ in millions)
		<=2004	2005	2006	2007	2008	Total
IGS	AAA	$1	$-	$-	$-	$-	$1
	AA	1	-	-	-	3	4
	A	-	-	9	-	1	10
	BBB	2	1	-	-	2	5
IGS		4	1	9	-	6	20
CES	BB	12	7	2	3	1	25
	B	15	2	1	3	1	22
	NR	21	6	2	2	-	31
CES Total		48	15	5	8	2	78
Total		$52	$16	$14	$8	$8	$98

By Loan Type and Vintage
	<=2004	2005	2006	2007	2008	Total
ARM	$4	$-	$-	$-	$-	$4
Fixed	14	-	9	4	4	31
Hybrid	31	13	4	3	4	55
Option Arm	3	3	1	1	-	8
Total	$52	$16	$14	$8	$8	$98

30	THE REDWOOD REVIEW 1ST QUARTER 2008

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

Quarterly Update (continued)

►
Our prime CES portfolio is generally concentrated in more seasoned assets (62% of our portfolio by current market value) originated in 2004 and earlier. Although delinquencies are currently rising across all vintages, our seasoned CES are still performing within our original expectations.  Much of our invested principal has already been returned on these securities, diminishing the impact of rising loan delinquencies on overall performance. For 2005 and later vintages (38% of our portfolio), the performance of our investments is generally worse than our original expectations. These securities have not benefited from a period of high principal repayments and appreciating home prices, and are therefore more exposed to rising delinquencies. The delinquency chart on the following page illustrates delinquency rates on our prime CES by loan vintage.

►
The principal value credit losses on prime CES were $11 million during the quarter and were charged against our designated credit reserve. The losses were larger than expected and resulted from a combination of higher loss severities on foreclosed properties, shorter foreclosure periods, and increases in the number of short sales. The increase in short sales had the effect of accelerating losses, but the realized loss severity on short sales averaged 20% compared to 32% from foreclosure sales.

►
For tax purposes, losses on prime securities were $4 million ($0.13 per share). This deduction is less than the principal value of credit losses incurred on the underlying loans as we own most of our credit sensitive assets at a tax basis that is substantially less than par value.

►
For GAAP purposes, we designate credit reserves on CES that we classify as available-for-sale. Our designated GAAP credit reserves for prime CES were $357 million ($10.91 per share) at March 31, 2008, an increase of $69 million for the quarter. This increase was due to $23 million new acquisitions and $11 million of credit losses, and $57 million resulting from our reassessment of credit reserves on some recent vintage prime CES. The summary-level information below presents our weighted-average credit reserve balances on prime CES, as designated by loan vintage and credit rating.

THE REDWOOD REVIEW 1ST QUARTER 2008	31

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

Quarterly Update (continued)

Credit Reserve Analysis - Prime CES at Redwood
By current rating, by vintage
March 31, 2008
($ in millions)

		<=2004		2005		2006		2007		2008		Total
		Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans
BB
	Face	$43	0.47%	$30	0.33%	$6	0.07%	$16	0.30%	$6	0.44%	$101	0.30%
	Unamortized discount	(13)		(14)		(1)		3		(3)		(28)
	Discount designated as credit reserve	(6)	0.07%	0	0.00%	(2)	0.03%	(15)	0.29%	0	0.02%	(23)	0.07%
	Unrealized gains (losses)	(12)		(9)		(1)		(1)		(2)		(25)
	Market value	$12		$7		$2		$3		$1		$25

	Overall credit protection to BB CES		0.73%		0.43%		1.00%		0.39%		0.59%		0.66%

B
	Face	$45	0.09%	$15	0.24%	$11	0.28%	$23	0.14%	$5	0.28%	$99	0.12%
	Unamortized discount	(11)		(4)		0		2		0		(13)
	Discount designated as credit reserve	(13)	0.02%	(8)	0.14%	(10)	0.27%	(22)	0.13%	(3)	0.22%	(56)	0.07%
	Unrealized gains (losses)	(6)		(1)		0		0		(1)		(8)
	Market value	$15		$2		$1		$3		$1		$22

	Overall credit protection to B CES		0.28%		0.23%		0.45%		0.36%		0.31%		0.30%

Unrated
	Face	$151	0.51%	$91	0.40%	$51	0.24%	$41	0.22%	$4	0.31%	$338	0.36%
	Unamortized discount	(25)		1		2		2		0		(20)
	Discount designated as credit reserve	(100)	0.34%	(82)	0.37%	(51)	0.24%	(41)	0.22%	(4)	0.31%	(278)	0.30%
	Unrealized (losses) gains	(5)		(4)		0		0		0		(9)
	Market value	$21		$6		$2		$2		$-		$31

►
The above charts can be used to analyze our credit reserves relative to existing credit trends. For example, the chart above shows that serious delinquencies on 2004 and prior vintage CES are currently 0.40% of collateral loan balances. If we assume a default rate of seriously delinquent loans of 70% and a loss severity of 35%, total expected credit losses from these delinquencies would equal 0.10% of current collateral loan balances. Credit reserves on 2004 and prior vintage unrated CES currently total 0.34% of collateral balances (as shown in the table above). Under this scenario, our credit reserves could absorb the losses from the existing seriously delinquent loans at March 31, 2008, plus another 0.24% of future losses.

32	THE REDWOOD REVIEW 1ST QUARTER 2008

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

Quarterly Update (continued)

►
The following chart breaks out our prime portfolio loan types by weighted average interest rate, as well as our estimate of conforming and non-conforming (i.e., jumbo) balances as of March 31, 2008. This chart illustrates how our portfolio might be affected by refinancing activity from a reduction in interest rates, the temporary increases in GSE conforming loan limits, or a combination of both. The bottom two charts show current interest rates and are helpful when analyzing the loan rates in our portfolio. We estimate that approximately 40% of the principal amount of the jumbo loans in our portfolio will be eligible for purchase by the GSEs based only on the higher GSE conforming loan limit and that half of these would meet the underwriting criteria including loan-to-value ratios. The decision by these borrowers to refinance their loans will largely be dependent on their current mortgage rates relative to the new rates offered by the GSEs.

Prime CES at Redwood
Composition by Product Type, Vintage and Balance
March 31, 2008 (a)

	<= 2004		2005		2006		2007		2008		Total
Product	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate	% of Balance	Wtd Avg Loan Rate
Hybrid	48%	4.79%	55%	5.38%	39%	6.14%	27%	6.33%	12%	6.35%	46%	5.17%
ARM(b)	7%	6.30%	<1%	6.28%	2%	5.52%	<1%	6.43%	--	--	4%	6.27%
Fixed	5%	5.58%	7%	6.03%	11%	6.33%	43%	6.39%	88%	6.54%	11%	6.12%
Option-ARM	4%	6.63%	21%	6.84%	33%	7.09%	20%	7.32%	--	--	13%	6.96%
Jumbo(c)	63%		84%		85%		91%		100%		73%

Hybrid	17%	6.63%	11%	6.53%	6%	5.61%	1%	6.41%	--	--	13%	6.61%
ARM(b)	6%	6.34%	<1%	6.01%	<1%	6.43%	<1%	6.47%	--	--	3%	6.32%
Fixed	12%	6.39%	2%	6.48%	<1%	7.28%	2%	7.56%	--	--	7%	6.90%
Option-ARM	2%	5.74%	3%	5.68%	8%	6.72%	6%	7.15%	--	--	3%	5.85%
Conforming	37%		16%		15%		9%		--		27%

(a) The product percentages differ from other tables as the table above represents our exposure on a loan balance basis and others are on a market value basis.
(b) ARMs are indexed to one or six month LIBOR and have a weighted average margin of 1.71%.
(c) We estimate that 40% of the jumbo bucket consists of loans that would become newly conforming based on size under the economic stimulus plan.

THE REDWOOD REVIEW 1ST QUARTER 2008	33

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

Quarterly Update (continued)

►	The chart below shows the trends in our residential prime CES prepayment speeds, which have been declining for our adjustable-rate mortgages and remain at low speeds for our fixed and hybrid loans.

►
The degree of refinancing activity is important to consider, since our credit reserves provide protection on securities that we have purchased at a substantial discount to principal face amounts. All things being equal, faster prepayments would benefit these investments by accelerating the collection of principal and potential recovery of credit reserves. Any resulting transfer of credit reserve amounts to unamortized discount status has the effect of increasing GAAP yields and interest income over time.

34	THE REDWOOD REVIEW 1ST QUARTER 2008

RESIDENTIAL REAL ESTATE SECURITIES

Prime Securities Portfolio

Quarterly Update (continued)

►
We believe the loan characteristics of our prime portfolio set forth below illustrate the high quality of these loans, including relatively low LTV ratios and high FICO scores. As the following table also illustrates, we have geographically diverse pools of prime loans that are generally seasoned over three years.

Residential Prime CES at Redwood
Underlying Loan Characteristics
as of March 31, 2008

Number of loans	303,657	Wtd Avg FICO	736
Total loan face ($ in millions)	127,183	FICO: 621 - 660	4%
Average loan size ($ in 1000's)	$419	FICO: 661 - 700	15%
		FICO: 701 - 740	27%
Southern CA	26%	FICO: > 740	51%
Northern CA	23%	Unknown	3%
Florida	6%
New York	6%	Conforming at origination %	25%
Georgia	2%	> $1 MM %	10%
New Jersey	3%
Other states	34%	2nd home %	6%
		Investment home %	2%
2008 origination	<1%
2007 origination	8%	Purchase	42%
2006 origination	14%	Cash out refi	25%
2005 origination	22%	Rate-term refi	33%
2004 origination and earlier	56%
		Full doc	49%
Wtd Avg Original LTV	69%	No doc	7%
Original LTV: 0 - 50	13%	Other (limited, etc)	41%
Original LTV: 50 - 60	12%	Unknown	3%
Original LTV: 60. - 70	22%	2-4 family	1%
Original LTV: 70 - 80	50%	Condo	11%
Original LTV: 80 - 90	2%	Single family	88%
Original LTV: 90 - 100	1%

THE REDWOOD REVIEW 1ST QUARTER 2008	35

RESIDENTIAL REAL ESTATE SECURITIES

Alt-A Securities Portfolio

What is this?

Alt-a securities are residential mortgage-backed securities backed by loans that generally have higher credit-quality characteristics than subprime, but lower credit-quality characteristics than prime. The following discussion reflects only the alt-a securities at Redwood, exclusive of any alt-a securities owned by Acacia.

Quarterly Update

►	The following table presents the activity in our alt-a securities portfolio during the first quarter of 2008.

Alt-a Securities at Redwood
First Quarter Activity
(by market value, $ in millions)

Market Value at December 31, 2007	$41
Acquisitions	-
Principal payments	(5)
Discount amortization	2
Changes in fair value, net	(21)
Market Value at March 31, 2008	$17

►
Our residential alt-a securities portfolio declined to $14 million in the first quarter, primarily due to negative market value changes. We acquired less than $1 million of alt-a securities during the quarter.

►	Total interest income generated by our alt-a securities was $8 million in the quarter, which produced an annualized yield of 85% based on our average amortized cost of the securities.

►
At March 31, 2008 our alt-a CES portfolio had an average basis amortized cost of 5% of principal value and a fair value as reported on our balance sheet of 4% of principal value. The table below provides information on the alt-a securities in our portfolio.

Alt-a Securities at Redwood
By Rating and Vintage
March 31, 2008
(by market value, $ in millions)
		<=2004	2005	2006	2007	2008	Total
IGS	AAA	$-	$-	$-	$2	$-	$2
	AA	-	-	-	-	-	-
	A	-	-	-	1	-	1
	BBB+	-	-	-	-	-	-
	BBB	-	-	1	-	-	1
	BBB-	-	-	-	1	-	1
IGS		-	-	1	4	-	5
CES	BB	-	-	-	-	-	-
	B	-	-	-	2	-	2
	NR	1	4	1	1	-	7
CES Total		1	4	1	3	-	9
OREI	RES	-	-	-	1	-	1
	NIM	-	-	2	-	-	2
OREI		-	-	2	1	-	3
Total		$1	$4	$4	$8	$-	$17

By Loan Type and Vintage
	<=2004	2005	2006	2007	2008	Total
ARM	$-	$-	$-	$-	$-	$-
Fixed	-	-	-	1	-	1
Hybrid	1	-	2	4	-	7
Option Arm	-	4	2	3	-	9
Total	$1	$4	$4	$8	$-	$17

36	THE REDWOOD REVIEW 1ST QUARTER 2008

RESIDENTIAL REAL ESTATE SECURITIES

Alt-a Securities Portfolio

Quarterly Update (continued)

►
Seriously delinquent loans underlying alt-a CES increased during the quarter from 2.75% to 4.49% of original balances and 5.59% to 9.51% of current balances. Delinquency trends on alt-a CES continue to increase at a rate more severe than we originally anticipated. Our credit reserves for these securities reflect our current loss assumptions.

►
Principal value credit losses on alt-a CES were $16 million during the quarter and were charged against our GAAP credit reserve. For tax purposes, losses on alt-a securities were $5 million ($0.15 per share). This deduction is less than the principal value of credit losses incurred on the underlying loans as we own most of our credit sensitive assets at a tax basis that is substantially less than par value.

►
Our designated GAAP credit reserves for alt-a CES was $206 million ($6.26 per share) at March 31, 2008, a net increase of $10 million for the quarter due to the credit losses ($16 million) and our reassessment of credit reserves on some recent vintage alt-a CES ($26 million).

►
The summary-level information below presents weighted-average credit reserve balances by principal value, segmented by loan vintage and credit rating. Since credit reserves are set on a security level basis, poorly performing securities can distort the aggregate balances and averages.

Credit Reserve Analysis - Alt-a Securities at Redwood
By current rating, by vintage
March 31, 2008
($ in millions)

		<=2004		2005		2006		2007		2008		Total
		Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans
BB
	Face	$1	1.12%	$-	-	$-	-	$3	0.37%	$-	-	$4	0.49%
	Unamortized discount	(1)		0		0		0		0		(1)
	Discount designated as credit reserve	0	0.33%	0		0		(3)	0.37%	0		(3)	0.36%
	Unrealized gains (losses)	0		0	-	0	-	0	-	0	-	0
	Market value	$-		$-		$-		$-		$-		$-

	Overall credit protection to BB CES		1.92%		-		-		2.57%		-		2.47%

B
	Face	$-	-	$2	0.94%	$16	1.34%	$39	0.54%	$-	-	$57	0.67%
	Unamortized discount	0		(1)		0		1		0		0
	Discount designated as credit reserve	0	-	(1)	0.39%	(16)	1.27%	(39)	0.54%	0	-	(56)	0.64%
	Unrealized gains (losses)	0		0		0		1		0		1
	Market value	$-		$-		$-		$2		$-		$2

	Overall credit protection to B CES		-		2.28%		1.40%		1.44%		-		1.45%

Unrated
	Face	$20	0.60%	$38	0.63%	$40	1.11%	$58	0.67%	$-	-	$156	0.72%
	Unamortized discount	(3)		1		0		1		0		(1)
	Discount designated as credit reserve	(16)	0.48%	(34)	0.57%	(39)	1.07%	(58)	0.67%	0	-	(147)	0.68%
	Unrealized (losses) gains	0		(1)		0		0		0		(1)
	Market value	$1		$4		$1		$1		$-		$7

►	Please see page 32 for an explanation of the table and chart above.

THE REDWOOD REVIEW 1ST QUARTER 2008	37

RESIDENTIAL REAL ESTATE SECURITIES

Alt-a Securities Portfolio

Quarterly Update (continued)

►
Some poorly performing pools of loans underlying some of our securities are significantly increasing the aggregate delinquencies. The amount of losses that an alt-a security can absorb is limited to the principal face amount of that security. Since each pool of loans is independent, high losses from a particular pool will have no impact on the other pools of loans underlying other securities in our portfolio, but could have a significant impact on the aggregate delinquencies shown in our analysis.

►	Prepayment speeds for alt-a CES continued to decline in the first quarter, as shown in the following chart:

►	Below is a table that details the characteristics of the underlying alt-a loans that we credit enhance.

Residential Alt-A CES at Redwood
Underlying Loan Characteristics
as of March 31, 2008
Number of loans	44,860	Wtd avg FICO	705
Total loan face ($ in millions)	17,658	FICO: <= 620	1%
Average loan size ($ in 1000's)	$394	FICO: 621 - 660	15%
		FICO: 661 - 700	32%
Southern CA	31%	FICO: 701 - 740	27%
Northern CA	21%	FICO: > 740	24%
Florida	11%	Unknown	1%
New York	3%
Georgia	1%	Conforming at origination %	43%
New Jersey	3%	> $1 MM %	16%
Other states	30%
		2nd home %	7%
2008 origination	0%	Investment home %	11%
2007 origination	24%
2006 origination	24%	Purchase	35%
2005 origination	29%	Cash out refi	43%
2004 origination and earlier	23%	Rate-term refi	22%

Wtd avg original LTV	78%	Full doc	15%
Original LTV: 0 - 50	3%	No doc	1%
Original LTV: 50 - 60	5%	Other (limited, etc)	75%
Original LTV: 60 - 70	16%	Unknown/not categorized	9%
Original LTV: 70 - 80	64%
Original LTV: 80 - 90	9%	2-4 family	5%
Original LTV: 90 - 100	3%	Condo	11%
		Single family	84%

38	THE REDWOOD REVIEW 1ST QUARTER 2008

COMMERCIAL REAL ESTATE SECURITIES

Commercial Securities Portfolio

What is this?

We invest in securities that are backed by pools of commercial real estate loans. The following discussion refers only to the commercial securities owned by Redwood, exclusive of any commercial securities owned by Acacia.

Quarterly Update

►
Our commercial securities portfolio declined by $47 million (or 30%) from $147 million to $100 million in the first quarter due to negative market value changes. We did not purchase any commercial securities in the first quarter of 2008, or during the last three quarters. We are carefully monitoring developments and trends in commercial real estate and positioning ourselves to expand our commercial business.

►
The commercial securitization market remained largely inactive during the first quarter, reflecting a substantial reduction in liquidity and a negative investor sentiment. Yields on fixed rate AAA-rated CMBS continued to rise through March, forcing issuers to raise loan interest rates offered to borrowers. A steady decline in origination volume resulted in new CMBS of less than $5 billion in the first quarter of 2008, compared to $61 billion in the first quarter of 2007.

►
Financing costs for property acquisitions have increased, resulting in higher capitalization rates and declining property values. Stricter underwriting standards and fewer refinance alternatives will likely result in more extensions and defaults on maturing loans. On the positive side, our commercial CES is primarily backed by longer term fixed-rate loans, with few loans scheduled to mature in the near term.

►
The credit performance of our commercial securities generally remained stable during the first quarter, but economic headwinds lie ahead for borrowers and corporate tenants. We experienced some deterioration in expected cash flows on commercial CES, as losses on certain loans in 2006 and 2007 vintage securities are likely to occur sooner than we originally expected.

►
According to Fitch, serious delinquencies (60+ days) for $562 billion of loans backing rated securitizations in the U.S. increased to 0.33% in March from a record low of 0.27% in January. We expect further increases in delinquency levels throughout the year. Rating agency downgrades outpaced upgrades in February 2008 for the first time since February 2003, with 63 bonds downgraded and 53 bonds upgraded. We believe negative ratings actions will continue throughout 2008 as the rating agencies reassess collateral performance for newer vintages.

THE REDWOOD REVIEW 1ST QUARTER 2008	39

COMMERCIAL REAL ESTATE SECURITIES

Commercial Securities Portfolio

Quarterly Update (continued)

►
Our commercial securities portfolio consists of CES investments that we fund with equity. The types of loans backing these securities are typically fixed-rate with 10-year average lives. The following table presents our commercial securities portfolio by credit rating and vintage. The vintage shown is the year the securitization was completed and may include commercial real estate loans originated in an earlier year.

Commercial Securities at Redwood
Rating & Vintage
March 31, 2008
(by market value in $ millions)
	<= 2004	2005	2006	2007	2008	Total
BB+	$2	$-	$1	$2	$-	$5
BB	2	-	2	-	-	4
BB-	1	-	3	1	-	5
B+	-	-	3	2	-	5
B	-	-	1	1	-	2
B-	-	-	3	3	-	6
NR	11	21	35	6	-	73
Total CES	$16	$21	$48	$15	$-	$100

►	Total interest income generated by our commercial securities was $5 million for the first quarter, which resulted in an annualized yield on our average amortized cost of 10.9%.

►
The overall credit performance of commercial securities portfolio weakened slightly during the first quarter. Total serious delinquencies (60 days+) were $227 million, or 0.42% of the $55 billion of commercial loans that we credit enhance, an increase from 0.30% of the current balance at December 31, 2007. Included in these delinquencies are $129 million of loans contained within securities with a cumulative fair value of $9 million.

►
Principal credit losses on our commercial CES of $38,000 during the quarter were charged against our credit reserve. For tax purposes, realized losses on commercial securities were $14,000 in the first quarter. This deduction is less than the principal value of credit losses incurred on the underlying loans, as we own our commercial CES at a tax basis that is substantially less than par value.

►
Our GAAP credit reserve for commercial CES was $378 million ($11.56 per outstanding share) at March 31, 2008, an increase of $60 million for the quarter due to the reassessment of future credit losses on certain securities.

40	THE REDWOOD REVIEW 1ST QUARTER 2008

COMMERCIAL REAL ESTATE SECURITIES

Commercial Securities Portfolio

Quarterly Update (continued)

►
When assessing commercial credit reserves, it is important to consider that fixed rate commercial loans do not usually prepay like residential loans due to various early refinancing disincentives for borrowers. These loans typically perform very well in their early stages, while experiencing a greater risk of default near maturity when borrowers are forced to obtain new financing. Because of this dynamic, we maintain our initial credit reserve levels on commercial CES until we are confident that late-term defaults are highly unlikely. This leads to reported GAAP yields in the early years that may not accurately reflect the economic returns that will eventually be realized over the life of these investments.

►
The summary-level information below presents weighted-average credit reserve balances by principal value, designated by loan vintage and credit rating. Please see page 32 for an explanation of the table and chart below.

Credit Reserve Analysis - Commercial CES at Redwood
By current rating, by vintage
March 31, 2008
($ in millions)

		<=2004		2005		2006		2007		2008		Total
		Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans
BB
	Face	$9	0.09%	$-	-	$23	0.13%	$15	0.11%	$-	-	$47	0.11%
	Unamortized discount	(1)		0		(17)		(12)		0		(30)
	Discount designated as credit reserve	0	-	0	-	0	-	0	-	0	-	0	0.00%
	Unrealized gains (losses)	(3)		0		0		0		0		(3)
	Market value	$5		$-		$6		$3		$-		$14

	Overall credit protection to BB CES		3.37%		-		2.14%		2.00%		-		2.36%

B
	Face	$-	-	$-	-	$34	0.17%	$27	0.19%	$-	-	$61	0.17%
	Unamortized discount	0		0		(27)		(22)		0		(49)
	Discount designated as credit reserve	0	-	0	-	0	0.00%	0	0.00%	0	-	0	0.00%
	Unrealized gains (losses)	0		0		0		1		0		1
	Market value	$-		$-		$7		$6		$-		$13

	Overall credit protection to B CES		-		-		1.42%		1.27%		-		1.36%

Unrated
	Face	$49	0.58%	$124	0.61%	$204	1.10%	$37	1.01%	$-	-	$414	0.81%
	Unamortized discount	(2)		4		34		6		0		42
	Discount designated as credit reserve	(36)	0.44%	(102)	0.50%	(203)	1.10%	(37)	1.01%	0	-	(378)	0.75%
	Unrealized (losses) gains	0		(6)		0		0		0		(6)
	Market value	$11		$20		$35		$6		$-		$72

►	As noted earlier, a few poorly performing loans are significantly increasing the aggregate delinquencies in our portfolio.

THE REDWOOD REVIEW 1ST QUARTER 2008	41

CDO SECURITIES

Summary

What is this?

We invest in securities issued from CDO securitizations sponsored by third parties. Typically, the collateral pool underlying these securities consists of a mixture of residential and commercial investment-grade securities and near IGS. CDO securities from third parties are primarily owned by our Acacia entities, and, on a going forward basis, may be acquired for the Opportunity Fund; however, Redwood does, on occasion, and may continue to acquire certain CDO securities. This module addresses only the CDO securities held at Redwood.

Quarterly Update

►	We did not acquire any CDO securities for Redwood in the first quarter. At the end of the quarter, our CDO portfolio totaled $15 million after we recorded $6 million of impairments in the quarter.

►	Total interest income generated by CDO securities was $1 million for the first quarter and annualized interest income over our average amortized cost was 15%.

►
New issuance and secondary market trading activity was virtually nonexistent during the quarter for asset-backed securities CDOs. As a result, market pricing transparency for CDOs is extremely poor, making fair values for our CDO portfolio difficult to determine.

42	THE REDWOOD REVIEW 1ST QUARTER 2008

INVESTMENTS IN SEQUOIA

Summary

What is this?

Sequoia entities are independent securitization entities that acquire residential mortgage loans and create and issue ABS backed by these loans. Most of the loans that Sequoia entities acquire are prime-quality loans. Most of the investment-grade rated ABS created by Sequoia are sold to third party investors. Redwood usually acquires most of the CES and occasionally acquires the interest-only securities (IOs). Acacia also acquires some CES, IOs, and IGS issued by Sequoia. Although Redwood’s investment in Sequoia entities is relatively small and limited, the loans and ABS issued by Sequoia are shown on our consolidated financial statements. Redwood’s investments in these entities do not appear on our balance sheet as an asset – rather it is reflected as the difference between the consolidated assets of Sequoia and the consolidated Sequoia ABS issued to third parties.

Redwood’s credit risk is limited to its investment in the CES Redwood acquires from the Sequoia entities. Each Sequoia entity is independent from the others, thus the performance of any one Sequoia entity will not affect any other Sequoia entity.

Over the years, Sequoia securitizations have created significant profits for Redwood. These profits have two underlying economic components: the profit or loss created at the time of securitization on those ABS sold to investors and the returns earned over time on the securities that we retained as investments. For GAAP purposes, both of these components are recognized over time through net interest income.

For the past several years, approximately 97% of the ABS issued by Sequoia were sold to third parties, 2% were sold to Acacia, and 1% were sold to Redwood.

Quarterly Update

►	As of March 31, 2008, we had 38 Sequoia transactions outstanding.

►
Due to the turbulence in the mortgage markets and concerns over credit performance, AAA buyers are now requiring a much higher yield to compensate for actual or perceived risk. If we were to buy loans and securitize them at current AAA price levels, the transaction would result in a significant loss. Consequently, since July 2007, we have not acquired loans and have not completed new Sequoia securitizations. We do believe the prime non-agency securitization market will likely be one of the first structured markets to return; however, until the market stabilizes and the AAA bid improves, we do not anticipate completing any new Sequoia transactions.

►
The GAAP carrying value of Redwood’s investments in Sequoia is $146 million at March 31, 2008. This is reflected on our balance sheet as the difference between residential loans of $6.8 billion and ABS issued of $6.6 billion. Both the loans and ABS issued are carried at their cost basis.

►
Our estimated fair value of Sequoia securities that Redwood owns at March 31, 2008 was $92 million. This consists of $67 million of IOs, $19 million of CES, and $6 million of IGS. We used the same valuation process to value the Sequoia securities as we did for third party securities (as described on page 27). Our IOs are all rated AAA, the IGS we own are mostly AA-rated, and the CES are rated BB, B, and unrated.

THE REDWOOD REVIEW 1ST QUARTER 2008	43

INVESTMENTS IN SEQUOIA

Quarterly Update (continued)

►
The primary difference between our GAAP carrying value and the fair value of our investments in Sequoia is that for several years the loan premium amortization expenses as calculated under GAAP have not kept pace with prepayments. For a portion of these loans, our GAAP amortization method is linked more closely to short-term interest rates. As short-term interest rates decline, which they did during the quarter, we expect premium amortization for this portion of the loan portfolio to increase. Loan premium amortization expenses, a component of interest income, was $8 million in the first quarter. We ended the quarter with a $6.8 billion carrying value of loans and a principal loan balance of $6.7 billion for an average basis of 100.81%.

►	Cash generated by our investments in Sequoia during this quarter totaled $23 million.

►	Net interest income for Sequoia was $4 million in the first quarter.

►
Seriously delinquent loans increased from $68 million to $84 million in the first quarter, an increase from 0.96% to 1.25% of current balances. The largest increases in delinquencies were from loans originated in 2006 and 2007 as displayed in the chart below. We expect delinquencies on residential loans to continue to increase.

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At March 31, 2008, our loan loss reserve was $24 million, or 0.36% of the current loan balance, an increase of $6 million in the quarter. Our credit provision for loans was $8 million in the first quarter of 2008, compared to $5 million in the fourth quarter of 2007. The increase in the credit provision was attributable to higher delinquencies. We had net charge-offs of $2 million in each of the first quarter of 2008 and the fourth quarter of 2007.

►
As a result of rising delinquencies and concerns about future performance, certain of the ABS issued by Sequoia have been downgraded by credit rating agencies. Specifically, ABS issued by two Sequoia entities in 2006 and 2007 were downgraded and two are on negative watch. Redwood’s investment in these affected Sequoia entities totals $6 million.

44	THE REDWOOD REVIEW 1ST QUARTER 2008

INVESTMENTS IN SEQUOIA

Quarterly Update (continued)

►
Unlike our investments in Acacia, our investments in Sequoia are not subject to cash flow disruptions due to rating downgrades. However, many of our investments represent the first, second, and third loss securities and as such will absorb the initial losses in these pools of residential loans.

►
ARM loans held by Sequoia entities, representing 67% of the aggregate loan portfolio, are indexed to LIBOR. In the first quarter, prepayment rates on these loans declined to 25% constant prepayment rate (CPR) from the fourth quarter rate of 27% CPR.

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Nearly all of the hybrid loans held by Sequoia entities, representing 33% of the aggregate loan portfolio, are still in their initial fixed-rate period. Prepayment rates on these loans increased slightly to 12% CPR in the first quarter from an average of 10% CPR in the fourth quarter.

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For tax accounting, the Sequoia securities we own are treated like securities we purchase from third parties. Due to tax accounting rules, for many years we have not been able to expense IO premiums as quickly as the changes to their fair value. As of March 31, 2008, the tax basis of our IOs was $55 million. In 2008, we expect to recognize little taxable income from our IOs. However, the basis in these IOs will decline over time as cash flows are received and the remainder of the basis will be expensed at the time the IOs are called.

THE REDWOOD REVIEW 1ST QUARTER 2008	45

INVESTMENTS IN SEQUOIA

Quarterly Update (continued)

►
We hold call option rights on all our Sequoia transactions. The call option gives us the right, but not the obligation, to retire the ABS issued at par and take possession of the underlying loans. Currently we have 15 Sequoias that are callable and one more will become callable by the end of the year. Given the current mortgage and securitization markets, we do not anticipate calling any Sequoias in the near future, and thus, there will likely be little economic or accounting gains or losses during this period.

►	The following table summarizes the high-quality characteristics of the loans owned by the Sequoia entities.

Residential Loans at Sequoia
Underlying Loan Characteristics
as of March 31, 2008

Number of loans	19,801	Wtd Avg FICO	732
Total loan face ($ in millions)	6,703	FICO: <= 620	2%
Average loan size ($ in 1000's)	$339	FICO: 621 - 660	5%
		FICO: 661 - 700	19%
Southern CA	15%	FICO: 701 - 740	26%
Northern CA	11%	FICO: > 741	48%
Florida	13%
New York	6%	Conforming at origination %	34%
Georgia	4%	> $1 MM %	15%
New Jersey	4%
Other states	47%	2nd home %	11%
		Investment home %	3%
2008 origination	0%
2007 origination	13%	Purchase	36%
2006 origination	20%	Cash out refi	32%
2005 origination	5%	Rate-term refi	30%
2004 origination and earlier	62%	Other	2%

Wtd Avg Original LTV	69%	Hybrid	33%
Original LTV: 0 - 50	15%	Adjustable	67%
Original LTV: 50 - 60	11%
Original LTV: 60. - 70	19%	Interest only	95%
Original LTV: 70 - 80	49%	Fully-amortizing	5%
Original LTV: 80 - 90	2%
Original LTV: 90 - 100	4%

46	THE REDWOOD REVIEW 1ST QUARTER 2008

INVESTMENTS IN ACACIA

Summary

What is this?

Under our Acacia program, we re-securitize real estate securities using bankruptcy remote collateralized debt obligation (CDO) entities that sell asset-backed securities (ABS) to independent third-party investors. We typically retain an equity interest in the Acacia CDO entities and receive asset management fees. We may also retain some of the other securities created by the Acacia entities. Our asset management fees typically equal ten basis points of the outstanding principal balance of Acacia assets. These fees are paid to us in a first or senior priority from the cash flows of the Acacia assets. Our equity interests in the Acacia entities entitle us to receive the net cash flows (i.e., the net cash flows generated by the assets after deducting asset management and other fees and the money owed to the ABS debt holders) of those entities. Our credit risk is limited to the amount we invested in our net equity interests, and the remainder of any losses will be borne by the holders of the more senior securities issued by Acacia. Cash distributions on our Acacia equity interests can be disrupted based on rating agency downgrades of the underlying collateral or due to a deterioration in collateral performance. Our investment in each entity is separate and independent, thus diminished performance on one of our CDO equity interests would have no effect on our other CDO equity interests.

Quarterly Update

►
As of March 31, 2008, ten Acacia CDO entities were outstanding. The market for new issuance CDO ABS is effectively shut down and will likely remain closed for some time. We do not foresee issuing new Acacia CDOs in 2008.

►
During the first quarter, we received investment cash distributions from Acacia entities of $7 million. We also received $2 million in management fees in the first quarter, the same amount we received in the prior quarter.

►
We invested $7 million in the first quarter to acquire a portion of the investment-grade ABS previously issued by Acacia entities. We invested $4 million to acquire a portion of the AA-rated ABS issued in 2004 by Acacia 6, $1 million to acquire a portion of the BBB-rated ABS issued in 2005 by Acacia 8, and $2 million to acquire a portion of the A- and BBB-rated ABS issued in 2005 by Acacia CRE1. We purchased these Acacia ABS issued at a combined weighted average of 21% of their face value. The collateral performance of these three Acacia entities remains strong. Through May 1, 2008, the underlying collateral owned by these three Acacia entities had collectively received 53 rating upgrades and 25 downgrades.

THE REDWOOD REVIEW 1ST QUARTER 2008	47

INVESTMENTS IN ACACIA

Economic Value of our Investments in Acacia Entities

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In our opinion, the best economic method of assessing the value of our investments in Acacia is to calculate the net present value (NPV) of the future expected cash flows of these investments. In our calculation of NPV, we use a 45% discount rate and adjust for expected credit losses on our equity investments and the receipt of management fees. For the Acacia ABS issued that we purchased from third parties, we value those investments at our cost. We believe our valuation method is consistent with how a potential buyer would likely value our Acacia investments.

►
Overall, we believe that $49 million is a reasonable approximation of the economic value of our investments in the Acacia entities at the end of the quarter. We caution that in this environment it is particularly difficult to model future cash flows with certainty given the potential for future rating agency downgrades and the uncertainties around credit performance. Additionally, there currently is no active market for CDO equity and a limited market for CDO ABS. Thus, if we were to sell our investments in Acacia, which is not our intention, we would likely receive substantially less than the NPV calculated in the manner described above.

►
Our estimate of the economic value of our investment in the Acacia entities of $49 million at March 31, 2008 compares to an estimate of $46 million at December 31, 2007. This increase is the result of $7 million in new investments in Acacias 6, 8, and CRE1, and a $8 million incraese in NPV in Acacias 5 – 8 and CRE1 offset by $9 million in cash distribution and a $3 million deterioration in NPVs in Acacia’s 9 – 12 and OA1.

Gross Expected Cash Flows and Net Present Values for Acacia Entities
March 31, 2008
($ in millions)

	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Total
	5	6	7	8	CRE1	9	10	11	OA1	12	Acacia

Gross Expected Cash Flows (not discounted)
Management fees	$1	$1	$2	$2	$2	$3	$4	$4	$3	$3	$25
ABS retained or acquired	22	49	12	42	38	-	-	-	-	-	$163
Preference shares	33	30	5	16	32	-	-	-	-	-	$116
Total Gross Expected Cash Flows	$56	$80	$19	$60	$72	$3	$4	$4	$3	$3	$304

Net Present Values
Management fees	$-	$-	$1	$-	$1	$1	$1	$1	$1	$1	$7
ABS retained or acquired	6	11	1	3	4	-	-	-	-	-	$25
Preference shares	4	3	3	3	4	-	-	-	-	-	$17
Total Net Present Value	$10	$14	$5	$6	$9	$1	$1	$1	$1	$1	$49

48	THE REDWOOD REVIEW 1ST QUARTER 2008

INVESTMENTS IN ACACIA

Cash Activity

►
Our net cash investment in the Acacia entities was $118 million at March 31, 2008. The following tables show our cash investment, cash distributions received, and management fees for each of the outstanding Acacia entities.

Historical Summary of Investment and Cash Activity for Acacia Entities
($ in millions)

	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Total
	5	6	7	8	CRE1	9	10	11	OA1	12	Acacia
Investment:
Investment as of September 30, 2007	$8	$8	$11	$18	$14	$11	$29	$5	$14	$22	$140
Investment 3 months ended December 31, 2007	5	6	-	-	-	-	-	-	-	-	$11
Investment 3 months ended March 31, 2008		4		1	2						$7
Total Investment	$13	$18	$11	$19	$16	$11	$29	$5	$14	$22	$158
Cash Distributions Received:
2006 and prior	$(5)	$(4)	$(2)	$(3)	$(2)	$(1)	$-	$-	$-	$-	$(17)
2007 *	(2)	(3)	(1)	(2)	-	(1)	(3)	(1)	(2)	(1)	(16)
3 months ended March 31, 2008 **	(1)	(1)	(1)	(1)	(1)	(1)	(1)	-	-	-	(7)
Total Cash Received (ex. mgmt fees)	$(8)	$(8)	$(4)	$(6)	$(3)	$(3)	$(4)	$(1)	$(2)	$(1)	$(40)
Net Cash Investment as of March 31, 2008	$5	$10	$7	$13	$13	$8	$25	$4	$12	$21	$118

* Cash distributions in 2007 included $5 million in Q1, $5 miilion in Q2, $5 miilion in Q3, and $7 million in Q4.
** Includes a one time distribution of $1 miilion on Acacia 8.

Historical Summary of Management Fees
($ in thousands)

	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Total
	5	6	7	8	CRE1	9	10	11	OA1	12	Acacia
2006 and prior	$695	$605	$487	$400	$242	$178	$604	$-	$-	$-	$3,211
2007 *	283	294	300	297	300	302	1,753	1,431	197	549	5,706
3 months ended March 31, 2008	65	72	75	74	75	75	386	435	126	187	1,570
Cumulative Management Fees	$1,043	$971	$862	$771	$617	$555	$2,743	$1,866	$323	$736	$10,487

* Management fees in 2007 included $0.9 million in Q1, $1.5 miilion in Q2, $1.3 miilion in Q3, and $2 million in Q4.

►
Cash distributions to the equity and ABS issued of Acacia entities can be disrupted due to actual losses or breaches of collateralization and interest coverage tests, which are heavily impacted by negative rating agency actions. The severe rating downgrades by Moody's, S&P, and Fitch over the last several quarters have placed considerable negative pressure on the collateralization tests in Acacias 10, 11, OA1, and 12. In fact, cash flows on our equity investment in Acacia 12 are now suspended; the equity cash flows have been diverted to pay down the most senior ABS issued. We expect the cash flows on our equity investments in Acacia 10, 11, and OA1 to be suspended in the second quarter, and we expect the cash flow on our equity investment in Acacia 9 to be suspended within a year. We took these likely events into consideration when we calculated the gross cash flows and NPV of our investments in Acacia.

THE REDWOOD REVIEW 1ST QUARTER 2008	49

INVESTMENTS IN ACACIA

Income Statements

►	The following table shows the Acacia consolidated income statements for first quarter of 2008, fourth quarter of 2007, and first quarter of 2007.

Acacia Consolidated Income Statement
Three Months Ended
($ in millions)
	3/31/2008	12/31/2007	3/31/2007
Interest income (cash)	$48	$55	$52
Accretion of discount	-	7	8
Total interest income	48	62	60
Management fees	1	2	1
Interest expense	(45)	(56)	(48)
Net interest income before MTM	4	8	13
MTM - Assets	(837)	(989)	(3)
MTM - Liabilities	810	-	-
Net interest income	(23)	(981)	10
Realized (losses) gains on sales and calls, net	-	(2)	(1)
Net (Loss) Income	$(23)	$(983)	$9

►	Cash received on assets within Acacia and cash paid out on ABS issued declined due to falling short-term interest rates.

►
As noted earlier, under FAS 159, there is no longer an accretion of discount included in interest income on Acacia assets. In the fourth quarter of 2007, we recognized $7 million of discount accretion in our interest income. The amount of discount accretion we would have recorded had we not adopted FAS 159 is now reflected as a component in the change in fair value of the Acacia assets.

►
All changes in the fair values of Acacia assets and liabilities flow through the income statement subsequent to the adoption of FAS 159. As more fully discussed in the accounting discussion in the Appendix, the application of FAS 159 for Acacia assets and liabilities may lead to significant quarterly MTM earnings volatility. In prior periods, only those assets deemed permanently impaired under GAAP had an effect on Acacia’s income.

►	The following tables show the individual income statement contributions of each of the Acacia entities for the three months ended March 31, 2008.

Net Interest Income Statement for Acacia Entities
Three Months Ended March 31, 2008
($ in millions)

	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia Total
	5	6	7	8	CRE1	9	10	11	OA1	12	Consolidated

Total interest income	$2	$4	$4	$4	$4	$4	$7	$6	$6	$6	$47
Management fees	0.1	0.1	0.1	0.1	0.1	0.1	0.3	0.4	0.1	0.1	1.5
Total interest expense	(2)	(3)	(3)	(4)	(4)	(4)	(7)	(6)	(6)	(6)	(45)
Net interest income before MVAs	0	1	1	0	0	0	0	0	0	0	4
Market valuation adjustments, net	1	23	3	(7)	(34)	19	(3)	23	(37)	(15)	(27)

Net Interest Income (Loss)	$1	$24	$4	$(7)	$(34)	$19	$(3)	$23	$(37)	$(15)	$(23)

►
Acacias 5 – 8 and CRE1 continue to exceed our performance expectations. In our most recent cash flow modeling for these Acacia entities at March 31, 2008, we did not project future disruptions in cash flows.

►
If the cash distributions on our investments in Acacia 9 – 11 and OA1 are disrupted, the net interest income contribution arising from our investments in these entities will cease. In anticipation of the cash flows being disrupted, we did not record any net interest income before market value adjustments in the first quarter from these Acacia entities.

50	THE REDWOOD REVIEW 1ST QUARTER 2008

INVESTMENTS IN ACACIA

Balance Sheets

►
The following table shows the individual balance sheets of the Acacia entities at March 31, 2008. It also reflects the MTM impact of the most recent quarter's earnings in the retained earnings section (whereas previously the MTM was in OCI) after the adoption of FAS 159 on January 1, 2008.

Acacia Balance Sheets
March 31, 2008
($ in millions)

	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia
	5	6	7	8	CRE1	9	10	11	OA1	12	Total
Issue Date	Jul-04	Nov-04	Mar-05	Jul-05	Dec-05	Mar-06	Aug-06	Feb-07	May-07	Jun-07	Acacia

Real estate securities
Current face	$221	$266	$266	$276	$299	$296	$488	$492	$423	$498	$3,525
Market value discount	(117)	(130)	(150)	(194)	(189)	(219)	(376)	(372)	(363)	(382)	(2,492)
Other investments	-	-	-	-	-	-	-	-	79	-	79
Securities and other investments	104	136	116	82	110	77	112	120	139	116	1,112
Restricted cash and other assets	11	15	39	26	8	12	15	9	(11)	33	157
Total Assets	$115	$151	$155	$108	$118	$89	$127	$129	$128	$149	$1,269
ABS issued and other liabilities
Current face	200	229	281	248	248	278	427	477	458	494	3,340
Market value discount	(97)	(95)	(138)	(129)	(149)	(190)	(332)	(372)	(369)	(423)	(2,294)
Other liabilities	4	2	4	4	12	7	13	12	18	79	155
Total Liabilities	107	136	147	123	111	95	108	117	107	150	1,201

Total investment	13	18	11	19	16	11	29	5	14	22	158
Retained earnings	(4)	(2)	(3)	(36)	(3)	(14)	(1)	14	14	(23)	(58)
Balance sheet MTM adjustments	(1)	(1)	-	2	(6)	(3)	(9)	(7)	(7)	-	(32)
Total Equity	8	15	8	(15)	7	(6)	19	12	21	(1)	68
Total Liabilities and Equity	$115	$151	$155	$108	$118	$89	$127	$129	$128	$149	$1,269

►
The continued divergence between our estimate of economic value and GAAP carrying values even after the adoption of FAS 159 is highlighted by Acacia 8 and 10 in the table above. Our calculation of the economic value of Acacia 8 at March 31, 2008 was $6 million (see page 48). This compares to a GAAP value under FAS 159 of negative $15 million. In the worst case, the value of our investment cannot be worth less than zero. On the other side of the spectrum, our calculation of economic value in Acacia 10 is $1 million (which includes management fees), while our net GAAP value under FAS 159 is reported at $19 million.

THE REDWOOD REVIEW 1ST QUARTER 2008	51

INVESTMENTS IN ACACIA

Acacia Collateral Detail

►
The following tables detail the different collateral types owned by Acacia entities and respective rating actions through May 1, 2008. The cash flows generated by the assets in each Acacia entity will ultimately determine the cash flows distributed to each ABS security (including equity) issued by the Acacia entity.

Securities at Acacia Entities
Underlying Collateral Type
March 31, 2008
(by market value, $ in millions)

	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia
	5	6	7	8	CRE1	9	10	11	OA1	12
Issue Date	Jul-04	Nov-04	Mar-05	Jul-05	Dec-05	Mar-06	Aug-06	Feb-07	May-07	Jun-07	Total
Resi IGS
Prime Sequoia	$12	$13	$9	$5	$1	$3	$3	$3	$7	$14	$70
Prime Other	22	35	28	22	13	37	40	20	2	15	234
Alt-a	13	9	5	7	1	6	19	50	43	52	205
Subprime	26	53	45	4	-	6	1	6	1	8	150
Resi CES
Prime Sequoia	2	3	3	5	-	2	3	-	-	-	18
Prime Other	11	7	4	11	-	7	24	8	-	5	77
Alt-a	-	-	-	1	-	1	1	5	5	2	15
Subprime	4	1	-	1	-	-	1	2	-	2	11
COMM IGS	6	6	5	8	32	2	-	-	-	3	62
COMM CES	1	3	9	13	46	7	14	12	-	8	113
COMM Loans	3	-	6	3	7	-	-	-	-	-	19
CDO: CMBS	2	3	1	-	10	5	5	12	2	4	44
CDO: RMBS	2	3	1	2	-	1	1	2	-	3	15
GIC	-	-	-	-	-	-	-	-	79	-	79
Totals	$104	$136	$116	$82	$110	$77	$112	$120	$139	$116	$1,112

Ratings Upgrade/Downgrade Summary for Securities at Acacia Entities
May 1, 2008

	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia	Acacia
	5	6	7	8	CRE1	9	10	11	OA1	12
Issuance Date	Jul-04	Nov-04	Mar-05	Jul-05	Dec-05	Mar-06	Aug-06	Feb-07	May-07	Jun-07
Upgrades	54	31	20	14	8	11	12	11	0	3
Downgrades	13	16	11	7	2	16	57	74	69	63
Positive Watch	0	0	0	0	0	0	0	0	0	0
Negative Watch	1	3	5	9	5	6	12	13	18	15

52	THE REDWOOD REVIEW 1ST QUARTER 2008

ACCOUNTING DISCUSSION

Accounting Discussion

►
The rules regarding MTM accounting are complex and may not clearly reflect the underlying economics. This accounting discussion is intended to provide investors with a better understanding of the impact of MTM adjustments on our reported results.

►
MTM adjustments can result from changes in fair values caused either by a change in expected cash flows (i.e. increased credit loss estimates reduce expected cash flows), or a change in market discount rates (i.e. the market requires a greater risk premium and/or interest rates rise), or a combination of both.

►
All changes in fair value for securities, derivatives, or liabilities accounted for as trading instruments or under the fair value option of FAS 159 flow through the income statement. These adjustments can be either positive or negative from period to period.

►
Our CES held at Redwood and the real estate securities held by the Opportunity Fund are accounted for as available-for-sale (AFS) securities. We carry AFS securities on our GAAP balance sheet at their fair value. Positive changes in the fair value of AFS securities from period to period are always accounted for as increases to stockholders’ equity and do not flow through our income statement. Accounting for negative changes in the fair value of AFS securities from period to period requires a three-step process involving a combination of quantitative and judgmental evaluations. The ultimate purpose of this process is to determine whether negative MTM adjustments represent “other-than-temporary” (permanent) impairments, which flow through our GAAP income statement, or represent “temporary” impairments, which are recorded as a reduction of stockholders’ equity and do not flow through our income statement.

►	The diagram below and the narrative discussion that follows address the three-step process for evaluating impairments on AFS securities.

54	THE REDWOOD REVIEW 1ST QUARTER 2008

ACCOUNTING DISCUSSION

Accounting Discussion (continued)

►
The first step is to determine whether there has been an adverse change in the underlying cash flows generated by the security. A security is considered permanently impaired even if the change in projected cash flows is small relative to the resulting MTM adjustment. It is difficult to separate with precision how much of the change in fair value is driven by changes in expected cash flows versus changes in market discount rates, but during periods of market illiquidity and uncertainty (as we have encountered since late 2007), the market discount rate impact can be significant.

►	The second step is to determine whether we have the ability and intention to hold the security.

►
The third step requires us to evaluate whether an impaired security will recover in value within a reasonable period of time. This step is very subjective and time consuming, particularly when there is turmoil and uncertainty in the capital markets.

►
AFS securities deemed permanently impaired for accounting purposes cannot be written back up through MTM adjustments in our income statement. This does not mean the underlying security could not recover in value. If the value of an impaired security does recover, we would recognize this benefit through higher interest yields over time. Therefore some of the securities classified as permanently impaired during the first quarter of 2008 may eventually prove to have significant value to us.

►
The consolidated Sequoia assets are accounted for on our GAAP balance sheet as held-for-investment and are carried at their unpaid principal balances adjusted for net amortized premiums or discounts and net of any allowances for credit losses. The consolidated Sequoia liabilities are accounted for at their unpaid principal balances net of any amortized premiums or discounts.

►
Prior to January 1, 2008, we accounted for the consolidated securities held at Acacia entities (the assets) as AFS and the consolidated ABS issued by Acacia entities (the liabilities) at cost. In our opinion, this difference in accounting treatment led to a significant discrepancy in the GAAP carrying value for our investment in Acacia entities and our estimate of economic value. On January 1, 2008, we adopted a new accounting standard, FAS 159, and elected to fair value both the assets and liabilities of the Acacia entities. In accordance with FAS 159, we recorded a one-time, cumulative-effect adjustment to our January 1, 2008 opening balance sheet that decreased the carrying value of Acacia liabilities by $1.5 billion and increased equity. This new standard significantly reduces the disparity that existed between GAAP carrying value and our previous estimates of economic value.

►
Under FAS 159, we are required to flow through our quarterly income statement any net change in the fair value of Acacia assets and liabilities. As a result of the measurement techniques required by FAS 159, we still expect to encounter some MTM earnings volatility in the future as a result of the consolidation of Acacia entities. We expect this volatility to be significantly less than we encountered in prior periods.

THE REDWOOD REVIEW 1ST QUARTER 2008	55

ACCOUNTING DISCUSSION

Accounting Discussion (continued)

►
The net GAAP carrying value of our investments in Acacia in our financial statements is derived by subtracting the fair value of Acacia's liabilities from the fair value of Acacia’s assets. In theory, fair values of Acacia’s assets and liabilities should be reasonably correlated as they are paired within the same legal structure ABS issued by each Acacia entity will be repaid directly and solely from the cash flows generated by the assets owned by that entity. However, at any given moment, the capital markets may use different discount rates and valuation parameters for Acacia’s collateral assets relative to its ABS issued. On March 31, 2008, for instance, the fair values of Acacia’s liabilities were, in our view, depressed relative to the paired collateral assets. As a consequence of this market condition, the derived net GAAP carrying value of our retained Acacia investments was $68 million at March 31, 2008. This value is greater than our $49 million estimate of the fair value of our investments in Acacia based on the net present value of expected cash flows.

►
As a consequence of adopting FAS 159 as of January 1, 2008, we now also flow through our income statements the relative changes in the fair values of Acacia assets and liabilities as measured in their independent markets. During the first quarter of 2008, the fair value of our assets and derivatives declined by $837 million and the fair value of our paired liabilities declined by $810 million, for a net change of a negative $27 million. In the first quarter, the market re-priced Acacia assets downward at a slightly faster rate than the Acacia liabilities.

56	THE REDWOOD REVIEW 1ST QUARTER 2008

GLOSSARY

NOTE: Not all companies and analysts calculate non-GAAP measures in the same fashion. As a result, certain measures as calculated by Redwood may not be comparable to similarly titled measures reported by other companies.

ACACIA

Acacia is the brand name for the collateralized debt obligation (CDO) securitizations Redwood sponsors. The underlying pool of assets for these CDO securitizations generally consists of IGS and, in some pools, some below-investment-grade rated securities. The securities are backed by residential prime, alt-a, and subprime real estate loans, and commercial real estate loans. Acacia also owns related assets such as CDO securities issued by other real estate oriented CDOs, corporate debt issued by equity REITs, commercial real estate loans, and synthetic assets derived from real estate assets. Redwood typically acquires a portion of the CDO credit-enhancement (or “equity”) securities issued by Acacia; these are the securities that are in the first-loss (highest risk) position with respect to absorbing any credit losses that may occur within the assets owned by the Acacia entities. Redwood may also retain or acquire Acacia ABS issued. Redwood also earns asset management fees for ongoing management of the Acacia entities.

ADJUSTABLE-RATE MORTGAGES (ARMs)

Adjustable-rate mortgages are loans that have coupons that adjust at least once per year. We make a distinction between ARMs (loans with a rate adjustment at least annually) and hybrids (loans that have a fixed-rate period of two to ten years and then become adjustable-rate).

ALT-A SECURITIES

Alt-a securities are residential mortgage-backed securities backed by loans that have higher credit quality than subprime and lower credit quality than prime. Alt-a originally represented loans with alternative documentation, but the definition has shifted over time to include loans with additional risk characteristics and a higher percentage of investor loans. In an alt-a loan, the borrower’s income may not be verified, and in some cases, may not be disclosed on the loan application. Alt-a loans may also have expanded criteria that allow for higher debt-to-income ratios with higher accompanying loan-to-value ratios than would otherwise be permissible for prime loans.

ASSET-BACKED SECURITIES (ABS)

ABS are securities backed by financial assets that generate cash flows. Each ABS issued from a securitization entity has a unique priority with respect to receiving principal and interest cash flows and absorbing any credit losses from the assets owned by the entity.

BOOK VALUE

Book value is the value of our common equity. As measured for GAAP, through December 31, 2007, reported book value generally incorporates mark-to-market adjustments for securities and interest rate agreements, but not for loans or liabilities. Beginning January 1, 2008, book value as measured for GAAP will include mark-to-market adjustments on certain assets and liabilities. We may also report the estimated fair value of our book value which is management’s estimate of the fair value of its investments net of liabilities.

THE REDWOOD REVIEW 1ST QUARTER 2008	57

GLOSSARY

COLLATERALIZED DEBT OBLIGATION (CDO) SECURITIZATIONS

The securitization of a diverse pool of assets. See “Acacia”.

CDO EQUITY SECURITIES

CDO equity securities (or CDO CES) are credit-enhancement securities that bear the initial credit losses of the assets owned by CDO securitization entities.

COMMERCIAL B-NOTE LOANS

Commercial b-note loans are structured loans that are subordinated to the more senior portions of loans secured by the same commercial real estate property.

COMMERCIAL MEZZANINE LOANS

Commercial mezzanine loans are junior subordinated loans that are not secured by a lien on commercial real estate; rather, they are secured by a pledge from an entity by its equity interests in commercial real estate.

COMMERCIAL WHOLE LOANS

Commercial whole loans are unsecuritized first-lien loans that are secured by commercial real estate.

CONDUIT

An entity that acquires closed loans from originators, accumulates loans over a period, and sells these loans, seeking to generate a gain on sale. Sales are usually made via securitization, but also can be made through bulk whole loan sales.

CORE EARNINGS

Core earnings is not a measure of earnings in accordance with GAAP. In calculating core earnings, we attempt to strip some of the elements out of GAAP income that we believe are temporary, one-time, or non-economic in nature, or that primarily relate to the past with little relevance to the future. In calculating core earnings, we are trying to show the trend of underlying ongoing earnings. For example, we sell assets from time to time as part of our ongoing portfolio management activities. These sales can produce material gains and losses that can obscure the underlying trend of our long-term portfolio earnings. Thus, we exclude realized gains and losses resulting from asset sales and calls that are included in GAAP income. Similarly, we exclude gains from calls of residential credit-enhancement securities, as these are essentially sales of assets. GAAP income also include mark-to-market income and expenses for some of our assets and interest rate agreements. These are unrealized fair value fluctuations, and we exclude them from core earnings. Core earnings also exclude other one-time expenses such as severance.

Management believes that core earnings provide relevant and useful information regarding results from operations. This information can be used in conjunction with and in addition to GAAP measures of performance.

58	THE REDWOOD REVIEW 1ST QUARTER 2008

GLOSSARY

CORE EQUITY (CORE BOOK VALUE)

Core equity is not a measure calculated in accordance with GAAP. GAAP equity includes mark-to-market adjustments for some of our assets and interest rate agreements (“accumulated other comprehensive income”). Core equity excludes these mark-to-market adjustments. Core equity in some ways approximates what our equity value would be if we used historical amortized cost accounting exclusively. A reconciliation of core equity to GAAP equity appears in Table 7 of the Appendix.

CONSTANT (OR CONDITIONAL) PREPAYMENT RATE (CPR)

Constant (or conditional) prepayment rate (CPR) is an industry-standard measure of the speed at which mortgage loans prepay. It approximates the annual percentage rate at which a pool of loans is paying down due to principal prepayments.

CREDIT-ENHANCEMENT SECURITIES (CES)

Credit-enhancement securities (CES) absorb the initial credit losses generated by a pool of securitized assets. As a result, the more senior securities issued from that securitization are credit-enhanced because they carry less credit risk. Our definition of CES includes all the below investment-grade rated bonds issued from a securitization. These securities are also referred to as subordinated securities or B-pieces. For a typical securitization of prime residential loans, there are three CES: the first-loss, second-loss, and third-loss bonds. The first-loss security takes the initial risk of credit loss. If credit losses within the securitized asset pool exceed the principal value of the first-loss security, the second-loss security is at risk. If cumulative losses exceed the principal value of the first- and second-loss securities, then the third-loss security is at risk. Generally, for these securitizations, the third-loss security has a credit rating of BB, the second-loss security has a credit rating of B, and the first-loss security is unrated. Other types of securitizations, such as commercial, CDO, subprime residential, and some alt-a residential transactions, may be structured differently. Nevertheless, the non-investment rated securities issued from these securitizations function as credit-enhancement securities in these transactions.

GAAP

Generally Accepted Accounting Principles in the United States.

GSEs (GOVERNMENT-SPONSORED ENTERPRISES)

GSEs are government-sponsored enterprises, including the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan and Mortgage Corporation (Freddie Mac).

INTEREST-ONLY SECURITIES (IOs)

Interest-only securities (IOs) are specialized securities created by securitization entities where the projected cash flows generated by the underlying assets exceed the cash flows projected to be paid to the ABS issue that have principal balances. They receive interest payments calculated by a formula wherein cash flows on IOs vary as a function of interest payments generated by the underlying assets within a securitization or as a function of the spread between the yield on the loans owned by a securitization entity and the cost of funds of the securities issued by that entity. Typically, IOs do not have a principal balance and they will not receive principal payments. Interest payments to IOs usually equal an interest rate formula multiplied by a “notional” principal balance. The notional principal balances for IOs are typically reduced over time as the actual principal

THE REDWOOD REVIEW 1ST QUARTER 2008	59

GLOSSARY

balances of the underlying pools of assets pay down, thus reducing the cash flows to the IOs over time. Cash flows on IOs are typically reduced more quickly if asset prepayments accelerate.

LEVERAGE RATIOS

We use collateralized debt to finance the accumulation of assets prior to sale to a securitization entity and to finance investments in high-quality loans and IGS. We currently have very low levels of recourse debt. However, because of the consolidation of independent securitization entities, it appears on our GAAP consolidated financial statements that Redwood is highly leveraged, with total consolidated liabilities significantly greater than equity. The obligations of these securitization entities are not obligations of Redwood. When determining Redwood’s financial leverage, traditional leverage ratios may be misleading in some respects if consolidated ABS issued from securitization entities are included as part of Redwood’s obligations when calculating this or similar ratios.

MARK-TO-MARKET ACCOUNTING

Mark-to-market accounting uses estimated fair values of assets, liabilities, and hedges. Many of our assets are carried on our balance sheet at their fair value rather than historical amortized cost. Through December 31, 2007, changes in the fair value of some of our assets and hedges are reported through our income statement. Beginning January 1, 2008, we will use mark-to-market accounting for income statement purposes for a wider variety of assets and liabilities. This will likely make quarter-to-quarter GAAP income trends more volatile. Taxable income is generally not affected by market valuation adjustments.

NEGATIVE AMORTIZATION ADJUSTABLE-RATE MORTGAGES (NEG AM ARMS, OPTION ARMS, OR MTA ARMS)

Negative amortization ARMs (neg am ARMs, option ARMs, pay option ARMs, or monthly treasury average (MTA) ARMs) are adjustable-rate mortgages that allow the borrower to choose between different payment options. These options allow the borrower to make minimum payments, or other payments that are less than the interest accrued on the mortgage during that period. As a result of this feature, the borrower’s loan balance may increase causing negative amortization of the loan balance.

NET INTEREST MARGIN SECURITIES (NIMs)

Net interest margin securities (NIMs) are securities backed by cash flows that otherwise would be payable to the residual security. Through a new securitization, cash flows are diverted from the residual to pay the NIM principal in addition to paying a coupon on the NIM, and thus, NIMs tend to have short-averaged lives. Ratings on NIMs can range from AAA down to single-B.

OPTION ARMS

See negative amortization adjustable-rate mortgages

OTHER REAL ESTATE INVESTMENTS

Other real estate investments (OREI) include IOs, NIMs, and residuals. We have elected to classify these investments as trading instruments under GAAP. These assets are reported at fair value with changes in fair values recognized in our income statements.

60	THE REDWOOD REVIEW 1ST QUARTER 2008

GLOSSARY

PRIME RESIDENTIAL REAL ESTATE LOANS

Prime loans are residential loans with high quality credit characteristics, such as borrowers with high FICO credit scores, lower loan-to-value ratios, lower debt-to-income ratios, greater levels of other assets, and more documentation.

PRIME SECURITIES

Prime securities are residential mortgage-backed securities backed by high credit-quality loans, generally with balances greater than conforming loan limits. Prime securities are typically backed by loans that have relatively high weighted average FICO scores (700 or higher), low weighted average LTVs (75% or less), limited concentrations of investor properties, and low percentages of loans with low FICO or high LTV.

PROFITABILITY RATIOS

Many financial institution analysts use asset-based profitability ratios such as interest rate spread and interest rate margin when analyzing financial institutions. These are asset-based measures. Because we consolidate the assets and liabilities of securitization entities for GAAP purposes, our total GAAP assets and liabilities may vary over time, and may not be comparable in economic reality to assets typically used in profitability calculations for other financial institutions. As a result, we believe equity-based profitability ratios may be more appropriate than asset-based measures for analyzing Redwood’s operations. We believe, for example, that net interest income as a percentage of equity is a useful measure of profitability. For operating expenses, we believe useful measures are operating efficiency ratio (operating expenses as a percentage of net interest income) and operating expenses as a percentage of equity.

REAL ESTATE INVESTMENT TRUST (REIT)

A REIT is an entity that makes a tax election to be taxed as a REIT, invests in real estate assets, and meets other REIT qualifications, including the distribution as dividends of at least 90% of REIT taxable income. A REIT’s profits are not taxed at the corporate level to the extent that these profits are distributed as dividends to stockholders providing an operating cost savings. On the other hand, the requirement to pay out as dividends most of the REIT profits means it can be harder for a REIT to grow if using only internally-generated funds (as opposed to issuing new stock).

REDWOOD DEBT

Redwood debt is all the debt that is an obligation of Redwood, with the exception of junior subordinated notes that we treat as part of our capital base. We obtain this debt from a variety of Wall Street firms, banks, and other institutions. As another form of Redwood debt, we have issued collateralized commercial paper in the past and may issue other forms of Redwood debt in the future.

REIT RETAINED TAXABLE INCOME

REIT retained taxable income is not a measure calculated in accordance with GAAP. REIT retained taxable income is the taxable income earned at the REIT after dividend distributions to our shareholders, less corporate income taxes paid at the REIT level. A reconciliation of REIT retained taxable income to GAAP income appears in Table 3 in the Appendix.

THE REDWOOD REVIEW 1ST QUARTER 2008	61

GLOSSARY

REIT SUBSIDIARY

A REIT subsidiary is a subsidiary of a REIT that is taxed as a REIT.

REIT TAXABLE INCOME

REIT taxable income is not a measure calculated in accordance with GAAP. REIT taxable income is pre-tax income calculated for tax purposes at Redwood including only its REIT subsidiaries (i.e., excluding its taxable subsidiaries). REIT taxable income is an important measure as it is the basis of our dividend distribution requirements. We must distribute at least 90% of REIT taxable income as dividends to shareholders over time. As a REIT, we are not subject to corporate income taxes on the REIT taxable income we distribute. We pay income tax on the REIT taxable income we retain (up to 10% of total REIT taxable income). A reconciliation of REIT taxable income to GAAP income appears in Table 3 in the Appendix.

RESIDUALS

Residuals are first-loss securities that are not rated by a rating agency. Residuals are called such because they get the last (or residual) claim on the cash flow from a securitization after ABS debt interest expense, losses, and servicing fees have been deducted from the interest paid by the underlying assets. The value of residual securities can vary greatly and is highly dependent on prepayment speeds. The value is also dependent on the level and timing of credit losses, but often is not as sensitive to losses as it is to prepayment speeds. These securities perform poorly when prepayments are fast and losses are higher than expected.

RETURN ON EQUITY (ROE) AND ADJUSTED RETURN ON EQUITY

ROE is the amount of profit we generate each year per dollar of equity capital and equals GAAP income divided by GAAP equity. Adjusted ROE is GAAP income divided by core equity. Core equity excludes balance sheet mark-to-market adjustments. Thus, only those market value changes that are included in our income statement will affect adjusted ROE. A reconciliation of ROE to adjusted ROE appears in Table 7 in the Appendix.

SEQUOIA

Sequoia is the brand name for securitizations of residential real estate loans Redwood sponsors.

SUBPRIME SECURITIES

Subprime securities are residential mortgage-backed securities backed by loans to borrowers who have impaired credit histories, and who appear to exhibit the ability to repay the current loan. Typically, these borrowers have lower credit scores and/or other credit deficiencies that prevent them from qualifying for prime or alt-a mortgages and may have experienced credit problems in the past, such as late payments or bankruptcies. To compensate for the greater risks and higher costs to service the loans, subprime borrowers pay higher interest rates, points, and origination fees.

Typical characteristics of subprime loan pools include more than 60% of loans with FICO scores below 680, weighted average LTVs over 85%, more than 70% of loans with LTVs over 75%, and loans with LTVs over 80% with no mortgage insurance.

62	THE REDWOOD REVIEW 1ST QUARTER 2008

GLOSSARY

TAXABLE SUBSIDIARY

A taxable subsidiary is a subsidiary of a REIT that is not taxed as a REIT and thus pays taxes on its income. A taxable subsidiary is not limited to investing in real estate and it can choose to retain all of its after-tax profits.

TOTAL RETAINED TAXABLE INCOME

Total retained taxable income is not a measure calculated in accordance with GAAP. Total retained taxable income is the taxable income earned at the REIT after dividend distributions to shareholders and taxes. It also includes all of the taxable income earned at our taxable subsidiaries, less corporate income taxes paid as we generally retain the after-tax income at the subsidiary level. A reconciliation of total retained taxable income to GAAP income appears in Table 3 in the Appendix.

TOTAL TAXABLE INCOME

Total taxable income is not a measure calculated in accordance with GAAP. Total taxable income is pre-tax income for Redwood and all its subsidiaries as calculated for tax purposes. Taxable income calculations differ significantly from GAAP income calculations. A reconciliation of total taxable income to GAAP income appears in Table 3 in the Appendix.

THE REDWOOD REVIEW 1ST QUARTER 2008	63

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Table 1: GAAP Earnings ($ in thousands, except per share data)	66

										Full	Full
	2008	2007	2007	2007	2007	2006	2006	2006	2006	Year	Year
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	2007	2006

Interest income	$169,885	$192,375	$205,748	$208,039	$207,906	$213,504	$217,504	$214,544	$224,795	$814,068	$870,347
Net securities discount amortization income	10,864	18,869	20,514	23,849	20,268	18,665	17,842	13,234	13,245	83,500	62,986
Other real estate investment interest income	2,092	1,353	1,275	669	2,465	-	-	-	-	5,762	-
Non real estate investment interest income	732	984	1,143	464	-	-	-	-	-	2,591	-
Net loan premium amortization expense	(7,509)	(6,656)	(8,349)	(10,863)	(11,705)	(13,272)	(11,232)	(12,046)	(11,982)	(37,573)	(48,532)
(Provision for) reversal of credit reserve	(8,058)	(4,972)	(1,507)	(2,500)	(3,829)	(1,506)	(465)	2,506	(176)	(12,808)	359
Total GAAP interest income	168,006	201,953	218,824	219,658	215,105	217,391	223,649	218,238	225,882	855,540	885,160

Interest expense on Redwood debt	(182)	(377)	(5,858)	(22,700)	(31,094)	(16,520)	(9,422)	(1,822)	(2,072)	(60,029)	(29,836)

ABS interest expense consolidated from trusts	(123,430)	(147,799)	(155,661)	(140,512)	(131,391)	(152,043)	(165,177)	(171,659)	(178,183)	(575,363)	(667,062)
ABS issuance expense amortization	(2,093)	(4,644)	(4,616)	(5,681)	(7,068)	(7,897)	(5,786)	(6,079)	(5,907)	(22,009)	(25,669)
ABS interest rate agreement income	(1,245)	1,265	1,959	3,358	1,646	2,497	3,317	3,678	2,980	8,228	12,472
ABS issuance premium amortization income	2,183	1,930	2,096	2,294	1,869	1,529	2,395	2,363	2,527	8,189	8,814
Total consolidated ABS expense	(124,585)	(149,248)	(156,222)	(140,541)	(134,944)	(155,914)	(165,251)	(171,697)	(178,583)	(580,955)	(671,445)

Subordinated notes interest expense	(2,533)	(3,055)	(3,150)	(2,516)	(2,057)	(423)	-	-	-	(10,778)	(423)

GAAP net interest income before market valuation adjustments	40,706	49,273	53,594	53,901	47,010	44,534	48,976	44,719	45,227	203,778	183,456
Market valuation adjustments, net	(193,932)	(1,118,989)	(102,766)	(29,430)	(10,264)	(1,404)	(5,257)	(2,995)	(2,932)	(1,261,449)	(12,588)
Net interest income	(153,226)	(1,069,716)	(49,172)	24,471	36,746	43130	43,719	41724	42295	($1,057,671)	$170,868

Fixed compensation expense	(5,674)	(4,316)	(4,560)	(4,286)	(4,616)	(3,688)	(3,437)	(3,310)	(3,437)	(17,778)	(13,872)
Variable compensation expense	(1,857)	(434)	1,096	(198)	(2,251)	(1,666)	(2,630)	(1,900)	(1,514)	(1,787)	(7,710)
Equity compensation expense	(3,306)	(2,767)	(2,593)	(3,540)	(3,349)	(3,233)	(2,579)	(2,991)	(2,694)	(12,249)	(11,497)
Severance expense	-	(1,340)	-	-	(2,380)	-	-	-	-	(3,720)	-
Other operating expense	(5,501)	(7,337)	(5,455)	(4,670)	(4,479)	(4,732)	(4,425)	(5,149)	(4,505)	(21,941)	(18,811)
Due diligence expenses	(10)	(75)	(220)	(78)	(707)	(532)	(384)	(2,687)	(432)	(1,080)	(4,035)
Total GAAP operating expenses	(16,348)	(16,269)	(11,732)	(12,772)	(17,782)	(13,851)	(13,455)	(16,037)	(12,582)	(58,555)	(55,925)

Realized (losses) gains sales	(3)	7,199	(1,460)	1,428	303	5,308	4,968	8,241	1,062	7,470	19,579
Realized gains (losses) on calls	45	(126)	3,284	1,310	843	1,511	722	747	0	5,311	2,980
Total realized gains, net	42	7,073	1,824	2,738	1,146	6,819	5,690	8,988	1,062	12,781	22,559

Credit (provision) for income taxes	(1,800)	1,467	(1,837)	(3,021)	(1,801)	(407)	(3,538)	(3,265)	(2,760)	(5,192)	(9,970)
Other	(255)	-	-	-	-	-	-	-	-	-	-
GAAP net (loss) income	($171,587)	($1,077,445)	($60,917)	$11,416	$18,309	$35,691	$32,416	$31,410	$28,015	($1,108,637)	$127,532

Diluted average shares	32,511	29,531	27,892	28,165	27,684	27,122	26,625	26,109	25,703	27,928	26,314
GAAP net (loss) income per share	($5.28)	($36.49)	($2.18)	$0.41	$0.66	$1.32	$1.22	$1.20	$1.09	($39.70)	$4.85

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 1: GAAP Earnings

Table 2: Core Earnings ($ in thousands, except per share data)

										Full	Full
	2008	2007	2007	2007	2007	2006	2006	2006	2006	Year	Year
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	2007	2006

GAAP net (loss) income	$(171,587)	$(1,077,445)	$(60,917)	$11,416	$18,309	$35,691	$32,416	$31,410	$28,015	$(1,108,637)	$127,532

Not included in core earnings
Severance expense	-	(1,340)	-	-	(2,380)	-	-	-	-	(3,720)	-
Realized (losses) gains on sales	(3)	7,199	(1,460)	1,428	303	5,308	4,968	8,241	1,062	7,470	19,579
Realized gains (losses) on calls	45	(126)	3,284	1,310	843	1,511	722	747	0	5,311	2,980
Market valuation adjustments, net	(193,932)	(1,118,989)	(102,766)	(29,430)	(10,264)	(1,404)	(5,257)	(2,995)	(2,932)	(1,261,449)	(12,588)

Total GAAP / core earnings differences	(193,890)	(1,113,256)	(100,942)	(26,692)	(11,498)	5,415	433	5,993	(1,870)	(1,252,388)	9,971
Core earnings	$22,303	$35,811	$40,025	$38,108	$29,807	$30,276	$31,983	$25,417	$29,885	$143,751	$117,561

Per share analysis
GAAP net (loss) income	($5.28)	($36.49)	$(2.18)	$0.41	$0.66	$1.32	$1.22	$1.20	$1.09	$(39.70)	$4.85

Not included in core earnings
Severance expense	-	(0.05)	-	-	(0.09)	-	-	-	-	(0.13)	-
Realized (losses) gains on sales	-	0.25	(0.05)	0.05	0.01	0.20	0.19	0.32	0.04	0.26	0.74
Realized gains (losses) on calls	-	-	0.13	0.05	0.03	0.05	0.03	0.03	-	0.19	0.11
Market valuation adjustments, net	(5.96)	(37.90)	(3.69)	(1.04)	(0.37)	(0.05)	(0.20)	(0.11)	(0.11)	(45.17)	(0.48)
GAAP / core earnings differences per share	(5.96)	(37.70)	(3.61)	(0.94)	(0.42)	0.20	0.02	0.23	(0.07)	(44.85)	0.38

Core earnings per share	$0.68	$1.21	$1.43	$1.35	$1.08	$1.12	$1.20	$0.97	$1.16	$5.16	$4.47

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 2: Core Earnings	67

Table 3: Taxable Income and GAAP / Tax Differences ($ in thousands, except per share data)	68

	Estimated	Estimated				Actual				Estimated	Actual
										Full	Full
	2008	2007	2007	2007	2007	2006	2006	2006	2006	Year	Year
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	2007	2006

GAAP net (loss) income	$(171,587)	$(1,077,445)	$(60,917)	$11,416	$18,309	$35,691	$32,416	$31,410	$28,015	$(1,108,637)	$127,532
Difference in taxable income calculations
Amortization and credit losses	6,094	(14,330)	10,426	10,298	10,417	13,740	12,558	12,779	4,939	16,811	44,016
Operating expenses	1,491	9,409	(2,080)	(2,921)	(1,713)	(12,079)	2,545	(288)	1,604	2,695	(8,218)
Gross realized (gains) losses on calls and sales	(5,266)	(5,089)	(3,073)	(4,735)	2,100	(5,499)	(1,141)	(699)	(613)	(10,797)	(7,952)
Market valuation adjustments, net	193,932	1,118,989	102,766	30,576	9,118	6,571	484	2,305	3,226	1,261,449	12,586
(Credit) provision for income taxes	1,158	(2,111)	1,523	1,662	1,800	405	4,123	3,265	(703)	2,874	7,090
Total differences in GAAP and taxable income	197,409	1,106,868	109,562	34,880	21,722	3,138	18,569	17,362	8,453	1,273,032	47,522
Taxable income	$25,822	$29,423	$48,645	$46,296	$40,031	$38,829	$50,985	$48,772	$36,468	$164,395	$175,054

REIT taxable income	$24,734	$32,028	$48,591	$45,233	$35,112	$41,555	$45,751	$45,040	$35,382	$160,964	$167,728
Taxable (loss) income in taxable subsidiaries	1,088	(2,605)	54	1,063	4,919	(2,727)	5,234	3,732	1,086	3,431	7,325
Total taxable income	$25,822	$29,423	$48,645	$46,296	$40,031	$38,828	$50,985	$48,772	$36,468	$164,395	$175,053

After-tax
Retained REIT taxable income	$1,207	$759	$2,675	$2,490	$1,933	$2,010	$2,500	$2,166	$1,313	$7,857	$7,989
Retained taxable (loss) income in taxable subsidiaries	633	(1,768)	34	663	3,068	(1,175)	3,156	2,032	556	1,997	4,569
Total retained taxable income	$1,841	$(1,008)	$2,709	$3,153	$5,001	$835	$5,656	$4,198	$1,869	$9,855	$12,558

Shares used for taxable EPS calculation	32,710	32,385	27,986	27,816	27,129	26,733	26,053	25,668	25,382	28,392	25,934
REIT taxable income per share *	$0.76	$0.99	$1.74	$1.63	$1.29	$1.55	$1.76	$1.75	$1.39	$5.65	$6.45
Taxable (loss) income in taxable subsidiaries per share	$0.03	$(0.08)	$0.00	$0.03	$0.19	$(0.10)	$0.20	$0.16	$0.04	$0.14	$0.30
Total taxable income per share *	$0.79	$0.91	$1.74	$1.66	$1.48	$1.45	$1.96	$1.91	$1.44	$5.79	$6.75
Total retained taxable (loss) income (after-tax)	$0.06	$(0.03)	$0.10	$0.11	$0.18	$0.03	$0.22	$0.16	$0.07	$0.36	$0.48

* REIT taxable income per share and taxable income per share per quarter is based on the number of shares outstanding at the end of each quarter. REIT taxable income and taxable income per share for the year is the sum of the four quarterly per share amounts.

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 3: Taxable Income and GAAP / Tax Differences

Table 4: Retention and Distribution of Taxable Income ($ in thousands, except per share data)

	Estimated	Estimated				Actual				Estimated	Actual
										Full	Full
	2008	2007	2007	2007	2007	2006	2006	2006	2006	Year	Year
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	2007	2006

Dividends declared	$24,532	$80,496	$20,989	$20,862	$20,347	$97,665	$18,237	$17,967	$17,767	$142,694	$151,636
Dividend deductions on stock issued through DSPP	192	2,605	81	933	660	812	177	239	176	4,279	1,404
Total dividend deductions	$24,724	$83,101	$21,070	$21,795	$21,007	$98,477	$18,414	$18,206	$17,943	$146,973	$153,040

Regular dividend per share	$0.75	$0.75	$0.75	$0.75	$0.75	$0.70	$0.70	$0.70	$0.70	$3.00	$2.80
Special dividend per share	-	2.00	-	-	-	3.00	-	-	-	2.00	3.00
Total dividends per share	$0.75	$2.75	$0.75	$0.75	$0.75	$3.70	$0.70	$0.70	$0.70	$5.00	$5.80

Undistributed REIT taxable income at beginning of period (pre-tax):	$49,182	$103,299	$80,394	$61,253	$50,484	$111,411	$88,420	$65,850	$51,731	$50,484	$51,731
REIT taxable income (pre-tax)	24,733	32,028	48,591	45,233	35,112	41,555	45,751	45,040	35,382	160,964	167,728
Permanently retained (pre-tax)	(2,350)	(3,044)	(4,616)	(4,297)	(3,336)	(4,005)	(4,346)	(4,263)	(3,320)	(15,293)	(15,934)
Dividend of 2005 income	-	-	-	-	-	-	(15,581)	(18,207)	(17,943)	-	(51,731)
Dividend of 2006 income	-	-	(7,682)	(21,795)	(21,007)	(98,477)	(2,833)	-	-	(50,484)	(101,310)
Dividend of 2007 income	(24,724)	(83,101)	(13,388)	-	-	-	-	-	-	(96,489)	-
Undistributed REIT taxable income at period end (pre-tax):	$46,841	$49,182	$103,299	$80,394	$61,253	$50,484	$111,411	$88,420	$65,850	$49,182	$50,484

Undistributed REIT taxable income (pre-tax) at period end
From 2005's income	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$15,581	$33,788	$ -	$ -
From 2006's income	-	-	-	7,682	29,477	50,484	111,411	72,839	32,062	-	50,484
From 2007's income	24,458	49,182	103,299	72,712	31,776	-	-	-	-	49,182	-
From 2008's income	22,383	-	-	-	-	-	-	-	-	-	-
Total	$46,841	$49,182	$103,299	$80,394	$61,253	$50,484	$111,411	$88,420	$65,850	$49,182	$50,484

Shares outstanding at period end	32,710	32,385	27,986	27,816	27,129	26,733	26,053	25,668	25,382	32,385	26,733
Undistributed REIT taxable income (pre-tax) per share outstanding at period end	$1.43	$1.52	$3.69	$2.89	$2.26	$1.89	$4.28	$3.44	$2.59	$1.52	$1.89

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 4: Retention and Distribution of Taxable Income	69

Table 5: Components of Book Value ($ in millions)	70

	2008	January 1,	2007	2007	2007	2007
	Q1	2008	Q4	Q3	Q2	Q1

Assets at Redwood
Residential CES
Prime	$78	$128	$128	$132	$189	$181
Alt-A	9	22	22	44	68	72
Subprime	1	1	1	1	2	3
Total Residential CES at Redwood	$88	$151	$151	$177	$259	$256

Residential IGS	35	15	15	61	204	106
Commercial CES	100	148	148	159	186	198
Real estate loans	5	4	4	6	878	1256
CDO	42	33	33	9	24	24
Other real estate investments	3	12	12	24	32	47
Total securities & loans at Redwood	$273	$363	$363	$436	$1,583	$1,887

Cash and cash equivalents	257	290	$290	$310	$83	$92
Other assets (a)	35	67	67	118	109	120
Other liabilities (b)	(42)	(41)	(41)	(89)	(88)	(65)

Redwood debt	(2)	(8)	(8)	(39)	(849)	(1,880)
Madrona commercial paper	-	-	-	(5)	(5)	(5)
Total Redwood debt	$(2)	$(8)	$(8)	$(44)	$(854)	$(1,885)

Investments in Sequoia
Total assets	6,800	7,205	7,205	$7,624	$7,473	$7,424
Total liabilities	(6,654)	(7,059)	(7,059)	(7,376)	(7,238)	(7,203)
Net investments in Sequoia	$146	$146	$146	$248	$235	$221

Investments in Acacia
Total assets	1,269	2,107	2,107	$2,795	$3,433	$3,424
Total liabilities	(1,201)	(2,023)	(3,492)	(3,475)	(3,475)	(2,770)
Net investments in Acacia	68	84	(1,385)	(680)	(42)	654

Subordinated notes	(150)	(150)	(150)	(150)	(150)	(100)

Total GAAP equity	$585	$751	$(718)	$149	$876	$924

(a) Other assets includes DBIC, derivative assets, accrued interest recievable, deferred tax assets, restricted cash, and other assets.
(b) Other liabilities include derivative liabilities, accrued interest payable, dividends payable, and accrued expenses, and other liabilities.

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 5: Components of Book Value

Table 6 : Book Value and Other Ratios ($ in millions, except per share data)

	2008	January 1,	2007	2007	2007	2007	2006	2006	2006	2006
	Q1	2008 (1)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Total Redwood debt	$2	$8	$8	$39	$849	$1,880	$1,856	$510	$529	$ -
Subordinated notes	150	150	150	150	150	100	100	-	-	-
Redwood obligations	$152	$158	$158	$189	$999	$1,980	$1,956	$510	$529	$ -

GAAP stockholders' equity	$585	$751	$(718)	$149	$876	$924	$1,003	$1,043	$1,004	$967

Redwood obligations to equity	0.3x	0.2x	(0.2)x	1.3x	1.1x	2.1x	2.0x	0.5x	0.5x	0.0x
Redwood obligations to (equity + Redwood obligations)	21%	17%	-28%	56%	53%	68%	66%	33%	35%	0%

Redwood obligations	$152	$158	$158	$189	$999	$1,980	$1,956	$510	$529	$ -
ABS obligations of consolidated entities	7,591	8,839	10,329	10,803	10,675	9,947	9,979	11,554	11,898	13,930
GAAP debt	$7,743	$8,997	$10,487	$10,992	$11,674	$11,927	$11,935	$12,064	$12,427	$13,930

GAAP debt to equity	13.2x	12.0x	(14.6)x	73.8x	13.3x	12.9x	11.9x	11.6x	12.4x	14.4x
GAAP debt to (equity + GAAP debt)	93%	92%	107%	99%	93%	93%	92%	92%	93%	94%

GAAP stockholders' equity	$585	$751	$(718)	$149	$876	$924	$1,003	$1,043	$1,004	$967
Balance sheet mark-to-market adjustments	(93)	(99)	(574)	(735)	(81)	(6)	93	95	91	82
Core equity	$678	$850	$(145)	$884	$957	$930	$910	$948	$913	$886

Shares outstanding at period end	32,710	32,385	32,385	27,986	27,816	27,129	26,733	26,053	25,668	25,382

GAAP equity per share (2)	$17.89	$23.18	$(22.18)	$5.32	$31.50	$34.06	$37.51	$40.02	$39.13	$38.11
Core equity per share	$20.74	$26.24	$(4.46)	$31.58	$34.40	$34.29	$34.02	$36.38	$35.58	$34.90

(1) On January 1, 2008 we elected the fair value option for the assets and liabilities of Acacia and certain other assets.
(2) At March 31, 2008 we estimate the economic book value was $590 million, or $18.04 per share. This is the GAAP book value of $585 million ($17.89 per share) adjusted for our estimates of fair value of our investments in Acacia and Sequoia of negative $73 million (negative $2.23 per share), and an adjustment to the fair value of the subordinated notes issued of positive $78 million (positive $2.38 per share). This is reconciled to GAAP in the table on page 8 of this Review.

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 6 : Book Value and Other Ratios	71

Table 7: Profitability Ratios ($ in thousands, except per share data)	72

										Full	Full
	2008	2007	2007	2007	2007	2006	2006	2006	2006	Year	Year
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	2007	2006

Interest income	$168,006	$201,952	$218,824	$219,658	$215,105	$217,391	$223,649	$218,238	$225,882	$855,540	$885,160
Average consolidated earning assets	$9,101,313	$11,521,330	$12,193,242	$12,301,562	$12,279,814	$12,498,889	$12,860,488	$13,581,710	$15,229,790	$12,072,657	$13,533,367
Asset yield	7.38%	7.01%	7.18%	7.14%	7.01%	6.96%	6.96%	6.43%	5.93%	7.09%	6.54%

Interest expense	$(128,762)	$(152,679)	$(165,230)	$(165,757)	$(168,095)	$(172,857)	$(174,673)	$(173,519)	$(180,655)	$(651,762)	$(701,704)
Average consolidated interest-bearing liabilities	$8,383,296	$10,716,433	$11,376,762	$11,580,196	$11,623,627	$11,836,717	$12,332,390	$13,055,417	$14,800,315	$11,322,898	$12,996,244
Cost of funds	6.14%	5.70%	5.81%	5.73%	5.78%	5.84%	5.67%	5.32%	4.88%	5.76%	5.40%

Asset yield	7.38%	7.01%	7.18%	7.14%	7.01%	6.96%	6.96%	6.43%	5.93%	7.09%	6.54%
Cost of funds	(6.14)%	(5.70)%	(5.81)%	(5.73)%	(5.78)%	(5.84)%	(5.67)%	(5.32)%	(4.88)%	(5.76)%	(5.40)%
Interest rate spread	1.24%	1.31%	1.37%	1.41%	1.22%	1.12%	1.29%	1.11%	1.05%	1.33%	1.14%

Net interest income before market valuation adjustments	$40,726	$49,273	$53,594	$53,901	$47,010	$44,534	$48,976	$44,719	$45,227	$203,778	$183,456
Average consolidated earning assets	$9,101,313	$11,521,330	$12,193,242	$12,301,562	$12,279,814	$12,498,889	$12,860,488	$13,581,710	$15,229,790	$12,072,657	$13,533,367
Net interest margin	1.79%	1.71%	1.76%	1.75%	1.75%	1.43%	1.52%	1.32%	1.19%	1.69%	1.36%

Net interest income before market valuation adjustments	$40,726	$49,273	$53,594	$53,901	$47,010	$44,534	$48,976	$44,719	$45,227	$203,778	$183,456
Annualized net interest income / average core equity	19.66%	27.91%	22.48%	22.66%	20.33%	19.28%	21.02%	19.91%	20.62%	23.06%	20.32%

Operating expenses (excluding severance expense)	$16,368	$14,929	$11,732	$12,772	$15,402	$13,851	$13,455	$16,037	$12,582	$54,835	$55,925

Average total assets	$9,222,284	$10,866,153	$12,232,304	$12,688,468	$12,865,979	$13,041,794	$13,480,361	$14,168,755	$15,839,483	$12,177,451	$14,123,149
Average total equity	$710,010	$97,534	$851,869	$946,454	$1,008,688	$1,008,863	$1,011,609	$980,402	$952,230	$723,807	$988,495

Operating expenses / net interest income	40.19%	30.30%	21.89%	23.70%	32.76%	31.10%	27.47%	35.86%	27.82%	26.91%	30.48%
Operating expenses / average total assets	0.71%	0.55%	0.38%	0.40%	0.48%	0.42%	0.40%	0.45%	0.32%	0.45%	0.40%
Operating expenses / average total equity annualized	9.22%	61.23%	5.51%	5.40%	6.11%	5.49%	5.32%	6.54%	5.29%	7.58%	5.66%

GAAP net (loss) income	$(171,587)	$(1,077,445)	$(60,917)	$11,416	$18,309	$35,691	$32,416	$31,410	$28,015	$(1,108,637)	$127,532
GAAP net (loss) income / average total assets	(7.44)%	(39.66)%	(1.99)%	0.36%	0.57%	1.09%	0.96%	0.89%	0.71%	(9.10)%	0.90%
GAAP net (loss) income / average equity (GAAP ROE)	(96.67)%	(4418.75)%	(28.60)%	4.82%	7.26%	14.15%	12.82%	12.82%	11.77%	(153.17)%	12.90%
GAAP net (loss) income / average core equity (adjusted ROE)	(82.83)%	(610.31)%	(25.55)%	4.80%	7.92%	15.45%	13.91%	13.98%	12.77%	(125.47)%	14.04%

Core earnings	$22,303	$35,811	$40,025	$38,108	$29,807	$30,276	$31,983	$25,417	$29,885	$143,751	$117,561
Average core equity	$828,618	$706,167	$953,602	$951,378	$925,128	$923,856	$932,030	$898,409	$877,212	$883,590	$908,071
Core earnings / average core equity (core ROE)	10.77%	20.28%	16.79%	16.02%	12.89%	13.11%	13.73%	11.32%	13.63%	16.27%	12.95%

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 7: Profitability Ratios

Table 8: Average Balance Sheet ($ in thousands)

						Full
	2008	2007	2007	2007	2007	Year
	Q1	Q4	Q3	Q2	Q1	2007
Amortized Cost at Redwood

Residential CES
Prime	$164,621	$159,699	$133,552	$141,226	$124,513	$139,747
Alt-A	24,637	37,882	79,139	70,431	66,606	63,515
Subprime	1,712	906	1,550	4,017	6,312	3,196
Residential CES at Redwood	190,970	198,487	214,241	215,675	197,431	206,458

Residential IGS	37,632	35,998	136,148	156,171	138,398	116,679
Commercial CES	183,446	184,491	185,358	188,672	199,302	189,456
Commercial loans	250	91	2,602	2,603	2,603	1,975
Residential loans	4,507	74,722	127,983	901,168	1,708,160	698,819
CDO	21,297	30,501	20,424	25,854	33,576	27,589
Other real estate investments	5,836	17,679	28,152	47,567	23,736	29,283
Real estate assets at Redwood	$443,938	$541,968	$714,908	$1,537,710	$2,303,207	$1,270,259

Earning assets at Acacia	1,439,913	3,339,339	3,326,899	3,141,675	2,735,805	3,137,798
Earning assets at Sequoia	6,895,529	7,254,340	7,745,341	7,331,308	6,995,987	7,331,744
Earning assets at Opportunity Fund	33,180	-	-	-	-	-

Cash and cash equivalents	402,584	385,683	406,094	290,869	244,816	332,856
Earning assets	9,215,144	11,521,330	12,193,242	12,301,562	12,279,814	12,072,657
Balance sheet mark-to-market adjustments	(113,832)	(608,634)	(101,733)	(4,924)	83,560	(195,757)
Earning assets - reported value	9,101,312	10,912,696	12,091,509	12,296,638	12,363,374	11,876,900
Other assets	120,971	(46,543)	140,795	391,830	502,605	300,550
Total assets	$9,222,283	$10,866,153	$12,232,304	$12,688,468	$12,865,979	$12,177,450

Redwood debt	$21,477	$26,871	$399,068	$1,515,988	$2,188,561	$1,024,829
Sequoia ABS issued	6,745,556	7,161,634	7,430,521	7,125,947	6,845,355	7,143,651
Acacia ABS issued	1,456,506	3,381,924	3,401,359	2,820,328	2,492,698	3,027,541
Other liabilities	142,491	52,187	3,673	161,819	233,664	130,745
'Subordinated notes	146,242	146,004	145,813	117,934	97,013	126,877
Total liabilities	8,512,272	10,768,620	11,380,435	11,742,015	11,857,291	11,453,643

Core equity	823,843	706,167	953,602	951,378	925,128	883,590
Balance sheet mark-to-market adjustments	(113,832)	(608,634)	(101,733)	(4,924)	83,560	(159,783)
Total equity	714,786	97,533	851,869	946,454	1,008,688	723,807

Total liabilities and equity	$9,222,283	$10,866,153	$12,232,304	$12,688,469	$12,865,979	$12,177,450

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 8: Average Balance Sheet	73

Table 9A - Balances & Yields by Securities Portfolio at Redwood ($ in thousands)	74

	2008	2007
	Q1	Q4
Residential Prime CES
Current face	$537,214	$528,745
Unamortized discount	(60,335)	(76,633)
Discount designated as credit reserve	(358,334)	(287,716)
Unrealized losses	(40,739)	(36,784)
Reported value	$77,806	$127,612

Average amortized cost	$164,621	$159,699
Interest income	$16,600	$19,534
Annualized interest income / average amortized cost	40.34%	48.93%

Residential Alt-A CES
Current face	$217,109	$234,785
Unamortized discount	(1,401)	(15,158)
Discount designated as credit reserve	(204,681)	(194,544)
Unrealized losses	(1,914)	(3,117)
Reported value	$9,113	$21,966

Average amortized cost	$24,637	$37,882
Interest income	$5,210	$4,769
Annualized interest income / average amortized cost	84.59%	50.36%

Residential Subprime CES
Current face	$23,888	$27,899
Unamortized discount	37	1,349
Discount designated as credit reserve	(23,139)	(27,872)
Unrealized gains	152	55
Reported value	$938	$1,431

Average amortized cost	$1,135	$906
Interest income	$85	$478
Annualized interest income / average amortized cost	29.96%	211.04%

Residential IGS
Current face	$56,494	$56,125
Unamortized discount	(22,014)	(17,660)
Discount designated as credit reserve	(20)	(12,013)
Unrealized gains	(7,034)	99
Reported value	$27,426	$26,551

Average amortized cost	$15,794	$35,999
Interest income	$629	$1,065
Annualized interest income / average amortized cost	15.94%	11.83%

Commercial CES
Current face	$523,118	$523,156
Unamortized discount	(36,955)	(17,867)
Discount designated as credit reserve	(378,388)	(318,456)
Unrealized losses	(8,252)	(38,325)
Reported value	$99,523	$148,508

Average amortized cost	$183,446	$184,491
Interest income	$5,000	$4,955
Annualized interest income / average amortized cost	10.90%	10.74%

CDO CES
Current face	$26,562	$26,501
Unamortized discount	(3,513)	(3,096)
Discount designated as credit reserve	(22,374)	(21,855)
Unrealized losses	10	822
Reported value	$685	$2,372

Average amortized cost	$1,576	$1,678
Interest income	$140	$129
Annualized interest income / average amortized cost	35.53%	30.75%

CDO IGS
Current face	$89,645	$121,800
Unamortized discount	(58,959)	(55,776)
Discount designated as credit reserve
Unrealized losses	(4,146)	(35,499)
Reported value	$26,540	$30,525

Average amortized cost	$27,743	$28,823
Interest income	$1,357	$807
Annualized interest income / average amortized cost	19.57%	11.20%

Securities Reported at Fair Value (1)

Reported fair value	$23,371	$-

Average fair value	$47,572	-
Interest income	$2,099	-
Annualized interest income / average fair value	17.65%	-

(1) On January 1, 2008 we elected the fair value option for certain assets.

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 9A - Balances & Yields by Securities Portfolio at Redwood

Table 9B - Balances & Yields by Securities Portfolio at Acacia ($ in thousands)

2008
Q1
Residential Prime CES

Reported fair value	$77,414

Average fair value	$135,694
Interest income	$5,877
Annualized interest income / average fair-value	17.32%

Residential Alt-A CES

Reported fair value	$14,633

Average fair value	$31,243
Interest income	$2,940
Annualized interest income / average fair-value	37.64%

Residential Subprime CES

Reported fair value	$10,877

Average fair value	$13,116
Interest income	$1,629
Annualized interest income / average fair-value	49.68%

Residential IGS

Reported fair value	$588,738

Average fair value	$857,763
Interest income	$23,967
Annualized interest income / average fair-value	11.18%

Commercial IGS

Reported fair value	$62,781

Average fair value	$73,878
Interest income	$1,431
Annualized interest income / average fair-value	7.75%

Commercial CES

Reported fair value	$112,554

Average fair value	$150,421
Interest income	$4,542
Annualized interest income / average fair-value	12.08%

CDO IGS

Reported fair value	$52,743

Average fair value	$69,991
Interest income	$2,527
Annualized interest income / average fair-value	14.44%

CDO CES

Reported fair value	$6,027

Average fair value	$7,096
Interest income	$401
Annualized interest income / average fair-value	22.63%

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 9B - Balances & Yields by Securities Portfolio at Acacia	75

Table 10A: Securities Portfolio Activity at Redwood (in thousands)	76

	2008	2007
	Q1	Q4
Residential Prime
Beginning balance	$128,971	$134,624
Acquisitions	38,207	63,663
Transfer between portfolios	1,183	(624)
Sales	-	-
Principal payments	(14,810)	(14,702)
Discount amortization	9,554	12,544
Changes in fair value, net	(65,125)	(66,534)
Ending Balance	$97,980	$128,971

Residential Alt-A
Beginning balance	$31,353	$89,668
Acquisitions	451	-
Transfer between portfolios	2,874	(13,951)
Sales	-	(18,255)
Principal payments	(3,646)	(3,410)
Discount amortization	2,423	1,167
Changes in fair value, net	(18,607)	(23,866)
Ending balance	$14,850	$31,353

Residential Subprime
Beginning balance	$6,036	$13,089
Acquisitions	7,221	6,303
Transfer between portfolios	-	-
Sales	-	-
Principal payments	(1,170)	(1,417)
Discount amortization	(25)	173
Changes in fair value, net	(1,745)	(12,112)
Ending balance	$10,317	$6,036

Other Real Estate Investments
Beginning balance	$11,521	$25,300
Acquisitions	-	-
Transfer between portfolios	(4,379)	-
Sales	-	-
Principal payments	(1,008)	(3,349)
Premium amortization	-	(1,217)
Changes in fair value, net	(2,697)	(9,213)
Ending balance	$3,437	$11,521

Residential Real Estate Loans
Beginning balance	$4,533	$6,049
Acquisitions	-
Principal payments	(16)	(343)
Premium amortization	-	(779)
Credit provision	-	-
Transfers to REO	-	-
Changes in fair value, net	(74)	(394)
Ending balance	$4,443	$4,533

Commercial
Beginning balance	$148,508	$158,750
Acquisitions	-	-
Transfer between portfolios	-	20,835
Sales	-	(4,542)
Principal payments	-	-
Premium amortization	(1,523)	(1,579)
Changes in fair value, net	(47,462)	(24,956)
Ending Balance	$99,523	$148,508

Commercial Real Estate Loans
Beginning balance	$253	$249
Acquisitions	-	-
Principal payments	(2)	(2)
Discount (premium) amortization	1	6
Credit provision	-	-
Changes in fair value, net	-	-
Ending Balance	$252	$253

CDO
Beginning balance	$32,897	$9,359
Acquisitions	12,336	42,113
Upgrades / downgrades	-	-
Transfer between portfolios	-	(1,526)
Sales	-	-
Principal payments	20	(317)
Discount amortization	435	-
Changes in fair value, net	(2,957)	(16,732)
Ending Balance	$42,731	$32,897

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 10A: Securities Portfolio Activity at Redwood

Table 10B: Portfolio Activity at Acacia (in thousands)

	2008	2007
	Q1	Q4
Residential Prime
Beginning balance	$707,722	$947,475
Acquisitions	-	11,075
Transfer between portfolios	227	624
Sales	-	(3,159)
Principal payments	(23,932)	(23,000)
Discount amortization	-	4,205
Changes in fair value, net	(372,984)	(229,498)
Ending Balance	$311,033	$707,722

Residential Alt-a
Beginning balance	$465,387	$724,896
Acquisitions	0	30,175
Transfer between portfolios	-	13,958
Sales	-	(1,056)
Principal payments	(7,021)	(9,222)
Discount amortization	-	1,597
Changes in fair value, net	(238,842)	(294,961)
Ending balance	$219,524	$465,387

Residential Subprime
Beginning balance	$219,941	$324,926
Acquisitions	-	-
Transfer between portfolios	95	(6)
Sales	-	-
Principal payments	(22,364)	(11,341)
Discount amortization	-	(771)
Changes in fair value, net	(36,566)	(92,867)
Ending balance	$161,106	$219,941

Commercial
Beginning balance	$278,003	$341,047
Acquisitions	-	-
Transfer between portfolios	(5,482)	(20,836)
Sales	-	-
Principal payments	(658)	(5,121)
Discount (premium) amortization	-	1,669
Changes in fair value, net	(96,527)	(38,757)
Ending Balance	$175,336	$278,003

CDO
Beginning balance	$91,263	$182,554
Acquisitions	-	-
Transfer between portfolios	5,482	1,525
Sales	-	-
Principal payments	(647)	(6,379)
Premium amortization	-	(133)
Changes in fair value, net	(37,328)	(86,304)
Ending Balance	$58,770	$91,263

Commercial Real Estate Loans
Beginning balance	$25,426	$25,517
Acquisitions	-	-
Transfer between portfolios	-	-
Principal payments	(115)	(111)
Discount (premium) amortization	-	20
Credit provision	-	-
Changes in fair value, net	(6,509)	-
Ending Balance	$18,802	$25,426

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 10B: Portfolio Activity at Acacia	77

Table 10C: Portfolio Activity at Sequoia (in thousands)	78

	2008	2007
	Q1	Q4
Residential Real Estate Loans
Beginning balance	$7,173,940	$7,624,222
Acquisitions	-	-
Principal payments	(399,711)	(430,612)
Premium amortization	(7,510)	(6,683)
Credit provision	(8,058)	(4,973)
Transfers to REO	(7,170)	(8,014)
Changes in fair value, net	-	-
Ending balance	$6,751,491	$7,173,940

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 10C: Portfolio Activity at Sequoia

Table 11A: Managed Residential Loans Credit Performance ($ in thousands)

		Managed Loans	Internally-Designated Credit Reserve	External Credit Enhancement	Total Credit Protection	Total Credit Protection as % of Loans (1)	Seriously Delinquent Loans (2)	Seriously Delinquent Loan % of Current Balance	Total Credit Losses	Losses To Securities Junior to Redwood's Interest	Redwood's Share of Net Charge-offs/ (Recoveries)	Redwood Credit Losses As % of Loans (Annualized)
Total Managed	Q1: 2006	$198,252,684	$396,153	$126,376	$522,529	0.26%	$467,352	0.24%	$3,002	-	$3,002	0.01%
Residential	Q2: 2006	227,928,505	445,028	126,264	571,292	0.25%	441,430	0.19%	1,464	-	1,464	<0.01%
Portfolio	Q3: 2006	235,127,925	403,723	215,285	619,008	0.26%	658,262	0.28%	2,748	155	2,593	<0.01%
	Q4: 2006	219,178,838	392,365	302,072	694,437	0.32%	842,746	0.39%	5,058	196	4,862	0.01%
	2006	219,178,838	392,365	302,072	694,437	0.32%	842,746	0.39%	12,272	351	11,921	0.01%
	Q1: 2007	245,080,031	412,717	355,855	768,572	0.31%	1,075,683	0.44%	5,776	325	5,451	0.01%
	Q2: 2007	227,973,546	469,492	356,374	825,866	0.36%	1,431,963	0.63%	12,157	471	11,686	0.02%
	Q3: 2007	219,465,992	466,034	335,699	801,733	0.37%	2,234,644	1.02%	17,553	8,682	8,871	0.03%
	Q4: 2007	256,923,033	695,130	342,009	1,037,139	0.40%	7,536,293	2.93%	44,529	32,533	11,996	0.07%
	2007	256,923,033	695,130	342,009	1,037,139	0.40%	7,536,293	2.93%	$80,015	42,011	38,004	0.03%
	Q1: 2008 (3)	$157,481,973	$610,598	$89,472	$700,070	0.44%	$4,698,037	2.98%	$57,354	$24,746	$32,608	0.15%

Residential Real	Q1: 2006	$11,846,454	$22,372	-	$22,372	0.19%	48,677	0.41%	$425	-	$425	<0.01%
Estate Loans	Q2: 2006	10,318,641	19,450	-	19,450	0.19%	47,162	0.46%	423	-	423	<0.01%
	Q3: 2006	9,718,985	19,326	-	19,326	0.20%	61,447	0.63%	589	-	589	0.02%
	Q4: 2006	9,212,002	20,119	-	20,119	0.22%	65,071	0.79%	711	-	711	0.02%
	2006	9,212,002	20,119	-	20,119	0.22%	65,071	0.79%	2,148	-	2,148	0.02%
	Q1: 2007	8,582,964	19,954	-	19,954	0.23%	68,632	0.92%	1,646	-	1,646	0.08%
	Q2: 2007	8,256,759	16,416	-	16,416	0.20%	55,674	0.67%	6,038	-	6,038	0.29%
	Q3: 2007	7,546,529	15,195	-	15,195	0.20%	56,068	0.74%	2,728	-	2,728	0.14%
	Q4: 2007	7,106,018	18,282	-	18,282	0.26%	67,984	0.96%	1,886	-	1,886	0.11%
	2007	7,106,018	18,282	-	18,282	0.26%	67,984	0.96%	12,298	-	12,298	0.17%
	Q1: 2008 (3)	$6,697,241	$24,444	-	$24,444	0.36%	$83,966	1.25%	$1,896	-	$1,896	0.11%

Residential CES	Q1: 2006	$186,406,230	$373,781	$126,376	$500,157	-	$418,675	0.22%	$2,577	-	$2,577	<0.01%
	Q2: 2006	217,609,864	425,578	126,264	551,842	0.25%	394,268	0.18%	1,041	-	1,041	<0.01%
	Q3: 2006	225,408,940	384,397	215,285	599,682	0.27%	596,815	0.26%	2,159	155	2,004	<0.01%
	Q4: 2006	209,966,836	372,246	302,072	674,318	0.32%	777,675	0.37%	4,347	196	4,151	<0.01%
	2006	209,966,836	372,246	302,072	674,318	0.32%	777,675	0.37%	10,124	351	9,773	<0.01%
	Q1: 2007	236,497,067	392,763	355,855	748,618	0.32%	1,007,051	0.43%	4,130	325	3,805	<0.01%
	Q2: 2007	219,716,787	453,076	356,374	809,450	0.37%	1,376,289	0.63%	6,119	471	5,648	0.01%
	Q3: 2007	211,919,463	450,839	335,699	786,538	0.37%	2,178,576	1.03%	14,825	8,682	6,143	0.01%
	Q4: 2007	249,817,015	676,848	342,009	1,018,857	0.41%	7,468,309	2.99%	42,643	32,533	10,110	0.02%
	2007	249,817,015	676,848	342,009	1,018,857	0.41%	7,468,309	2.99%	67,717	42,011	25,706	0.01%
	Q1: 2008 (3)	$150,784,732	$586,154	$89,472	$675,626	0.45%	$4,614,071	3.06%	55,458	$24,746	$30,712	0.08%

(1) The credit reserve on residential real estate loans is only available to absorb losses on our residential real estate loans. Internally-designated credit reserves and external credit enhancement are only available to absorb losses on our residential CES. The credit enhancement balances shown above do not include pari passu CES owned by others. If we had included these amounts, the total credit protection would increase to 0.54% for residential CES compared to the 0.45% shown in the table above.

(2) The seriously delinquent loans amount for residential real estate loans excludes loans in REO which is included in our consolidated other assets. At March 31, 2008, REO totaled $16 million.
(3) As of Q108, balances only include CES and loans held at Redwood and loans held by Sequoia.

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 11A: Managed Residential Loans Credit Performance	79

Table 11B: Managed Residential Loans Underlying Unrated CES at Redwood ($ in thousands)	80

		Managed Loans (1)	Internally-Designated Credit Reserve	Total Credit Reserve as % of Loans (2)	Seriously Delinquent Loans	Seriously Delinquent Loan % of Current Balance	Redwood's Share of Losses	Total Credit Losses As % of Loans (Annualized)

Total managed residential	2005	$116,114,620	$354,603	0.31%	$280,777	0.24%	$3,004	0.00%
loans underlying unrated	Q1: 2006	138,193,399	411,286	0.30%	383,443	0.28%	2,577	0.01%
CES at Redwood	Q2: 2006	149,482,021	424,873	0.28%	355,455	0.24%	1,041	0.00%
	Q3: 2006	131,638,023	383,329	0.29%	402,464	0.31%	2,004	0.01%
	Q4: 2006	125,484,895	372,247	0.30%	475,624	0.38%	4,151	0.01%
	2006	125,484,895	372,247	0.30%	475,624	0.38%	9,773	0.01%
	Q1: 2007	106,041,296	392,763	0.37%	603,602	0.57%	3,805	0.01%
	Q2: 2007	107,327,274	443,736	0.41%	760,418	0.71%	5,649	0.02%
	Q3: 2007	102,309,905	436,484	0.43%	1,140,185	1.11%	6,143	0.02%
	Q4: 2007	105,346,188	482,260	0.46%	1,925,858	1.83%	9,795	0.04%
	2007	105,346,188	482,260	0.46%	1,925,858	1.83%	25,392	0.02%
	Q1: 2008	$104,143,788	$563,015	0.54%	$3,078,034	2.96%	$26,701	0.10%

Residential loans	2005	$100,335,631	$296,362	0.30%	$222,162	0.22%	$2,455	0.00%
underlying prime unrated	Q1: 2006	122,532,955	343,209	0.28%	296,802	0.24%	2,403	0.01%
CES at Redwood	Q2: 2006	129,521,184	309,703	0.24%	248,502	0.19%	816	<0.01%
	Q3: 2006	112,437,056	276,189	0.25%	269,496	0.24%	1,826	0.01%
	Q4: 2006	107,357,542	256,932	0.24%	288,159	0.27%	2,840	0.01%
	2006	107,357,542	256,932	0.24%	288,159	0.27%	7,886	0.01%
	Q1: 2007	87,463,719	263,991	0.30%	325,581	0.37%	2,474	0.01%
	Q2: 2007	87,747,140	292,935	0.33%	384,267	0.44%	3,241	0.01%
	Q3: 2007	82,672,812	260,191	0.31%	555,257	0.67%	2,816	0.01%
	Q4: 2007	86,979,610	287,716	0.33%	898,336	1.03%	4,418	0.02%
	2007	86,979,610	287,716	0.33%	898,336	1.03%	12,949	0.01%
	Q1: 2008	$86,486,014	$358,334	0.41%	$1,399,063	1.62%	$11,129	0.05%

Residential loans	2005	$15,778,989	$58,241	0.37%	$58,614	0.37%	$549	0.00%
underlying alt - a unrated	Q1: 2006	15,660,444	68,077	0.43%	86,641	0.55%	174	0.00%
CES at Redwood	Q2: 2006	19,960,837	115,170	0.58%	106,953	0.54%	225	0.00%
	Q3: 2006	19,200,967	107,140	0.56%	132,968	0.69%	178	0.00%
	Q4: 2006	18,127,353	115,315	0.64%	187,465	1.03%	1,311	0.03%
	2006	18,127,353	115,315	0.64%	187,465	1.03%	1,887	0.01%
	Q1: 2007	18,577,577	128,772	0.69%	278,021	1.50%	1,331	0.03%
	Q2: 2007	19,580,134	150,801	0.77%	376,151	1.92%	2,408	0.05%
	Q3: 2007	19,637,093	176,293	0.90%	584,928	2.98%	3,327	0.07%
	Q4: 2007	18,366,578	194,544	1.06%	1,027,522	5.59%	5,377	0.12%
	2007	18,366,578	194,544	1.06%	1,027,522	5.59%	12,443	0.07%
	Q1: 2008	$17,657,774	$204,681	1.16%	$1,678,971	9.51%	$15,572	0.35%

(1) The credit reserve on residential real estate loans is only available to absorb losses on our residential real estate loan portfolio. The managed loans amount for residential CES prime and alt-a portfolios represents the loan balances for the securities where Redwood is first in line to absorb losses. The internally-designated credit reserve is established to protect Redwood against losses suffered from these underlying loan balances.

(2) The credit enhancement balances shown above do not include pari passu CES owned by others. If we had included these amounts, the total credit protection would be 0.53% for prime CES compared to 0.41% for prime CES shown in the table above. For alt-a CES, the total credit protection would be 1.43% compared to the 1.16% shown in the table above.

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 11B: Managed Residential Loans Underlying Unrated CES at Redwood

Table 12A: Residential Prime CES and Underlying Loan Characteristics at Redwood ($ in thousands)

	2008	2007
	Q1	Q4
AFS: Residential Prime CES
Principal value	$537,214	$528,745
Unamortized discount	$(60,335)	$(76,633)
Discount designated as credit reserve	$(358,334)	$(287,716)
Unrealized (loss) gain	$(40,739)	$(36,784)
Market value (reported value)	$77,806	$127,612
Market value / principal value	14.5%	24.1%

FVO: Residential Prime CES
Market value	$ -	$ -

Total Market Value (reported value)	$77,806	$127,612

Current Rating
BB	$24,647	$49,935
B	21,538	41,150
Unrated	31,621	36,527
Total market value	$77,806	$127,612

Security Type
Option ARM	$6,841	$16,827
ARM	4,370	16,180
Hybrid	47,858	72,704
Fixed	18,737	21,901
Total market value	$77,806	$127,612

AFS: Residential Prime CES
Coupon income	$7,110	$7,013
Discount amortization	9,490	12,521
Total interest income	$16,600	$19,534

Average amortized cost	$164,621	$159,699

Coupon income %	17.27%	17.57%
Discount amortization %	23.06%	31.36%
Annualized interest income / avg. amt. cost	40.34%	48.93%

FVO: Residential Prime CES
Coupon income	$ -	$ -
Average fair-value	$ -	$ -
Annualized interest income / avg. fair-value	-	-

Underlying Loan Characteristics (Total)

Number of loans	303,657	305,272
Total loan face	$127,183,501	$126,820,985
Average loan size	$419	$415

Year 2008 origination	0%	0%
Year 2007 origination	8%	7%
Year 2006 origination	13%	13%
Year 2005 origination	22%	23%
Year 2004 origination and earlier	56%	57%

Southern CA	26%	26%
Northern CA	23%	23%
Florida	6%	6%
New York	6%	6%
Georgia	2%	2%
New Jersey	3%	3%
Texas	2%	2%
Arizona	2%	2%
Illinois	3%	3%
Colorado	2%	2%
Virginia	4%	4%
Other states	22%	21%

Wtd Avg Original LTV	69%	69%
Original LTV: 0 - 50	13%	13%
Original LTV: 50.01 - 60	12%	12%
Original LTV: 60.01 - 70	22%	22%
Original LTV: 70.01 - 80	50%	50%
Original LTV: 80.01 - 90	2%	2%
Original LTV: 90.01 - 100	1%	1%
Unknown	0%	0%

Wtd Avg FICO	736	736
FICO: <= 600	0%	0%
FICO: 601 - 620	0%	0%
FICO: 621 - 640	1%	1%
FICO: 641 - 660	3%	3%
FICO: 661 - 680	5%	7%
FICO: 681 - 700	10%	10%
FICO: 701 - 720	13%	13%
FICO: 721 - 740	14%	14%
FICO: 741 - 760	16%	16%
FICO: 761 - 780	18%	18%
FICO: 781 - 800	13%	14%
FICO: >= 801	4%	4%
Unknown	3%	0%

Conforming at Origination %	25%	26%
> $1 MM %	10%	10%

2nd Home %	6%	7%
Investment Home %	2%	2%

Purchase	42%	42%
Cash Out Refi	24%	25%
Rate-Term Refi	33%	32%
Construction	0%	0%
Other	0%	1%

Full Doc	49%	52%
No Doc	7%	7%
Other Doc (Lim, Red, Stated, etc)	41%	41%
Unknown	3%
2-4 Family	1%	0%
Condo	11%	2%
Single Family	87%	11%
Other	0%	87%

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 12A: Residential Prime CES and Underlying Loan Characteristics at Redwood	81

Table 12B: Residential Alt-A CES and Underlying Loan Characteristics at Redwood ($ in thousands)	82

	2008	2007
	Q1	Q4
AFS: Residential CES Alt A
Principal value	$217,109	$234,785
Unamortized discount	(1,401)	(15,158)
Discount designated as credit reserve	(204,681)	(194,544)
Unrealized (loss) gain	(1,914)	(3,117)
Market value (reported value)	$9,113	$21,966
Market value / principal value	4.2%	9.4%

FVO: Residential CES Alt A
Market value	$ -	$ -

Total market value (reported value)	$9,113	$21,966

Current Rating
BB	$427	$2,901
B	2,130	7,531
Unrated	6,556	11,534
Total market value	$9,113	$21,966

Security Type
Option ARM	$7,798	$19,644
ARM	116	151
Hybrid	822	1,660
Fixed	377	511
Total market value	$9,113	$21,966

AFS: Residential CES Alt A
Coupon income	$2,787	$3,588
Discount amortization	2,423	1,181
Total interest income	$5,210	$4,769

Average amortized cost	$24,637	$37,882

Coupon income %	45.25%	37.89%
Discount amortization %	39.34%	12.47%
Annualized interest income / avg. amt. cost	84.59%	50.36%

FVO: Residential CES Alt A
Coupon income	$ -	$ -
Average fair-value	$ -	$ -
Annualized interest income / avg. fair-value	-	-

Underlying Loan Characteristics

Number of loans	44,860	47,588
Total loan face	$17,657,774	$18,366,578
Average loan size	$393,622	$386

Year 2008 origination	0%	0%
Year 2007 origination	24%	24%
Year 2006 origination	24%	24%
Year 2005 origination	29%	29%
Year 2004 origination and earlier	22%	23%

	2008	2007
	Q1	Q4
Southern CA	31%	30%
Northern CA	21%	20%
Florida	11%	11%
New York	3%	3%
Georgia	1%	1%
New Jersey	3%	3%
Texas	1%	1%
Arizona	4%	4%
Illinois	1%	1%
Colorado	2%	2%
Virginia	3%	3%
Other states	20%	21%

Wtd Avg Original LTV	78%	76%
Original LTV: 0 - 50	3%	4%
Original LTV: 50.01 - 60	5%	6%
Original LTV: 60.01 - 70	16%	16%
Original LTV: 70.01 - 80	64%	62%
Original LTV: 80.01 - 90	9%	9%
Original LTV: 90.01 - 100	3%	3%
Unknown	0%	0%

Wtd Avg FICO	705	705
FICO: <= 600	0%	0%
FICO: 601 - 620	1%	1%
FICO: 621 - 640	5%	5%
FICO: 641 - 660	10%	9%
FICO: 661 - 680	16%	16%
FICO: 681 - 700	17%	16%
FICO: 701 - 720	15%	14%
FICO: 721 - 740	12%	11%
FICO: 741 - 760	10%	9%
FICO: 761 - 780	8%	7%
FICO: 781 - 800	5%	4%
FICO: >= 801	1%	1%
Unknown	1%	7%

Conforming at Origination %	43%	44%
> $1 MM %	16%	16%

2nd Home %	7%	7%
Investment Home %	11%	11%

Purchase	35%	35%
Cash Out Refi	43%	43%
Rate-Term Refi	22%	22%
Construction	0%	0%
Other	0%	0%

Full Doc	15%	18%
No Doc	1%	1%
Other Doc (Lim, Red, Stated, etc)	75%	74%
Unknown/Not Categorized	9%	7%

2-4 Family	5%	0%
Condo	11%	5%
Single Family	84%	11%
Other	0%	84%

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 12B: Residential Alt-A CES and Underlying Loan Characteristics at Redwood

Table 12C: Residential Subprime CES and Underlying Loan Characteristics at Redwood ($ in thousands)

`	2008	2007
	Q1	Q4
Residential CES Subprime
Principal value	$23,888	$27,899
Unamortized premium (discount)	37	1,349
Discount designated as credit reserve	(23,139)	(27,872)
Unrealized gain (loss)	152	55
Market value (reported value)	$938	$1,431
Market value / principal value	3.9%	5.1%

FVO: Residential CES Subprime
Market value	$341	$ -

Total market value (reported value)	$1,279	$1,431

Current Rating
BB	$ -	$ -
B	90	111
Unrated	1,189	1,320
Total market value	$1,279	$1,431

Security Type
Option ARM	$ -	$ -
ARM	-	-
Hybrid	1,140	1,243
Fixed	139	188
Total market value	$1,279	$1,431

AFS: Residential CES Subprime
Coupon income	$429	$506
(Premium) discount amortization	(344)	(28)
Total net interest income	$85	$478

Average amortized cost	$1,135	$906

Interest income %	151.19%	223.40%
(Premium) discount amortization %	-121.23%	-12.36%
Annualized net interest income / avg. amt. cost	29.96%	211.04%

FVO: Residential CES Subprime
Coupon income	$128	$-
Average fair-value	$576	$-
Annualized interest income / avg. fair-value	88.89%	-

Underlying Loan Characteristics

Number of loans	29,441	26,070
Total loan face	$5,943,456	$4,529,364
Average loan size	$201,876	$174

Year 2008 origination	0%	0%
Year 2007 origination	55%	33%
Year 2006 origination	44%	66%
Year 2005 origination	0%	0%
Year 2004 origination and earlier	0%	1%

	2008	2007
	Q1	Q4
Southern CA	18%	21%
Northern CA	13%	16%
Florida	11%	11%
New York	6%	4%
Georgia	2%	1%
New Jersey	3%	3%
Texas	5%	5%
Arizona	3%	4%
Illinois	4%	4%
Colorado	2%	2%
Virginia	1%	2%
Other states	32%	27%

Wtd Avg Original LTV	89%	88%
Original LTV: 0 - 50	2%	2%
Original LTV: 50.01 - 60	2%	3%
Original LTV: 60.01 - 70	5%	6%
Original LTV: 70.01 - 80	53%	48%
Original LTV: 80.01 - 90	25%	26%
Original LTV: 90.01 - 100	13%	15%
Unknown	0%	0%

Wtd Avg FICO	637	638
FICO: <= 600	23%	23%
FICO: 601 - 620	14%	13%
FICO: 621 - 640	17%	17%

FICO: 641 - 660	15%	15%
FICO: 661 - 680	11%	11%
FICO: 681 - 700	8%	8%
FICO: 701 - 720	5%	5%
FICO: 721 - 740	3%	3%
FICO: 741 - 760	2%	2%
FICO: 761 - 780	1%	2%
FICO: 781 - 800	1%	1%
FICO: >= 801	0%	0%
Unknown	0%	0%

Conforming at Origination %	72%	72%
> $1 MM %	0%	0%

2nd Home %	1%	2%
Investment Home %	6%	8%

Purchase	48%	44%
Cash Out Refi	45%	48%
Rate-Term Refi	7%	8%
Construction	0%	0%
Other	0%	0%

Full Doc	61%	55%
No Doc	0%	1%
Other Doc (Lim, Red, Stated, etc)	39%	44%

2-4 Family	8%	0%
Condo	6%	8%
Single Family	86%	7%
Other	0%	85%

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 12C: Residential Subprime CES and Underlying Loan Characteristics at Redwood	83

Table 12D: Residential Prime CES and Underlying Loan Characteristics at Acacia ($ in thousands)	84

2008
Q1
FVO: Residential Prime CES
Market value	$77,414

Current Rating
BB	$64,280
B	11,758
Unrated	1,376
Total market value	$77,414

Security Type
Option ARM	$20,475
ARM	5,321
Hybrid	33,629
Fixed	17,989
Total market value	$77,414

FVO: Residential Prime CES
Coupon income	$5,877
Average fair-value	$135,694
Annualized interest income / avg. fair-value	17.32%

Underlying Loan Characteristics
Number of loans	447,407
Total loan face	$152,209,076
Average loan size	$340,203

Southern CA	23%
Northern CA	21%
Florida	6%
New York	5%
Georgia	2%
New Jersey	3%
Texas	3%
Arizona	2%
Illinois	3%
Colorado	2%
Virginia	4%
Other states	26%

Year 2008 origination	0%
Year 2007 origination	2%
Year 2006 origination	22%
Year 2005 origination	31%
Year 2004 origination and earlier	45%

2008
Q1

Wtd Avg Original LTV	69%
Original LTV: 0 - 50	13%
Original LTV: 50.01 - 60	12%
Original LTV: 60.01 - 70	22%
Original LTV: 70.01 - 80	51%
Original LTV: 80.01 - 90	2%
Original LTV: 90.01 - 100	1%
Unknown	0%

Wtd Avg FICO	738
FICO: <= 600	0%
FICO: 601 - 620	1%
FICO: 621 - 640	2%

FICO: 641 - 660	3%
FICO: 661 - 680	6%
FICO: 681 - 700	9%
FICO: 701 - 720	12%
FICO: 721 - 740	13%
FICO: 741 - 760	15%
FICO: 761 - 780	18%
FICO: 781 - 800	14%
FICO: >= 801	5%
Unknown	1%

Conforming at Origination %	32%
> $1 MM %	8%

2nd Home %	6%
Investment Home %	2%

Purchase	42%
Cash Out Refi	27%
Rate-Term Refi	29%
Construction	0%
Other	0%

Full Doc	47%
No Doc	6%
Other Doc (Lim, Red, Stated, etc)	44%
Unknown	3%

2-4 Family	2%
Condo	9%
Single Family	89%
Other	0%

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 12D: Residential Prime CES and Underlying Loan Characteristics at Acacia

Table 12E: Residential Prime Alt-A and Underlying Loan Characteristics at Acacia ($ in thousands)

2008
Q1
FVO: Residential Prime CES
Market value	$14,633

Current Rating
BB	$11,758
B	2,808
Unrated	67
Total market value	$14,633

Security Type
Option ARM	$13,322
ARM	138
Hybrid	733
Fixed	440
Total market value	$14,633

FVO: Residential Prime CES
Coupon income	$2,940
Average fair-value	$31,243
Annualized interest income / avg. fair-value	37.64%

Underlying Loan Characteristics
Number of loans	64,507
Total loan face	$25,671,374
Average loan size	$397,960

Southern CA	32%
Northern CA	21%
Florida	13%
New York	2%
Georgia	1%
New Jersey	2%
Texas	1%
Arizona	4%
Illinois	1%
Colorado	2%
Virginia	3%
Other states	18%

Year 2008 origination	0%
Year 2007 origination	18%
Year 2006 origination	58%
Year 2005 origination	14%
Year 2004 origination and earlier	10%

2008
Q1

Wtd Avg Original LTV	79%
Original LTV: 0 - 50	3%
Original LTV: 50.01 - 60	5%
Original LTV: 60.01 - 70	16%
Original LTV: 70.01 - 80	66%
Original LTV: 80.01 - 90	8%
Original LTV: 90.01 - 100	3%
Unknown	0%

Wtd Avg FICO	702
FICO: <= 600	0%
FICO: 601 - 620	1%
FICO: 621 - 640	6%
FICO: 641 - 660	10%
FICO: 661 - 680	17%
FICO: 681 - 700	18%
FICO: 701 - 720	14%
FICO: 721 - 740	12%
FICO: 741 - 760	9%
FICO: 761 - 780	7%
FICO: 781 - 800	4%
FICO: >= 801	1%
Unknown	1%

Conforming at Origination %	44%
> $1 MM %	13%

2nd Home %	6%
Investment Home %	11%

Purchase	29%
Cash Out Refi	47%
Rate-Term Refi	23%
Construction	0%
Other	0%

Full Doc	13%
No Doc	3%
Other Doc (Lim, Red, Stated, etc)	83%
Unknown	1%

2-4 Family	6%
Condo	10%
Single Family	84%
Other	0%

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 12E: Residential Prime Alt-A and Underlying Loan Characteristics at Acacia	85

Table 12F: Residential Subprime and Underlying Loan Characteristics at Acacia ($ in thousands)	86

2008
Q1
FVO: Residential Subprime CES
Market value	$10,877

Current Rating
BB	$4,670
B	291
Unrated	5,916
Total market value	$10,877

Security Type
Option ARM	$ -
ARM	-
Hybrid	8,158
Fixed	2,719
Total market value	$10,877

FVO: Residential Subprime CES
Coupon income	$1,629
Average fair-value	$13,116
Annualized interest income / avg. fair-value	49.68%

Underlying Loan Characteristics
Number of loans	153,344
Total loan face	$22,306,420
Average loan size	$145,467

Southern CA	17%
Northern CA	10%
Florida	12%
New York	6%
Georgia	2%
New Jersey	4%
Texas	5%
Arizona	3%
Illinois	3%
Colorado	2%
Virginia	2%
Other states	33%

Year 2008 origination	0%
Year 2007 origination	3%
Year 2006 origination	90%
Year 2005 origination	3%
Year 2004 origination and earlier	4%

Wtd Avg Original LTV	89%
Original LTV: 0 - 50	2%
Original LTV: 50.01 - 60	3%
Original LTV: 60.01 - 70	7%
Original LTV: 70.01 - 80	41%
Original LTV: 80.01 - 90	23%
Original LTV: 90.01 - 100	24%
Unknown	0%

Wtd Avg FICO	633
FICO: <= 600	27%
FICO: 601 - 620	14%
FICO: 621 - 640	15%
FICO: 641 - 660	15%
FICO: 661 - 680	11%
FICO: 681 - 700	7%
FICO: 701 - 720	5%
FICO: 721 - 740	3%
FICO: 741 - 760	2%
FICO: 761 - 780	1%
FICO: 781 - 800	1%
FICO: >= 801	0%
Unknown	0%

Conforming at Origination %	79%
> $1 MM %	1%

2nd Home %	1%
Investment Home %	5%

Purchase	49%
Cash Out Refi	46%
Rate-Term Refi	5%
Construction	0%
Other	0%

Full Doc	60%
No Doc	0%
Other Doc (Lim, Red, Stated, etc)	40%

2-4 Family	7%
Condo	7%
Single Family	86%
Other	0%

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 12F: Residential Subprime and Underlying Loan Characteristics at Acacia

Table 13A - Other Real Estate Investments and Underlying Characteristics at Redwood ($ in thousands)[1]

	2008	2007	2007	2007	2007
	Q1	Q4	Q3	Q2	Q1

Market value	$3,437	$11,199	$24,100	$32,204	$47,443

Current Rating
AAA	$ -	$1,386	$1,720	$1,667	$1,892
AA	-	-	-	-	-
A	-	1,061	7,468	12,131	16,260
BBB	-	1,610	2,953	4,437	5,700
BB	1,220	1,730	1,757	3,775	4,185
B	771	2,639	2,482	-	-
Non-rated	1,446	2,773	7,720	10,194	19,406
Total market value	$3,437	$11,199	$24,100	$32,204	$47,443

Security Type
ARM	$ -	$438	$466	$261	$276
Option ARM	-	1,488	2,051	2,597	3,198
Hybrid	2,613	8,409	19,812	27,418	41,501
Fixed	824	864	1,771	1,928	2,468
Total market value	$3,437	$11,199	$24,100	$32,204	$47,443

Interest income	$2,092	$1,307	$1,236	$618	$2,336

Average amortized cost	$5,836	$22,006	$29,708	$41,528	$35,228

Annualized interest income / avg amt cost	143.38%	23.76%	16.64%	5.95%	26.53%

(1) This category did not exist prior to 2007.

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 13A - Other Real Estate Investments and Underlying Characteristics at Redwood	87

Table 13B- Other Real Estate Investments and Underlying Characteristics at Acacia ($ in thousands)[1]	88

	2007	2007	2007	2007
	Q4	Q3	Q2	Q1

Market value	$322	$1,200	$1,964	$2,614

Current Rating
AAA	$227	$241	$138	$146
AA	-	-	-	-
A	-	959	1,826	2,468
BBB	-	-	-	-
BB	-	-	-	-
B	95	-	-	-
Non-rated		-	-	-
Total market value	$322	$1,200	$1,964	$2,614

Security Type
ARM	$227	$241	$138	$146
Option ARM	-	-	-	-
Hybrid	95	959	1,826	2,468
Fixed	-	-	-	-
Total market value	$322	$1,200	$1,964	$2,614

Interest income	$46	$39	$51	$129

Average amortized cost	$633	$1,479	$2,533	$1,941

Annualized interest income / avg amt cost	29.08%	10.55%	8.05%	26.53%

(1) This category did not exist prior to 2007. The FVO was adopted for IGS OREI and all OREI held at Acacia entities at January 1, 2008, so there are no longer any OREI at Acacia.

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 13B- Other Real Estate Investments and Underlying Characteristics at Acacia

Table 14: Residential Real Estate Loan Characteristics ($ in thousands)

	2008	2007	2007	2007	2007	2006	2006	2006	2006
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Residential Loans	$6,702,726	$7,106,018	$7,546,529	$8,256,759	$8,582,964	$9,212,002	$9,718,985	$10,318,641	$11,846,454
Number of loans	19,801	21,000	21,981	24,452	25,579	27,695	31,744	34,013	37,458
Average loan size	$338,504	$338	$343	$338	$336	$333	$306	$303	$316

Adjustable %	67%	68%	69%	71%	79%	85%	89%	99%	99%
Hybrid %	33%	32%	31%	29%	20%	15%	11%	1%	1%
Fixed %	0%	0%	0%	0%	1%	0%	0%	0%	0%

Amortizing %	5%	5%	5%	5%	4%	3%	3%	1%	1%
Interest-only %	95%	95%	95%	95%	96%	97%	97%	99%	99%
Negatively amortizing %	0%	0%	0%	0%	0%	0%	0%	0%	0%

Southern California	15%	14%	15%	14%	14%	13%	12%	11%	11%
Northern California	11%	10%	10%	11%	10%	10%	10%	10%	10%
Florida	13%	13%	12%	12%	13%	12%	12%	13%	12%
New York	6%	6%	6%	6%	6%	6%	6%	6%	6%
Georgia	4%	4%	4%	4%	5%	5%	5%	5%	5%
New Jersey	4%	4%	4%	4%	4%	4%	4%	4%	4%
Texas	4%	5%	5%	5%	5%	5%	5%	5%	5%
Arizona	3%	4%	4%	4%	4%	4%	4%	4%	4%
Illinois	3%	3%	3%	3%	3%	3%	3%	2%	2%
Colorado	3%	3%	3%	3%	3%	4%	4%	4%	4%
Virginia	3%	3%	3%	3%	3%	3%	3%	3%	3%
Other states (none greater than 3%)	30%	31%	31%	31%	30%	31%	32%	33%	34%

Year 2008 origination	0%	0%	0%	0%	0%	0%	0%	0%	0%
Year 2007 origination	13%	13%	12%	11%	3%	0%	0%	0%	0%
Year 2006 origination	20%	20%	19%	18%	19%	17%	10%	0%	0%
Year 2005 origination	5%	5%	5%	5%	5%	5%	5%	5%	5%
Year 2004 origination or earlier	62%	62%	64%	66%	73%	78%	85%	95%	95%

Wtd Avg Original LTV	69%	69%	68%	68%	68%	68%	68%	68%	68%
Original LTV: 0 - 50	15%	15%	15%	15%	15%	16%	15%	15%	15%
Original LTV: 50 - 60	11%	11%	11%	11%	12%	12%	12%	12%	12%
Original LTV: 60 - 70	19%	19%	19%	20%	20%	20%	20%	21%	21%
Original LTV: 70 - 80	49%	48%	48%	47%	46%	45%	46%	45%	45%
Original LTV: 80 - 90	2%	2%	2%	2%	2%	2%	2%	2%	2%
Original LTV: 90 - 100	4%	5%	5%	5%	5%	5%	5%	5%	5%

Wtg Avg FICO	732	732	732	732	727	733	730	730	730
FICO: <= 600	1%	1%	1%	1%	1%	1%	1%	1%	1%
FICO: 601 -620	1%	1%	1%	1%	1%	1%	1%	1%	1%
FICO: 621 - 640	2%	1%	2%	2%	2%	1%	1%	1%	2%
FICO: 641 -660	3%	3%	3%	3%	3%	3%	3%	3%	3%
FICO: 661 - 680	7%	7%	7%	7%	7%	8%	8%	8%	8%
FICO: 681 - 700	12%	12%	12%	12%	12%	12%	12%	12%	12%
FICO: 701 - 720	13%	14%	13%	14%	14%	14%	14%	14%	14%
FICO: 721 - 740	13%	13%	13%	13%	13%	13%	14%	13%	13%
FICO: 741 - 760	15%	15%	15%	15%	15%	15%	15%	15%	15%
FICO: 761 - 780	17%	17%	17%	17%	17%	17%	17%	17%	17%
FICO: 781 - 800	13%	13%	13%	13%	12%	12%	12%	12%	11%
FICO: >= 801	4%	3%	4%	4%	3%	3%	2%	3%	3%

Conforming balance at origination %	34%	34%	35%	35%	37%	38%	41%	45%	37%
% balance in loans > $1mm per loan	15%	15%	15%	15%	16%	18%	14%	14%	14%

2nd home %	11%	11%	11%	11%	11%	11%	11%	11%	11%
Investment home %	3%	3%	3%	3%	3%	3%	3%	3%	3%

Purchase	36%	36%	36%	35%	35%	34%	34%	33%	33%
Cash out refinance	32%	32%	32%	32%	31%	32%	32%	32%	34%
Rate-term refinance	30%	30%	31%	31%	32%	32%	32%	34%	32%
Construction	0%	0%	0%	0%	0%	0%	0%	0%	0%
Other	2%	2%	2%	2%	2%	2%	2%	1%	1%

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 14: Residential Real Estate Loan Characteristics	89

Table 15: Commercial Real Estate Loans Credit Performance ($ in thousands)

		Managed Loans	Internally-Designated Credit Reserve	External Credit Enhancement	Total Credit Protection (2)	Total Credit Protection as % of Loans	Seriously Delinquent Loans	Seriously Delinquent Loan % of Current Balance	Total Credit Losses	Third Parties' Share of Net Charge-offs/ (Recoveries)	Redwood's Share of Net Charge-offs/ (Recoveries)	Total Credit Losses As % of Loans (Annualized)

Total Managed Commercial Portfolio	2005	$46,825,453	$149,947	$714,168	$864,115	1.85%	40,916	0.09%	$1,587	$1,272	$315	0.00%
	Q1: 2006	48,366,213	175,913	645,675	821,588	1.70%	38,124	0.08%	90	55	35	0.00%
	Q2: 2006	51,635,796	200,275	653,476	853,751	1.65%	44,632	0.09%	1,463	1,463	-	0.01%
	Q3: 2006	58,106,355	266,523	678,489	945,012	1.63%	70,586	0.12%	2,167	1,705	462	0.01%
	Q4: 2006	57,789,159	303,481	472,669	776,150	1.34%	64,367	0.11%	1,156	1,132	24	0.01%
	2006	57,789,159	303,481	472,669	776,150	1.34%	64,367	0.11%	4,876	4,355	521	0.03%
	Q1: 2007	57,450,042	304,955	551,917	856,872	1.49%	77,726	0.14%	2,688	1,417	1,271	0.02%
	Q2: 2007	63,626,147	321,234	584,706	905,940	1.42%	73,104	0.10%	72	30	42	0.00%
	Q3: 2007	65,030,244	320,987	577,447	898,434	1.38%	181,473	0.28%	680	408	272	0.00%
	Q4: 2007	61,776,102	328,945	427,868	756,813	1.23%	183,093	0.30%	1,952	1,171	781	0.01%
	2007	$61,776,102	$328,945	$427,868	$756,813	1.23%	$183,093	0.30%	$5,392	$3,026	$2,366	0.01%
	Q1: 2008(1)	$54,746,581	$389,014	$63,299	$452,313	0.83%	$227,494	0.42%	$42	$4	$38	0.00%

Commercial Real Estate Loans	2005	$70,091	$8,141	$0	$8,141	11.61%	-	0.00%	$315	$0	$315	0.45%
	Q1: 2006	65,508	8,141	-	8,141	12.43%	-	0.00%	35	-	35	0.21%
	Q2: 2006	46,959	8,141	-	8,141	17.34%	-	0.00%	-	-	-	0.00%
	Q3: 2006	42,384	8,141	-	8,141	19.21%	-	0.00%	-	-	-	0.00%
	Q4: 2006	38,360	8,141	-	8,141	21.22%	-	0.00%	-	-	-	0.00%
	2006	38,360	8,141	-	8,141	21.22%	-	0.00%	35	-	35	0.36%
	Q1: 2007	38,394	10,489	-	10,489	27.32%	-	0.00%	-	-	-	0.00%
	Q2: 2007	38,311	10,489	-	10,489	27.38%	-	0.00%	-	-	-	0.00%
	Q3: 2007	38,224	10,489	-	10,489	34.07%	-	0.00%	-	-	-	0.00%
	Q4: 2007	38,111	10,489	-	10,489	27.52%	-	0.00%	-	-	-	0.00%
	2007	$38,111	$10,489	$0	$10,489	27.52%	$0	0.00%	$0	$0	$0	0.00%
	Q1: 2008(1)	$10,645	$10,626	$0	$10,626	99.82%	$0	0.00%	$0	$0	$0	0.00%

Commercial CES	2005	$46,755,362	$141,806	$714,168	$855,974	1.83%	40,916	0.09%	$1,272	$1,272	$0	0.00%
	Q1: 2006	48,300,705	167,772	645,675	813,447	1.68%	38,124	0.08%	55	55	-	0.00%
	Q2: 2006	51,588,837	192,134	653,476	845,610	1.64%	44,632	0.09%	1,463	1,463	-	0.01%
	Q3: 2006	58,063,971	258,382	678,489	936,871	1.61%	70,586	0.12%	2,167	1,705	462	0.01%
	Q4: 2006	57,750,799	295,340	472,669	768,009	1.33%	64,367	0.11%	1,156	1,132	24	0.01%
	2006	57,750,799	295,340	472,669	768,009	1.33%	64,367	0.11%	4,841	4,355	486	0.01%
	Q1: 2007	57,411,648	294,466	551,917	846,383	1.47%	77,726	0.14%	2,688	1,417	1,271	0.02%
	Q2: 2007	63,587,836	310,745	584,706	895,451	1.41%	73,104	0.10%	72	30	42	0.00%
	Q3: 2007	64,999,460	310,498	577,447	887,945	1.37%	181,473	0.28%	680	408	272	0.00%
	Q4: 2007	61,737,991	318,456	427,868	746,324	1.21%	183,093	0.30%	1,952	1,171	781	0.01%
	2007	$61,737,991	$318,456	$427,868	$746,324	1.21%	$183,093	0.30%	$5,392	$3,026	$2,366	0.01%
	Q1: 2008(1)	$54,735,936	$378,388	$63,299	$441,687	0.81%	$227,494	0.42%	$42	$4	$38	0.00%

(1) As of Q108 balances includes loans and CES held by Redwood only.
(2) The credit reserve on commercial real estate loans is only available to absorb losses on our commercial real estate loan portfolio. Internally-designated credit reserves and external credit enhancement are only available to absorb losses on the commercial CES. The credit enhancement balances shown above do not include pari passu CES owned by others. If we had included these amounts, the total credit protection would increase to 1.19% for commercial CES compared to the 0.81% shown in the table above.

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 15: Commercial Real Estate Loans Credit Performance	90

Table 16A: Commercial CES Underlying Loan Characteristics at Redwood (all $ in thousands) [1]	91

2008
Q1

Commercial CES Loans	$54,735,936
Number of loans	3,407
Average face value	$14,629

State Distribution
CA	15%
NY	13%
TX	9%
VA	5%
FL	6%
Other	52%

Property Type Distribution
Office	39%
Retail	28%
Multi-family	16%
Hospitality	7%
Self-storage	3%
Industrial	4%
Other	4%

Weighted average LTV	70%

Weighted average debt service coverage ratio	1.60

(1) Commercial real estate loan characteristics prior to first quarter 2008 were reported on a consolidated basis and are presented on Table 16 B.

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 16A: Commercial CES Underlying Loan Characteristics at Redwood

Table 16B: Commercial CES Underlying Loan Characteristics

	2007	2007	2007	2007	2006	2006	2006	2006
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Commercial CES Loans	$61,737,991	$64,999,460	$63,587,836	$57,411,648	$57,750,799	$58,063,971	$51,588,837	$48,300,705
Number of loans	4,091	4,633	4,648	3,968	3,889	4,032	3,456	3,737
Average face value	$14,398	$14,030	$13,681	$14,469	$14,850	$14,401	$14,927	$12,925

State Distribution
CA	16%	16%	16%	17%	17%	18%	18%	17%
NY	13%	13%	13%	13%	13%	11%	12%	12%
TX	8%	8%	8%	8%	8%	5%	6%	6%
VA	5%	5%	4%	4%	4%	2%	2%	2%
FL	6%	6%	6%	6%	6%	5%	5%	5%
Other	52%	52%	52%	52%	52%	59%	57%	58%

Property Type Distribution
Office	38%	39%	38%	35%	37%	30%	36%	32%
Retail	30%	30%	30%	30%	31%	32%	32%	33%
Multi-family	16%	14%	15%	12%	12%	11%	11%	16%
Hospitality	7%	7%	7%	7%	7%	6%	5%	7%
Self-storage	2%	2%	2%	3%	3%	0%	0%	0%
Industrial	4%	4%	4%	3%	3%	1%	1%	2%
Other	3%	4%	4%	10%	7%	20%	15%	10%

Weighted average LTV	70%	70%	70%	68%	69%	69%	69%	68%

Weighted average debt service coverage ratio	1.62	1.65	1.59	1.73	1.60	1.72	1.75	1.99

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 16B: Commercial CES Underlying Loan Characteristics	92

Table 17: Commercial Real Estate Loan Characteristics ($ in thousands)	93

Redwood
	2008	2007
	Q1	Q4
Commercial mortgage loans, reported value	$252	$93
Number of loans	2	2
Average loan size	$126	$47
Seriously delinquent loans	-	-
Realized credit losses	-	-
California % (based on reported value)	100%	100%

Acacia
	2008	2007
	Q1	Q4
Commercial mortgage loans, reported value	$18,801	$25,585
Number of loans	5	5
Average loan size	$3,760	$5,117
Seriously delinquent loans	-	-
Realized credit losses	-	-
California % (based on reported value)	0%	0%

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 17: Commercial Real Estate Loan Characteristics

Table 18A: Securities Portfolios Credit Rating and Collateral Type at Redwood ($ in millions)

Redwood	CURRENT RATING AT 3/31/2008
At March 31, 2008:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$98	$1	$4	$10	$5	$25	$22	$31
Residential alt-a	14	2	-	1	2	-	2	7
Residential sub-prime	2	-	-	-	1	-	-	1
Other real estate investments	3	-	-	-	-	1	1	1
Commercial	100	-	-	-	-	14	13	73
CDO	15	7	7	-	1	-	-	-
Total securities portfolio market value	$232	$10	$11	$11	$9	$40	$38	$113

Redwood	CURRENT RATING AT 12/31/2007
At December 31, 2007:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$128	$0	$1	$0	$0	$50	$40	$37
Residential alt-a	32	9	-	-	-	3	8	12
Residential sub-prime	3	-	-	-	2	-	-	1
Other real estate investments	12	1	-	1	2	2	3	3
Commercial	148	-	-	-	-	26	24	98
CDO	21	12	6	-	1	1	-	1
Total securities portfolio market value	$344	$22	$7	$1	$5	$82	$75	$152

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 18A: Securities Portfolios Credit Rating and Collateral Type at Redwood	94

Table 18B: Securities Portfolios Credit Rating and Collateral Type at Acacia ($ in millions)	95

Acacia	CURRENT RATING AT 3/31/2008
At March 31, 2007:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$311	$26	$63	$74	$71	$64	$12	$1
Residential alt-a	220	126	23	34	22	12	3	-
Residential sub-prime	161	12	64	48	26	4	-	7
Other real estate investments	-	-	-	-	-	-	-	-
Commercial	175	10	1	14	37	80	28	5
CDO	59	10	4	14	25	5	-	1
Total securities portfolio market value	$926	$184	$155	$184	$181	$165	$43	$14

Acacia	CURRENT RATING AT 12/31/2007
At December 31, 2007:	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$708	$31	$151	$172	$160	$158	$35	$1
Residential alt-a	465	204	68	87	58	43	5	-
Residential sub-prime	220	15	90	64	42	1	5	3
Other real estate investments	-	-	-	-	-	-	-	-
Commercial	427	11	1	18	60	162	77	98
CDO	124	35	23	23	33	8	1	1
Total securities portfolio market value	$1,944	$296	$333	$364	$353	$372	$123	$103

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 18B: Securities Portfolios Credit Rating and Collateral Type at Acacia

Table 18C: Securities Portfolios Collateral Type at the Opportunity Fund ($ in millions)

Opportunity Fund
At March 31, 2008:
Residential prime	$0
Residential alt-a	-
Residential sub-prime	9
Other real estate investments	-
Commercial	-
CDO	27
Total securities portfolio market value	$36

Opportunity Fund
At December 31, 2007:
Residential prime	$0
Residential alt-a	-
Residential sub-prime	3
Other real estate investments	-
Commercial	-
CDO	12
Total securities portfolio market value	$15

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 18C: Securities Portfolios Credit Rating and Collateral Type at the Opportunity Fund	96

Table 19A - Securities at Redwood excluding Acacia Market Value as a % of Principal March 31, 2008 ($ in millions)	97

	<=2004		2005		2006		2007		2008		Total
	Value	%	Value	%	Value	%	Value	%	Value	%	Value	%

Prime
Resi - IGS
AAA	$1	89%	-	-	-	-	-	-	-	-	1	89%
AA	1	65%	-	-	-	-	-	-	3	55%	4	56%
A	-	-	-	-	9	50%	-	-	1	40%	10	49%
BBB	2	35%	1	21%	-	-	-	-	2	32%	5	29%
Resi - IGS Total	4	50%	1	24%	9	50%	-	-	6	44%	20	44%

Resi - CES
BB	12	29%	7	22%	2	28%	3	17%	1	18%	25	24%
B	15	33%	2	15%	1	9%	3	12%	1	14%	22	22%
NR	21	14%	6	6%	2	5%	2	6%	-	0%	31	9%
Resi - CES Total	48	20%	15	11%	5	8%	8	10%	2	15%	78	14%

Total Prime	$52	21%	16	11%	14	16%	8	10%	8	28%	98	17%

Alt-A
Resi - IGS
AAA	$ -	-	-	-	-	-	2	30%	-	-	2	30%
A	-	-	-	-	-	-	1	95%	-	-	1	95%
BBB	-	-	-	-	1	60%	1	27%	-	-	2	34%
Resi - IGS Total	-	-	-	-	1	60%	4	33%	-	-	5	35%

Resi - CES
B	-	-	-	-	-	-	2	3%	-	-	2	4%
NR	1	5%	4	9%	1	2%	1	2%	-	-	7	4%
Resi - CES Total	1	5%	4	9%	1	2%	3	3%	-	-	9	4%

OREI	-	-	-	-	2	1%	1	10%	-	-	3	1%

Total Alt-A	$1	5%	4	9%	4	8%	8	7%	-	-	17	8%

Subprime
Resi - IGS
BBB	1	50%	-	-	-	-	-	-	-	-	1	50%
Resi - IGS Total	1	50%	-	-	-	-	-	-	-	-	1	50%

Resi - CES
NR	-	-	-	-	-	-	1	4%	-	-	1	4%
Resi - CES Total	-	-	-	-	-	-	1	4%	-	-	1	4%

Total Subprime	$1	50%	-	-	-	-	1	4%	-	-	2	18%

CDO
CDO - IGS
AAA	$ -	-	7	36%	-	-	-	-	-	-	7	36%
AA	7	54%	-	-	-	-	-	-	-	-	7	54%
BBB	-	-	-	-	-	-	1	5%	-	-	1	5%
CDO - IGS Total	7	54%	7	36%	-	-	1	5%	-	-	15	25%

Total CDO	$7	54%	7	36%	-	-	1	5%	-	-	15	25%

CMBS
Comm - CES
BB	5	54%	-	-	6	26%	3	22%	-	-	14	30%
B	-	-	-	-	7	22%	6	19%	-	-	13	21%
NR	11	22%	21	17%	35	17%	6	17%	-	-	73	18%

Total CMBS	$16	27%	21	17%	48	18%	15	19%	-	-	100	19%

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 19A - Securities at Redwood excluding Acacia Market Value as a % of Principal March 31, 2008

Table 19B - Securities at Acacia Market Value as a % of Principal March 31, 2008 ($ in millions)

	<=2004		2005		2006		2007		2008		Total
	Value	%	Value	%	Value	%	Value	%	Value	%	Value	%

Prime
Resi - IGS
AAA	$9	94%	$12	83%	$5	68%	$ -	-	$ -	-	$26	83%
AA	33	53%	18	23%	10	26%	2	20%	-	-	63	33%
A	23	44%	31	24%	17	30%	3	29%	-	-	74	30%
BBB	12	36%	33	23%	10	19%	16	27%	-	-	71	25%
Resi - IGS Total	77	49%	94	26%	42	27%	21	26%	-	-	234	31%

Resi - CES
BB	29	26%	20	21%	12	14%	3	17%	-	-	64	21%
B	3	22%	5	11%	4	13%	-	-	-	-	12	13%
NR	-	-	-	-	1	9%	-	-	-	-	1	9%
Resi - CES Total	32	25%	25	17%	17	13%	3	17%	-	-	77	18%

Total Prime	$109	38%	$119	23%	$59	21%	$24	25%	$ -	-	$311	27%

Alt-A
Resi - IGS
AAA	$6	58%	$2	40%	$75	59%	$43	52%	$ -	-	$126	56%
AA	6	39%	2	18%	9	19%	6	16%	-	-	23	21%
A	1	12%	-	-	19	13%	14	12%	-	-	34	12%
BBB	1	26%	2	7%	11	24%	8	23%	-	-	22	22%
Resi - IGS Total	14	35%	6	15%	114	26%	71	22%	-	-	205	24%

Resi - CES
BB	2	8%	1	7%	5	7%	4	7%	-	-	12	7%
B	-	8%	1	3%	2	4%	-	5%	-	-	3	4%
NR	-	-	-	-	-	-	-	4%	-	-	-	4%
Resi - CES Total	2	8%	2	5%	7	6%	4	7%	-	-	15	6%

Total Alt-A	$16	23%	$8	11%	$121	22%	$75	19%	$ -	-	$220	20%

Subprime
Resi - IGS
AAA	$ -	-	$4	72%	$ -	-	$8	78%	$ -	-	$12	76%
AA	25	57%	34	77%	3	39%	2	15%	-	-	64	59%
A	35	61%	12	44%	1	16%	-	-	-	-	48	50%
BBB	23	65%	-	-	2	11%	1	6%	-	-	26	42%
Resi - IGS Total	83	61%	50	65%	6	20%	11	28%	-	-	150	53%

Resi - CES
BB	4	49%	-	-	-	-	-	-	-	-	4	49%
B	-	-	-	-	-	-	-	-	-	-	-	0%
NR	-	-	-	-	5	5%	2	6%	-	-	7	5%
Resi - CES Total	4	49%	-	-	5	5%	2	6%	-	-	11	8%

Total Subprime	$87	60%	$50	65%	$11	8%	$13	18%	$ -	-	$161	38%

CDO
CDO - IGS
AAA	$4	37%	$4	28%	$ -	-	$2	23%	$ -	-	$10	30%
AA	3	19%	-	-	-	-	1	20%	-	-	4	19%
A	11	34%	2	22%	1	13%	-	-	-	-	14	26%
BBB	14	43%	2	14%	7	26%	2	30%	-	-	25	31%
CDO - IGS Total	32	34%	8	21%	8	23%	5	19%	-	-	53	28%

CDO - CES
BB	1	9%	3	30%	1	11%	-	-	-	-	5	13%
NR	-	-	-	-	1	3%	-	-	-	-	1	3%
CDO - CES Total	1	9%	3	30%	2	5%	-	-	-	-	6	9%

Total CDO	$33	32%	$11	22%	$10	14%	$5	19%	$0	0%	$59	23%

CMBS
Comm - IGS
AAA	$ -	-	$8	91%	$2	88%	$ -	-	$ -	-	$10	90%
AA	1	65%	-	-	-	-	-	-	-	-	1	65%
A	12	69%	2	49%	-	-	-	-	-	-	14	65%
BBB	13	70%	23	47%	1	40%	-	-	-	-	37	53%
Comm - IGS Total	26	69%	33	53%	3	62%	-	-	-	-	62	59%

Comm - CES
BB	20	43%	29	37%	29	29%	2	22%	0	-	80	34%
B	3	35%	12	32%	13	25%	-	-	-	-	28	29%
NR	-	-	-	-	5	24%	-	-	-	-	5	24%
Comm - CES Total	23	42%	41	36%	47	27%	2	22%	-	-	113	32%

Total CMBS	$49	53%	$74	42%	$50	28%	$2	22%	$0	0%	$175	38%

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 19B - Securities at Acacia Market Value as a % of Principal March 31, 2008	98

Table 19C - Securities at Opportunity Fund Market Value as a % of Principal March 31, 2008 ($ in millions)	99

	<=2004		2005		2006		2007		2008		Total
	Value	%	Value	%	Value	%	Value	%	Value	%	Value	%

Total Subprime - IGS	$9	71%	$ -	-	$ -	-	$ -	-	$ -	-	$9	71%

Total CDO - IGS	$17	30%	$10	30%	$ -	-	$ -	-	$ -	-	$27	30%

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 19C - Securities at Opportunity Fund Market Value as a % of Principal March 31, 2008

Table 20: Sequoia ABS Issued ($ in thousands)

		Original		Estimated	Outstanding
Sequoia	Issue	Issue	Stated	Callable	Balance
ABS Issued	Date	Amount	Maturity	Date	March 31, 2008

Sequoia 1	07/29/97	$534,347	2029	Called	$ -
Sequoia 2	11/06/97	749,160	2024	Called	-
Sequoia 3	06/26/98	635,288	2028	Called	-
Sequoia 1A	05/04/99	157,266	2028	Called	-
Sequoia 4	03/21/00	377,119	2024	2007	45,778
Sequoia 5	10/29/01	510,047	2026	2007	70,014
Sequoia 6	04/26/02	506,142	2027	2007	71,223
Sequoia 7	05/29/02	572,000	2032	Called	-
Sequoia 8	07/30/02	642,998	2032	Called	-
Sequoia 9	08/28/02	558,266	2032	2007	57,694
Sequoia 10	09/26/02	1,041,600	2027	2008	141,529
Sequoia 11	10/30/02	704,936	2032	2007	69,290
Sequoia 12	12/19/02	1,096,891	2033	Called	-
Sequoia 2003-1	02/27/03	1,012,321	2033	2007	139,225
Sequoia 2003-2	04/29/03	815,080	2033	2007	108,989
Sequoia 2003-3	06/26/03	538,452	2033	2007	79,833
MLCC 2003-C	06/26/03	984,349	2028	2008	126,232
MLCC 2003-D	07/29/03	1,003,591	2028	2008	144,088
Sequoia 2003-4	07/29/03	504,273	2033	2007	108,768
Sequoia 2003-5	08/27/03	840,248	2033	2007	91,369
Sequoia 2003-6	10/29/03	649,999	2033	Called	-
Sequoia 2003-7	11/25/03	811,707	2034	Called	-
Sequoia 2003-8	12/23/03	964,238	2034	2007	133,579
MLCC 2003-E	08/28/03	983,852	2028	2008	148,660
MLCC 2003-F	09/25/03	1,297,913	2028	2007	181,739
MLCC 2003-H	12/22/03	739,196	2029	2008	102,059
Sequoia 2004-1	01/28/04	616,562	2034	2007	83,598
Sequoia 2004-2	02/25/04	690,548	2034	Called	-
Sequoia 2004-3	03/30/04	917,673	2034	2007	96,517
Sequoia 2004-4	04/29/04	808,933	2034	2007	95,416
Sequoia 2004-5	05/27/04	831,540	2034	2008	101,225
Sequoia 2004-6	06/29/04	910,662	2034	2008	117,904
SEMHT 2004-01	06/29/04	317,044	2014	2008	61,788
Sequoia 2004-7	07/29/04	1,032,685	2034	2008	125,966
Sequoia 2004-8	08/27/04	807,699	2034	2008	131,706
Sequoia 2004-9	09/29/04	772,831	2034	2008	141,417
Sequoia 2004-10	10/28/04	673,356	2034	2008	115,437
Sequoia 2004-11	11/23/04	705,746	2034	2008	150,692
Sequoia 2004-12	12/22/04	821,955	2035	2008	145,540
Sequoia 2005-1	01/27/05	409,071	2035	2008	91,072
Sequoia 2005-2	02/24/05	338,481	2035	2008	63,416
Sequoia 2005-3	04/28/05	359,182	2035	2008	80,033
Madrona 2005-A	08/25/05	5,400	2008	Called	-
Sequoia 2005-4	09/29/05	324,576	2035	2009	164,340
Sequoia 2006-1	08/30/06	742,507	2046	2011	539,250
Sequoia 2007-1	03/30/07	864,089	2047	2015	755,566
Sequoia 2007-2	05/25/07	1,018,484	2038	2017	872,474
Sequoia 2007-3	07/27/07	650,375	2037	2015	636,389
Sequoia 2007-4	08/30/07	129,713	2047	2017	121,334

Total Sequoia ABS Issuance		$33,980,391			$6,511,149

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 20: Sequoia ABS Issued	100

Table 21: Sequoia IO ABS Issued ($ in thousands)	101

		Original		Estimated	Outstanding
Sequoia ABS	Issue	Issue	Stated	Callable	Balance At
IO's Issued	Date	Amount	Maturity	Date	March 31, 2008

MLCC 2003-C X-A-2	06/26/03	$12,662	2007	Matured	$0
MLCC 2003-D X-A-1	07/29/03	22,371	2007	Matured	-
MLCC 2003-E X-A-1	08/28/03	16,550	2007	Matured	-
MLCC 2003-F X-A-1	09/25/03	18,666	2007	Matured	-
Sequoia 2003-6 X-1	10/29/03	8,220	2007	Called	-
SMFC 2003A AX1	10/31/03	70,568	2007	Called	-
Sequoia 2003-7 X-1	11/25/03	10,345	2007	Called	-
Sequoia 2003-8 X-1	12/23/03	12,256	2007	Matured	-
Sequoia 2004-1 X-1	01/28/04	7,801	2007	Matured	-
Sequoia 2004-2 X-1	02/25/04	8,776	2007	Called	-
MLCC 2003-H X-A-1	12/22/03	10,430	2007	Matured	-
SMFC 2004A AX1	02/26/04	10,626	2008	2008
Sequoia 2004-4 X-1	05/28/04	9,789	2010	Matured	-
Sequoia 2004-5 X-1	05/27/04	3,371	2012	Matured	-
Sequoia 2004-6 X-A	06/29/04	10,884	2012	2008	1,018
Sequoia 2004-7 X-A	07/29/04	12,145	2034	2008	1,672
Sequoia 2004-8 X-A	08/27/04	18,270	2034	2008	2,558
Sequoia 2004-9 X-A	09/29/04	16,951	2034	2008	3,082
Sequoia 2004-10 X-A	10/28/04	14,735	2034	2008	2,606
Sequoia 2004-11 X-A-1	11/23/04	12,603	2034	2008	2,987
Sequoia 2004-11 X-A-2	11/23/04	4,697	2034	2008	1,287
Sequoia 2004-12 X-A-1	12/22/04	14,453	2035	2008	3,058
Sequoia 2004-12 X-A-2	12/22/04	5,081	2035	2008	5,081
Sequoia 2005-1 X-A	01/27/05	9,669	2035	2008	2,376
Sequoia 2005-2 X-A	02/24/05	7,484	2035	2008	1,569
Sequoia 2005-3 X-A	04/28/05	8,183	2035	2008	2,222

Total Sequoia IO ABS Issuance		$357,586			$29,516

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 21: Sequoia IO ABS Issued

Table 22: Acacia CDO ABS Issued ($ in thousands)

		Original		Optional	Principal
	Issue	Issue	Stated	Redemption	Outstanding At
CDO Issuance	Date	Amount	Maturity	Date	March 31, 2008

Acacia CDO 1	12/10/02	$285,000	2023	Called	$0
Acacia CDO 2	05/13/03	283,875	2023	Called	-
Acacia CDO 3	11/04/03	284,250	2038	Called	-
Acacia CDO 4	04/08/04	293,400	2039	Called	-
Acacia CDO 5	07/14/04	282,125	2039	2007	200,070
Acacia CDO 6	11/09/04	282,000	2040	2007	229,480
Acacia CDO 7	03/10/05	282,000	2045	2008	280,815
Acacia CDO 8	07/14/05	252,000	2045	2008	247,838
Acacia CRE 1	12/14/05	261,750	2045	2010	247,543
Acacia CDO 9	03/09/06	277,800	2046	2009	277,787
Acacia CDO 10	08/02/06	436,500	2046	2009	427,208
Acacia CDO 11	02/15/07	476,660	2047	2010	476,660
Acacia CDO 12	05/18/07	458,000	2047	2010	458,000
Acacia CDO OA 1	06/14/07	486,000	2052	2010	494,182	(1)

Total Acacia CDO Issuance		$4,641,360			$3,339,583

(1) The principal outstanding for Acacia CDO OA 1 includes $8.2 million of additional principal outstanding related to deal issuance costs.

THE REDWOOD REVIEW 1ST QUARTER 2008	Table 22: Acacia CDO ABS Issued	102